UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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REPUBLIC SERVICES, INC.

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THANK YOU FOR ALL YOU DO
REPUBLIC SERVICES

REPUBLIC® SERVICES

We'll handle it from here.®

2021 Proxy Statement & Notice of Annual Meeting of Shareholders

THANK YOU FOR BEING
#CommittedToServe

REPUBLIC(R) SERVICES We'll handle it from here. 2021 Proxy Statement & Notice of Annual Meeting of Shareholders

We Are Committed to Serve The COVID-19 pandemic struck the U.S. early in 2020 with little warning and escalated fiercely across the world, changing our way of life and business landscape. Our 35,000 employees didn't miss a beat as the majority of our workforce remained in the field, continuing to provide a valuable, essential service to our customers and communities. We responded to unprecedented challenges with swift and comprehensive action to help protect and support our employees, customers and communities. REPUBLIC'S RESPONSE TO THE COVID-19 PANDEMIC Distributed hundreds of thousands of masks and sanitation supplies to protect our employees Transitioned more than 1,200 customer service employees to a remote work environment in only three days, while maintaining exceptional customer service Offered 10 additional days of PTO for any employee diagnosed with or required to quarantine due to exposure to COVID-19 as well as guaranteed a 30-hour workweek Adjusted our healthcare plans to cover copays and medical expenses related to COVID-19 treatment along with virtual and early prescription refills and enhanced EAP support for mental health and well ness OUR COMMITMENT $3M Contribution to our charitable foundation to support the rebuilding of small businesses $11M Gift cards given to frontline employees to support the local economy $6M Spent at local restaurants for meals for employees and their families $14M Committed to Serve awards of $500 given to each of our 28,000 frontline employees

REPUBLIC(R) SERVICES We'll handle it from here(R).

April 6, 2021

Dear Shareholder,

Without question, 2020 was a year of unprecedented challenges – for the Republic Services team, our customers, our communities and our business. However, the durable foundation we built over the past decade enabled us to remain resilient and face these challenges from a position of strength – resulting in record-setting operational and financial results, and outperforming expectations for the year. Our strong team of 35,000 dedicated employees delivered, adapted and managed the business to continue to create long-term value for all of our stakeholders and provide essential environmental services for our customers.

This foundation includes our market position, operating model and talent. We maintain a #1 or #2 leading position in 95% of the markets in which we operate and we invested over $600M in 2020 to further strengthen our market position. We execute standardized processes to deliver a superior customer experience and operational excellence to all of our customers, with a safety performance approximately 39% better than the industry average. Our focus on attracting and retaining the best talent, coupled with fostering a culture of inclusion and diversity, has resulted in a high level of engagement by our people.

We are committed to profitable growth.

We continue to focus on growth opportunities in our most profitable lines of business and those with opportunity for outpaced volume growth. To effectively execute our strategic plan, we prioritize the development of and investment in capabilities that differentiate us in the marketplace. These capabilities include:

Customer Zeal: We drive customer loyalty by offering differentiated products and services specifically designed to meet our customers’ needs. We have a customer-centric culture and key initiatives to create a superior customer experience.

Digital Platform: We leverage data to enhance our service offerings, drive operational efficiencies and provide a seamless customer experience.

Sustainability: We protect our Blue Planet® by providing customers with environmentally responsible solutions.

We are committed to sustainability.

Sustainability is embedded in our strategy and our multi-year financial plans, and tied to the performance expectations of management. We’ve made meaningful progress toward the ambitious goals set in 2019, which are designed to significantly benefit the environment and society while enhancing the foundation and profitability of our business over the long term. Our sustainability performance continues to receive external accolades, and we were recently named to the Dow Jones Sustainability World and North America Indices for the fifth consecutive year.

In 2020, we took a clear leadership position in the industry to embrace electrification for our fleet as part of our commitment to reduce carbon emissions. We believe this emerging technology will be the preferred choice to power recycling and solid waste trucks and equipment in the future, and are actively working with multiple suppliers in this area. We recently made a minority investment and entered into a strategic alliance with Romeo Power to further explore electric solutions.

We are committed to our employees.

Approximately 47% of our workforce is racially or ethnically diverse, and we believe the composite strength of our employees’ ideas – built on their unique experiences and backgrounds – is essential to our ability to meet and anticipate our customers’ needs. Of course, we recognize a meaningful commitment to inclusion and diversity starts at the top. Today, 50% of our Board is composed of women and minority directors, the average tenure is just under five years, and 11 of 12 directors are independent. Our Board is actively involved in overseeing the Company’s human capital management program, described in this proxy statement, which advances inclusion and diversity, talent development, employee wellness and other important priorities.

We are Committed to Serve.

We’ve always been proud of our role as an essential service provider. Our team demonstrates a passion for customer service and safety while making 5 million pickups every day and delivering innovative environmental solutions. Simply put, it’s a commitment to serve that intensified in unimaginable ways in 2020.

The majority of our workforce remained in the field as the pandemic worsened, and the Company took swift and comprehensive action to help protect our employees, customers and communities. Our frontline employees in particular have been nothing short of heroic, and throughout this proxy statement we’ve highlighted examples of their actions over the course of the year. On the inside cover we’ve detailed key elements of our $30+ million Committed to Serve initiative, launched in early 2020 to recognize the contributions of our frontline team while also supporting our small business customers and the communities we serve.

We thank the entire Republic Services team for their hard work and extra efforts that made our 2020 results possible.

For further information about the 2021 Annual Meeting, please call (800) 248-3170	Republic Services, Inc. 2021 Proxy Statement | 3

A special message from our Chairman of the Board.

We recently announced the completion of our multi-year succession planning process and Don’s transition as Chief Executive Officer. The Company and our shareholders have benefited under Don’s superb leadership and vision in innumerable ways over his 35 years at the Company, including the tripling of both the stock price and market cap during Don’s last 10 years as CEO. We extend our profound thanks and gratitude to Don for his extraordinary performance, and his relentless dedication to the business. We also express our admiration for Don as he has left an indelible mark on Republic by delivering sustainable shareholder value, creating a highly ethical, inclusive, and engaged culture, and establishing a recognized Company brand and a clear identity for Republic’s people. Don also achieved the unmistakable legacy of building the Company and professionalizing the industry.

Don and the Board worked together on this thoughtful and comprehensive CEO succession planning process which culminated in the unanimous appointment by the Board of a strong and capable successor, our President, Jon Vander Ark. Jon will succeed Don as CEO, effective June 25, 2021 and will become a member of the Board on July 1, 2021. We believe that Jon’s appointment positions Republic well for continued sustainable long-term success.

A special message from our CEO.

It has been a pleasure to serve as the CEO of Republic Services for the past decade. I am so proud of what our team has achieved for our shareholders, our people, our customers, and our communities during my tenure as CEO. I believe that substantial and lasting value has been created for all stakeholders. We’ve got great momentum in the business, and I am confident that Jon and the team will keep that momentum going. Thank you for your continued support and investment in Republic Services.

It is our pleasure to invite you to join our virtual Annual Meeting of Shareholders at 10:30 a.m. Pacific Time on Friday, May 21, 2021, via webcast at www.virtualshareholdermeeting.com/RSG2021.

MANUEL KADRE Chairman of the Board

DONALD W. SLAGER Chief Executive Officer

4 | Republic Services, Inc. 2021 Proxy Statement	For further information about the 2021 Annual Meeting, please call (800) 248-3170

NOTICE OF THE 2021 ANNUAL MEETING OF SHAREHOLDERS

Important notice regarding the availability of proxy materials for the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Republic Services, Inc., a Delaware corporation. This Proxy Statement relating to the Annual Meeting and the Annual Report on Form 10-K for the year ended December 31, 2020 are available at www.proxyvote.com.

ANNUAL MEETING OF SHAREHOLDERS
Date:	Friday, May 21, 2021

Time:	10:30 a.m., Pacific Time

Place:	Via webcast at www.virtualshareholdermeeting.com/RSG2021

Items of Business

1.	To elect the 11 director nominees listed in this proxy statement to serve until the 2022 annual meeting of shareholders or until their respective successors are duly elected and qualified;
2.	To hold an advisory vote to approve our named executive officer compensation;
3.	To ratify the appointment of our independent registered public accounting firm for 2021;
4.

To consider and act upon a shareholder proposal regarding the integration of environmental, social, and governance (ESG) metrics into executive compensation, if properly presented at the Annual Meeting; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Record Date

Only shareholders of record at the close of business on March 22, 2021 are entitled to notice of and to vote at the Annual Meeting or any adjournment of it. A list of such shareholders will be available commencing April 6, 2021 and may be examined prior to the Annual Meeting at our corporate headquarters during normal business hours.

Availability of Proxy Materials

We are pleased to utilize Securities and Exchange Commission rules that allow us to furnish these proxy materials and our Annual Report on Form 10-K in digital form online. Shareholders of record will be mailed a Notice of Internet Availability of Proxy Materials, which provides instructions on how to access the proxy materials and our Annual Report on Form 10-K online and, if they prefer, how to request paper copies of these materials. We believe providing these materials online enables us to reduce the environmental impact of our Annual Meeting and lower our printing and delivery costs while providing shareholders with the information they need more quickly and efficiently.

Proxy Voting

Your participation at our Annual Meeting is important. To ensure your representation, if you do not expect to participate in the virtual meeting, please vote your shares as instructed in your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card at your earliest convenience. Your prompt return of proxies will ensure a quorum and save us the expense of further solicitation.

Virtual Meeting

Due to the public health impact of the COVID-19 pandemic, travel concerns and the protocols that federal, state, and local governments may impose, we have decided to hold this year’s Annual Meeting in a virtual meeting format only. Shareholders of record at the close of business on the Record Date may attend the Annual Meeting as well as vote and submit questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/RSG2021 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials. The format of the Annual Meeting will ensure that shareholders are afforded the same rights and opportunities to participate as they would at an in-person meeting.

To submit questions related to the Annual Meeting agenda in advance of the Annual Meeting, visit www.proxyvote.com before 11:59 p.m., Pacific Time on May 20, 2021 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instructions form, or proxy card. Questions pertinent to meeting matters will be answered during the meeting as time allows. Answers to any questions properly presented but not addressed during the meeting will be posted following the meeting on the investors section of our website.

By Order of the Board of Directors,

MANUEL KADRE Chairman of the Board	DONALD W. SLAGER Chief Executive Officer

Phoenix, AZ

April 6, 2021

6	|	Republic Services, Inc. 2021 Proxy Statement

Proxy Statement Table of Contents

Certain Relationships and Related Party Transactions	41
Security Ownership of the Board of Directors and Management	42
Security Ownership of Five Percent Shareholders	43

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 21, 2021: This Proxy Statement relating to the 2021 Annual Meeting of Shareholders and the Annual Report on Form 10-K for the year ended December 31, 2020 are available at www.proxyvote.com.

PROXY SUMMARY

    PROXY SUMMARY

We are providing this Proxy Statement (“Proxy Statement”) to shareholders in connection with the solicitation by the Board of Directors (the “Board”) of Republic Services, Inc., a Delaware corporation (“Republic,” “Republic Services,” the “Company,” “we,” “us” or “our”), of proxies to be voted at the annual meeting of shareholders to be held virtually on May 21, 2021 (the “Annual Meeting”), and at any adjournment thereof, for the purposes set forth in the accompanying notice. This proxy summary is intended to provide an overview of the items contained in this Proxy Statement. We encourage you to read the entire Proxy Statement for additional information prior to voting your shares.

ANNUAL MEETING OF SHAREHOLDERS
Date and Time:	Friday, May 21, 2021, at 10:30 a.m., Pacific Time

Place:	Via webcast at www.virtualshareholdermeeting.com/RSG2021

Record Date:	Shareholders as of March 22, 2021 are entitled to attend and vote

Proposals and Board Recommendations		BOARD’S RECOMMENDATION	PAGE REFERENCE

Proposal 1	Election of the 11 Director Nominees in this Proxy Statement	FOR	85

Proposal 2	Advisory Vote on Named Executive Officer Compensation	FOR	86

Proposal 3	Ratification of Independent Registered Public Accounting Firm for 2021	FOR	87

Proposal 4	Shareholder Proposal to Integrate ESG Metrics into Executive Compensation	AGAINST	88

                              10    |    Republic Services, Inc. 2021 Proxy Statement

2020 Business and Performance Highlights

During 2020, we continued to create value for our shareholders. Our performance reflects the strong foundation we have built over the last decade and the resiliency of our business. We continue to focus on executing our strategy designed to generate profitable growth by sustainably managing our customers’ needs, manage our cost structure, generate consistent earnings and free cash flow growth, improve return on invested capital, and increase cash returns to our shareholders. We outperformed our adjusted earnings per share (“EPS”) and adjusted free cash flow (“FCF”) guidance despite volume declines related to the COVID-19 pandemic. Highlights of the year include:

130	$1.24B	8%

Expanded adjusted EBITDA(1) 130 basis points	Generated $1.24 billion of adjusted free cash flow(1)	Grew adjusted EPS(1) 8%

70	$621M	$600M+

Improved adjusted free cash flow(1) conversion 70 basis points	Returned $621 million to shareholders through share repurchases and dividends	Invested over $600 million in acquisitions

(1)

Adjusted EPS, adjusted EBITDA and adjusted free cash flow are non-GAAP financial measures. For a reconciliation of these non-GAAP measures to the comparable measures in accordance with GAAP, see “Reconciliation of GAAP to Non-GAAP Financial Measures” in the Annex on page 97.

Environmental, Social and Governance (ESG) Leadership

Our sustainability goals and practices are core to our business and are integrated into our business strategy as well as our long-term financial targets. Sustainable business practices are embedded in our day-to-day operations, which improve our profitability and support long-term value creation for our shareholders. The Board, through its Sustainability & Corporate Responsibility Committee, is responsible for overseeing our management’s handling of environmental, social and enterprise risks, including environmental and corporate sustainability related risks and opportunities posed to the Company. As a result of this ongoing commitment to sustainable business practices, we have been recognized for our leading performance in several key areas including employee engagement, ethics, innovation, climate change and sustainability.

Republic Services, Inc. 2021 Proxy Statement | 11

DIRECTOR NOMINEES AND CORPORATE GOVERNANCE HIGHLIGHTS

The table below lists the names of our director nominees and the standing committees on which they serve as of the mailing date of this Proxy Statement.

DIRECTOR NAME	AGE	DIRECTOR SINCE	COMMITTEES	INDEPENDENT

Manuel Kadre (Chairman)	55	2014	—

Tomago Collins	49	2013	Sustainability & Corporate Responsibility Committee (Chair) and Audit Committee

Michael A. Duffy	51	2020	Audit Committee and Sustainability & Corporate Responsibility Committee

Thomas W. Handley	66	2016	Management Development & Compensation Committee (Chair) and Nominating & Corporate Governance Committee

Jennifer M. Kirk	46	2016	Audit Committee (Chair) and Nominating & Corporate Governance Committee

Michael Larson	61	2009	Nominating & Corporate Governance Committee (Chair) and Management Development & Compensation Committee

Kim S. Pegula	51	2017	Management Development & Compensation Committee and Sustainability & Corporate Responsibility Committee

James P. Snee	54	2018	Nominating & Corporate Governance Committee and Management Development & Compensation Committee

Brian S. Tyler	54	2021	Audit Committee and Sustainability & Corporate Responsibility Committee

Sandra M. Volpe	53	2016	Nominating & Corporate Governance Committee and Sustainability & Corporate Responsibility Committee

Katharine B. Weymouth	54	2018	Audit Committee and Management Development & Compensation Committee

                              12    |    Republic Services, Inc. 2021 Proxy Statement

Leadership Transitions

On March 26, 2021, Donald W. Slager, the Company’s Chief Executive Officer (CEO), gave his one-year notice of his intent to retire from the Company. The Board accepted the notice of retirement from Mr. Slager and waived Mr. Slager’s one-year notice requirement. The Board elected Jon Vander Ark, the Company’s President, to succeed Mr. Slager as CEO, effective June 25, 2021. Mr. Vander Ark’s appointment is the result of the active engagement by Mr. Slager and the Board in a thoughtful and comprehensive multi-year CEO succession planning process. During this time, our entire Board had the opportunity to regularly evaluate and observe Mr. Vander Ark as a member of the executive team. In order to implement this successful transition, the Board has retained Mr. Slager in a consultancy role through December 31, 2021, positioning him to provide continuity as well as advice and guidance to Mr. Vander Ark during this transition period.

Board Highlights

Our Board is comprised of highly engaged and skilled directors with varied experiences and backgrounds, who bring diverse perspectives to their oversight of our business, while representing the long-term interests of our shareholders.

Board Refreshment

We are committed to maintaining a Board that has a balanced mix of skills and attributes, and we accomplish this through our active refreshment and director succession planning process. To that end, following the retirement of Messrs. Rodriguez and Trani in 2020, we added Michael A. Duffy as a new director. Mr. Duffy brings extensive senior leadership and supply chain experience from his role as CEO of FleetPride, Inc. and his tenure as CEO of C&S Wholesale Grocers, Inc., as well as his time as division president at Cardinal Health. In addition, effective April 1, 2021, we added Brian S. Tyler as a new director. As the current CEO of McKesson Corporation, Mr. Tyler brings substantial leadership and management experience to our Board.

Board Practices

Our Board has developed a robust set of practices to help ensure appropriate composition and effective functioning. The Board maintains a regular Board evaluation process that is closely linked with ongoing succession planning, as well as a commitment to regular board refreshment based on the Company’s current and future needs and strategic priorities.

The following chart summarizes the independence, tenure, age and diversity of our director nominees.

Corporate Governance Highlights

We continuously monitor developments and best practices in corporate governance and enhance our practices as warranted and based on shareholder feedback. Key features of our corporate governance practices are noted below:

Shareholder Engagement Program	Board Sustainability & Corporate Responsibility Committee

Proxy Access Right	Thoughtful Board Evaluation Process

Independent Board Chairman	Formal Onboarding Program for New Directors

Director and Executive Succession Planning	Majority Vote Standard

Independent Board (all 11 director nominees)	Deferral of Compensation for Directors (restricted stock units or cash)

No Supermajority Vote Requirements	Code of Business Ethics and Conduct

Shareholder Action by Written Consent	Political Contributions Policy

Independent Board Committees	Mandatory Retirement Age for Directors

Annual Director Elections	Anti-Hedging and Anti-Pledging Policies

Human Rights Policy	One Share, One Vote Structure

Republic Services, Inc. 2021 Proxy Statement | 13

Executive Compensation Highlights

Components of Our Executive Compensation Program

The Management Development & Compensation Committee (the “Compensation Committee”) is committed to a performance-based executive compensation program that enables us to attract, retain and motivate our leadership team in a way that drives financial success and sustained shareholder value creation. The core compensation elements for the executive officers listed in the Summary Compensation Table (referred to as “named executive officers” or “NEOs”) are:

•	base salary;
•	annual cash incentive based on target; and
•	long-term incentive (“LTI”) awards based on pre-determined targets, which are delivered in performance shares (“PSUs”) and restricted stock units (“RSUs”).

Our annual incentive metrics are designed to encourage profitable growth and are widely accepted by the investment community as important performance metrics, while our LTI metrics are designed to grow our business with an emphasis on cash flow while maximizing investment returns and aligning interests between our executives and shareholders. Together, these metrics provide the appropriate balance to drive financial and operational performance that will build long-term value for our shareholders.

                              14    |    Republic Services, Inc. 2021 Proxy Statement

Executive Compensation Link to Strategy

Our compensation program is focused on achieving key financial results that support shareholder value creation. We maintain rigorous performance goals on a bottom-up basis, reflecting management initiatives, such as profitable revenue growth, controllable operating expenses, capital investment and M&A, and the impact of anticipated external factors, such as the macroeconomic environment, CPI impact on pricing, commodity pricing and regulatory changes. Progress towards our sustainability goals are included within each of our management initiatives and therefore are directly linked to our executive compensation. For example, one of our sustainability goals is to reduce our OSHA total recordable incident rate to 2.0 or less by 2030. The reduced safety expense related to achieving this goal is reflected in our three-year plan. Similarly, our regenerative landfills goal is to increase biogas sent to beneficial reuse by 50% by 2030. The incremental profit associated with additional landfill-gas-to-energy projects is also embedded in our three-year plan. To align management incentives, our metrics and performance targets focus on factors that management can impact, rather than external factors that are outside of management’s control or ability to mitigate.

Compensation Governance Highlights

We have established a number of compensation best practices that help ensure our compensation program remains aligned with shareholder interests.

Pay-for-Performance Incentive Structures	Active Management of Dilution from Equity Plans

Stock Ownership Guidelines for Senior Management	No Dividends on Unearned PSUs

Stock Ownership Guidelines for Directors	Limited Perquisites

Independent Compensation Consultant	No Excise Tax Gross-Ups

Clawback Policy	No Hedging, Pledging or Short Sales

Double Trigger Change in Control Provisions	Annual Risk Assessment of Compensation Program

We encourage you to read the entire Proxy Statement for additional information prior to voting your shares.

Republic Services, Inc. 2021 Proxy Statement | 15

BOARD AND GOVERNANCE

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Republic’s Board of Directors

Republic’s Board currently consists of 12 directors; however, Donald W. Slager gave notice of his intent to retire from the Company and will not be standing for re-election at the Annual Meeting. Mr. Slager has been with the Company for 35 years and has served on the Board for the last 11 years. Mr. Slager has been an esteemed leader and member of the Board and we humbly appreciate his many years of service. Since Mr. Slager is not standing for re-election, the Board has adopted a resolution reducing the size of the Board to 11 directors effective upon the Annual Meeting date. The Board intends to expand the size of the Board to 12 and appoint Mr. Vander Ark to the Board effective July 1, 2021.

The Board’s Nominating & Corporate Governance Committee (the “Governance Committee”) evaluated our director nominees in accordance with the Governance Committee’s charter and our Corporate Governance Guidelines and submitted the nominees to the full Board for approval. We believe that each of our director nominees is highly qualified and collectively, they represent the best mix of experience, wisdom, integrity, and ability to advance Republic’s strategy and serve the interests of all our stakeholders.

Tomago Collins Michael A. Duffy Thomas W. Handley Manuel Kadre Jennifer M. Kirk Michael Larson Kim S. Pegula Donald W. Slager James P. Snee Sandra M. Volpe Katharine Weymouth

*	Mr. Brian S. Tyler is not pictured as he did not join our Board until April 1, 2021.

Our 11 director nominees are each highly engaged and skilled professionals who recognize that strong corporate governance contributes to long-term shareholder value.

                              18    |    Republic Services, Inc. 2021 Proxy Statement

Biographical Information Regarding Director Nominees

Manuel Kadre Chairman of the Board since 2017; Director since June 2014 Committees: None

RELEVANT SKILLS AND QUALIFICATIONS

•  Chief Executive and Management experience gained as Chief Executive Officer of Gold Coast Caribbean Importers and MBB Auto, LLC

•  Financial and Strategy experience from his leadership roles in acquiring and managing several businesses as well as running successful businesses that are focused on positioning well-known brands in highly regulated markets

CAREER HIGHLIGHTS

MBB Auto, LLC, 2012 – Present

•	Chief Executive Officer

Gold Coast Caribbean Importers, 2005 – 2014

•	Chief Executive Officer

CC1 Companies, 1995 – 2009

•	President, Vice President, General Counsel and Secretary

OTHER PUBLIC COMPANY DIRECTORSHIPS

(within the past 5 years)

•	Mednax, Inc., 2007 – Present (Lead Independent Director, Member of the Compensation Committee, Strategy Committee, and Chair of the Nominating and Corporate Governance Committee)
•	The Home Depot, Inc., 2018 – Present (Member of the Audit Committee and the Finance Committee)

ADDITIONAL EXPERIENCE AND SERVICE

•	Board of Trustees, University of Miami
•	Board of Directors, University of Miami Health System

Tomago Collins Director since August 2013; Committees: Sustainability & Corporate Responsibility (Chair), Audit

RELEVANT SKILLS AND QUALIFICATIONS

•  Communications and Public Affairs experience gained as the strategic public affairs and communications executive for all Kroenke Sports & Entertainment-owned sports, entertainment, media, real estate, ranch and vineyard products, including Arsenal Football Club, Los Angeles Rams, Denver Nuggets, Altitude Sports & Entertainment network and Ball Arena

•  Strategy and M&A experience gained from his role with Kroenke, where Mr. Collins works closely with senior management on business development, mergers and acquisitions, and strategic planning

CAREER HIGHLIGHTS

Kroenke Sports & Entertainment, 2003 – Present

•	Executive Vice President, Communications and Business Development

The (Louisville) Courier-Journal and CNN International

•	Journalist

OTHER PUBLIC COMPANY DIRECTORSHIPS

(within the past 5 years)

•	AutoNation, Inc., 2014 – 2019

ADDITIONAL EXPERIENCE AND SERVICE

•	Director, Global Down Syndrome Foundation
•	Director, Four Seasons Hotels and Resorts

Republic Services, Inc. 2021 Proxy Statement | 19

Michael A. Duffy Director since July 2020; Committees: Audit, Sustainability & Corporate Responsibility

RELEVANT SKILLS AND QUALIFICATIONS

•  Leadership, Management, and Chief Executive experience gained as the current Chief Executive Officer of FleetPride, Inc. and former Chief Executive Officer of C&S Wholesale Grocers, Inc.

•  Operations and Supply Chain experience from his roles managing the supply chains of Cardinal Health, Inc. and The Procter & Gamble Company

CAREER HIGHLIGHTS

FleetPride, Inc., 2021 – Present

•	Chief Executive Officer

C&S Wholesale Grocers, Inc., 2017 – 2020

•	Chief Executive Officer

Cardinal Health, Inc., 2006 – 2017

•	President, Hospital Solutions & Global Supply Chain
•	President, Medical Products
•	Various executive positions with increasing responsibility

The Procter & Gamble Company, 2005 – 2006

•	Vice President, Global Supply Chain

Gillette Company, 2001 – 2005 (acquired by The Procter & Gamble Company in 2005)

•	Vice President, North America Value Chain

New York Consulting Partners, 1997 – 1999, 2000 – 2001

•	Partner

ADDITIONAL EXPERIENCE AND SERVICE

•	Former Board Member, Food Marketing Institute
•	Former Board Member, Retail Industry Leaders Association
•	Former Board Member, C&S Wholesale Grocers
•	Former Board Member, Columbus Metropolitan Library System
•	Former Board Member, Council for Supply Chain Management Professionals

Thomas W. Handley Director since July 2016; Committees: Management Development & Compensation (Chair), Nominating & Corporate Governance

RELEVANT SKILLS AND QUALIFICATIONS

•  Operations and Management experience gained as the Chief Operating Officer for the investment operations of William H. Gates III, responsible for Mr. Gates’ non-Microsoft investments as well as the investments of the Bill & Melinda Gates Foundation Trust, and from his former role as the President and Chief Operating Officer of Ecolab Inc.

•  Strategy and Marketing experience from his extensive history with The Procter & Gamble Company, which focused on marketing and strategic planning for a global business unit

CAREER HIGHLIGHTS

William H. Gates III, 2019 – Present

•	Chief Operating Officer
•	Includes management of investment operations for personal assets and for the Bill & Melinda Gates Foundation Trust

Ecolab Inc., 2003 – 2019

•	Special Advisor to the CEO responsible for the spin-off of Ecolab’s upstream energy business, April 2019 – August 2019
•	President and Chief Operating Officer, 2012 – 2019
•	Various executive positions with increasing responsibility

The Procter & Gamble Company, 1981 – 2003

•	Vice President, Global Planning, Marketing and Always Global Franchise
•	Various positions in general and brand management both in the United States and internationally

OTHER PUBLIC COMPANY DIRECTORSHIPS

(within the past 5 years)

•	HB Fuller Company, 2010 – Present (Member of the Compensation Committee and the Audit Committee)

ADDITIONAL EXPERIENCE AND SERVICE

•	Board Member, 5th Avenue Theater Association
•	Former Director and Member, National Association of Manufacturers Executive Board (organization’s governing board)
•	Former Board Member and Former Chair, Ordway Center for Performing Arts

                              20    |    Republic Services, Inc. 2021 Proxy Statement

Jennifer M. Kirk Director since July 2016; Committees: Audit (Chair), Nominating & Corporate Governance

RELEVANT SKILLS AND QUALIFICATIONS

•  Accounting and Financial experience gained from over 25 years in finance, accounting and compliance, including her current position as Senior Vice President, Global Controller and Chief Accounting Officer at Medtronic

•  Leadership and Management experience gained from leading global business operations financial support and finance business processes

CAREER HIGHLIGHTS

Medtronic PLC, 2021 – Present

•	Senior Vice President, Global Controller and Chief Accounting Officer

Occidental Petroleum Corporation, 1999 – 2020

•	Senior Vice President, Integration and Value Capture
•	Vice President, Controller and Chief Accounting Officer
•	Controller, Oil and Gas Division
•	Various operational and HQ positions with increasing responsibility

Arthur Andersen LLP, 1996 – 1999

•	Responsibilities encompassed all areas of financial statement audits including planning, supervision and financial statement reporting at both a staff and senior level

OTHER PUBLIC COMPANY DIRECTORSHIPS

(within the past 5 years)

•	Western Midstream Partners, LP, 2019 – 2020

ADDITIONAL EXPERIENCE AND SERVICE

•	Director, Boys and Girls Club of Greater Houston, 2017 – 2020
•	Director, Women’s Chamber of Commerce Houston, 2017 – 2020
•	Member, Chief Accounting Officer Network and the American Institute of Certified Public Accountants
•	Volunteer, Juvenile Diabetes Research Foundation

Michael Larson Director since October 2009; Committees: Nominating & Corporate Governance (Chair), Management Development & Compensation

RELEVANT SKILLS AND QUALIFICATIONS

•  Financial experience gained as Chief Investment Officer to William H. Gates III, responsible for Mr. Gates’ non-Microsoft investments as well as the investments of the Bill & Melinda Gates Foundation Trust

•  Investment and Leadership experience gained from over 40 years of making investments and acquiring a broad understanding of the capital markets, business cycles, capital investment and allocation and an appreciation of the interests of long-term shareholders (including the perspective of our largest shareholder, Mr. Gates’ Cascade Investment, L.L.C.)

CAREER HIGHLIGHTS

William H. Gates III, 1994 – Present

•	Chief Investment Officer
•	Includes investment management for personal assets and for the Bill & Melinda Gates Foundation Trust

Additional Experience, Prior to 1994

•	Harris Investment Management
•	Putnam Investments
•	ARCO

OTHER PUBLIC COMPANY DIRECTORSHIPS

(within the past 5 years)

•	Ecolab Inc., 2012 – Present (Chair of the Finance Committee and Member of the Safety, Health and Environment Committee)
•	Fomento Económico Mexicano, S.A.B.de C.V., 2011 – Present
•	AutoNation, Inc., 2010 – 2018

ADDITIONAL EXPERIENCE AND SERVICE

•	Member of the Western Asset Funds Board of Directors, which oversees a number of closed-end funds and mutual funds within the Western Asset Management fund complex
•	Member of the Audit, Governance and Nominating, Executive and Contracts, and Investment and Performance Committees

Republic Services, Inc. 2021 Proxy Statement | 21

Kim S. Pegula Director since July 2017; Committees: Management Development & Compensation, Sustainability & Corporate Responsibility

RELEVANT SKILLS AND QUALIFICATIONS

•  Leadership, Management, and Chief Executive experience gained as President and Chief Executive Officer of Pegula Sports & Entertainment, a multifaceted management company that oversees the business operations of a variety of professional sports, entertainment, real estate, financial and hospitality entities

•  Marketing and Strategy experience in creating, developing and operating successful brands and sports franchises

CAREER HIGHLIGHTS

NHL Buffalo Sabres, 2011 – Present

•	Owner, 2011 – Present
•	President, 2017 – Present

NFL Buffalo Bills, 2014 – Present

•	Owner, 2014 – Present
•	President, 2017 – Present

Pegula Sports & Entertainment, 2014 – Present

•	President, Chief Executive Officer and Owner

East Management Services and East Asset Management, 2010 – Present

•	Chief Operating Officer

East Resources, Inc. (Sold to Royal Dutch Shell in 2010)

•	Communications and Investor Relations Director, 1991 – 2010
•	Officer, 2000 – 2010

OTHER PUBLIC COMPANY DIRECTORSHIPS

•	East Resources Acquisition Company, 2020 – Present

ADDITIONAL EXPERIENCE AND SERVICE

National Football League

•	Business Ventures Committee, 2017 – Present
•	NFL Fan Engagement, Major Events Advisory Committee, 2015 – Present
•	NFL Foundation Committee, 2015 – Present
•	Workplace Diversity Committee, 2019 – Present

National Hockey League

•	Board of Governors, 2011 - Present
•	Hockey Hall of Fame and Museum Board, 2018 - Present
•	Co-chair of the NHL Diversity and Inclusion Council, 2020 – Present

James P. Snee Director since July 2018; Committees: Management Development & Compensation, Nominating & Corporate Governance

RELEVANT SKILLS AND QUALIFICATIONS

•  Leadership, Management, and Chief Executive experience gained as Chairman and Chief Executive Officer of Hormel Foods Corporation, a publicly traded international Fortune 500 company

•  Strategy and Operations experience gained from senior operational roles at Hormel Foods Corporation, including as Chief Operating Officer from 2015 to 2016

CAREER HIGHLIGHTS

Hormel Foods Corporation, 1989 – Present

•	Chairman, President and Chief Executive Officer
•	President and Chief Operating Officer
•	Group Vice President and President, Hormel Foods International Corporation
•	Vice President and Senior Vice President, Hormel Foods International Corporation
•	Vice President, Affiliated Business Units

OTHER PUBLIC COMPANY DIRECTORSHIPS

(within the past 5 years)

•	Hormel Foods Corporation, 2015 – Present (Chairman of the Board)

ADDITIONAL EXPERIENCE AND SERVICE

•	Board and Executive Committee Member, Grocery Manufacturers Association
•	Executive Board Member, North American Meat Institute
•	Board Member, The Hormel Foundation

                              22    |    Republic Services, Inc. 2021 Proxy Statement

Brian S. Tyler Director since April 2021; Committees: Audit, Sustainability & Corporate Responsibility

RELEVANT SKILLS AND QUALIFICATIONS

•  Leadership, Management, and Chief Executive experience gained as Chief Executive Officer of McKesson Corporation, a publicly traded $230 billion healthcare distribution and services firm

•  Strategy and Operations experience gained from twenty-four years at McKesson, serving in a variety of leadership roles across its global footprint

CAREER HIGHLIGHTS

McKesson Corporation, 1997 – Present

•	Chief Executive Officer
•	President and Chief Operating Officer
•	Chairman, McKesson Europe AG
•	President and Chief Operating Officer, McKesson Europe AG
•	President, North America Pharmaceutical Distribution & Services
•	Various executive positions with increasing responsibility

OTHER PUBLIC COMPANY DIRECTORSHIPS

•	McKesson Corporation, 2019 – Present
•	Patterson Companies, Inc., 2009 – 2012
•	VistaCare, Inc., 2006 – 2008

ADDITIONAL EXPERIENCE AND SERVICE

•	Board member, International Federation of Pharmaceutical Wholesalers (IFPW), 2017 – Present
•	Board member, IFPW Foundation, 2017 – Present

Sandra M. Volpe Director since December 2016; Committees: Nominating & Corporate Governance, Sustainability & Corporate Responsibility

RELEVANT SKILLS AND QUALIFICATIONS

•  Financial experience gained over a twenty-five year career in financial and strategic planning roles at large global companies including FedEx and Lender’s Service, Inc.

•  Strategy and Operations experience as Senior Vice President at FedEx where Ms. Volpe is responsible for strategy across FedEx Ground, internal and external communications, and business development solutions

CAREER HIGHLIGHTS

FedEx Ground, 2000 – Present

•	Senior Vice President, Strategic Planning, Communications and Business Development Solutions
•	Senior Vice President, Strategic Planning, Communications and Contractor Relations
•	Vice President, Strategic Planning
•	Vice President, Finance

Lender’s Service, Inc., 1993 – 2000

•	Director of Financial Planning and Analysis, Associate Vice President

ADDITIONAL EXPERIENCE AND SERVICE

•	Executive Leadership Chair, Go Red for Women
•	Board Member, American Heart Association, Eastern States (former Board Chair)
•	Board Member, Kent State University College of Business Administration National Advisory Board
•	FedEx 5 Star Award, FedEx Leadership Award, FedEx Corporation Bravo Zulu Award for Service, and Prudential Principle Player Award
•	2018 Spirit of Women in Business Award, Kent State University

Republic Services, Inc. 2021 Proxy Statement | 23

Katharine B. Weymouth Director since October 2018; Committees: Management Development & Compensation, Audit

RELEVANT SKILLS AND QUALIFICATIONS

•  Leadership, Management, and Chief Executive experience gained through numerous leadership positions at The Washington Post, including Publisher and Chief Executive Officer, and as the former Chief Operating Officer and former CEO of dineXpert, a group buying organization working with independent restaurants

•  Strategy and Marketing experience from her eight years in the advertising department at The Washington Post, where as Vice President of Advertising she led the transformation of The Washington Post from a print newspaper business to a digital content business

CAREER HIGHLIGHTS

dineXpert, 2017 – Present

•	Senior Advisor
•	Chief Operating Officer
•	Chief Executive Officer

The Washington Post, 1996 – 2014

•	Chief Executive Officer and Publisher
•	Director of Advertising Sales
•	Vice President of Advertising
•	Assistant General Counsel, and various other legal and advertising positions with increasing responsibility

OTHER PUBLIC COMPANY DIRECTORSHIPS

(within the past 5 years)

•	Sequoia Fund, Inc., 2020 – Present
•	Cable One, Inc., 2015 – Present (Member of the Audit Committee and the Compensation Committee)
•	Graham Holdings Company, 2010 – Present (Member of the Finance Committee and the Compensation Committee)

ADDITIONAL EXPERIENCE AND SERVICE

•	Trustee, Philip L. Graham Fund
•	Trustee, Greater Washington Community Foundation

Board Refreshment

We are committed to maintaining a Board that has a balanced mix of skills and attributes, and we accomplish this through our active refreshment and director succession planning process. The addition of eight new directors since 2016 highlights our commitment to seek highly qualified candidates who will bring additional skills and perspectives to the Board.

                              24    |    Republic Services, Inc. 2021 Proxy Statement

Board of Directors and Corporate Governance Matters

We operate within a comprehensive corporate governance framework that defines responsibilities, sets high ethical standards of professional and personal conduct, and helps ensure compliance with these responsibilities and standards. The Board’s Corporate Governance Guidelines provide the framework for effective governance and are amended by the Board from time to time in response to changing laws, evolving best practices, and shareholder input.

Shareholder Engagement

We have a well-developed shareholder engagement program that emphasizes year-round shareholder engagement and direct communication with our Board. During 2020, we engaged directly with shareholders representing approximately 52% of shares outstanding, as well as one proxy advisor. The majority of the meetings involved participation of an independent director. Key areas of discussion with shareholders in the past year included:

•	Our response to the COVID-19 pandemic, including our Committed to Serve initiative;
•	Our human capital management practices, including safety, employee engagement, inclusion and diversity, and talent development;
•	Our continued commitment to sustainability, including an overview of progress toward our 2030 sustainability goals; and
•	Our Board’s commitment to director refreshment and strong governance practices.

Our Board and management team highly value these shareholder discussions and consider this feedback in Board deliberations and decisions. In these discussions, investors told us that they are pleased with the enhancements the Company has made to the governance, compensation, and sustainability framework over the last several years. We received specific feedback that investors appreciated that our governance practices are fully aligned with Investor Stewardship Group’s corporate governance principles for U.S. listed companies.

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Investor Stewardship Group’s Corporate Governance Principles

Republic follows the corporate governance principles for U.S. listed companies set forth by the Investor Stewardship Group (“ISG”). We are committed to the corporate governance practices set forth below, and continue to monitor and implement developments in best practices that would enhance our governance model.

ISG PRINCIPLE	REPUBLIC PRACTICE

PRINCIPLE 1: Boards are accountable to shareholders.

•  All Board members are elected annually

•  Proxy access bylaw provision

•  In addition to proxy access, shareholders are entitled to recommend director candidates to the Governance Committee

•  Directors elected by majority of votes cast

•  Directors not receiving majority support must tender their resignation for consideration by the Board

•  No poison pill

PRINCIPLE 2: Shareholders should be entitled to voting rights in proportion to their economic interest.	• One share, one vote structure • No multi-class share structure

PRINCIPLE 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives.

•  Annual shareholder outreach since 2014

•  Outreach topics include Board composition, corporate governance practices, sustainability, director education, executive compensation, human capital management, among others

PRINCIPLE 4: Boards should have a strong, independent leadership structure.	• Independent Chairman of the Board • Corporate Governance Guidelines outline the roles and responsibilities of our independent Chairman

PRINCIPLE 5: Boards should adopt structures and practices that enhance their effectiveness.

•  All director nominees are independent directors

•  27% racial or ethnic diversity in our director nominees

•  36% gender diversity in our director nominees

•  Board committees consist of the Audit Committee, the Compensation Committee, the Governance Committee, and the Sustainability & Corporate Responsibility Committee

•  The Sustainability & Corporate Responsibility Committee is responsible for overseeing environmental, social and governance topics

•  Board committees are comprised entirely of independent directors

•  Each director attended at least 75% of Board meetings in 2020

•  Board and committees have direct access to outside advisors and senior and mid-level management

•  Independent directors meet regularly in executive session

•  Annual Board self-evaluation

•  Director resignation policy upon a change in circumstances impacting the director’s ability to fulfill his or her obligations to the Company

•  Deferral of non-employee director compensation (restricted stock units or cash) to align interests with shareholders

PRINCIPLE 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company.

•  Say-on-pay approval was 94.8% in 2020

•  Short-term and long-term compensation targets are tied to overall Company strategy as well as shareholder interests

•  Significant stock ownership guidelines for directors and senior management

•  Company strategy and compensation metrics are reviewed annually by the Board

•  Clawback policy that applies to all cash- and equity-based incentive compensation that is performance based

                              26    |    Republic Services, Inc. 2021 Proxy Statement

Director Skills and Experience

The Board is comprised of directors with broad and varied experience and expertise who are committed to representing the long-term interests of shareholders. The following summarizes the key skills and experiences represented on our Board:

Strategic planning	Industry experience	Current and former chief executive officers	Human capital management
Operations and marketing	Logistics	Shareholder perspective	Transportation
Finance and capital markets	Communications	Supply chain management	Customer engagement
Cyber security	Digital sales/online commerce	Capital investment and allocation	Risk management
Business development and public affairs	Accounting and internal controls	M&A experience	Legal background

Formal Director Onboarding Process

Upon joining our Board, new directors are provided with a comprehensive orientation and participate in a formal onboarding process to facilitate their transition onto our Board. Our onboarding process familiarizes new directors with the Company’s business, strategic plans, governance program, Board policies, and the director’s responsibilities on assigned committees. New directors hold meetings with Republic’s senior leadership and key management representatives to learn about the Company. They also participate in site visits. Based on feedback received, we believe this onboarding program, coupled with participation in regular Board and committee meetings, provides new directors with a strong foundation in our Company’s business, and accelerates their ability to fully engage in Board discussions and decision-making. Additional training is also encouraged when a director assumes a leadership role as either our Chairman or as a committee chair.

Continuing Education

Our directors attend seminars and continuing education programs relating to corporate governance, audit, and compensation matters. In addition, site visits and external and in-house presentations are scheduled as part of the directors’ continuing education. Examples of continuing education programs attended by some of our directors in 2020 include G100 Network’s Board Excellence program, Corporate Board Member’s Compensation Committee Summit, and NACD webinars, among others.

Thoughtful Board Evaluation Process

We recognize that Board and committee evaluations play an important role in ensuring the effective functioning of our Board. Therefore, the Board and each of its committees conduct annual self-assessments, which are overseen by the Governance Committee and include written evaluation forms to assess their effectiveness. Periodically, we will employ the services of an external advisor to assist with the evaluation process. Regardless of whether an external advisor is involved in the evaluation process, the results of these assessments are compiled without attribution, into a single form and sent to the directors for a full Board assessment and to each committee member, for those committees on which they serve, to identify areas for future improvement. This feedback is also considered by the Governance Committee when searching for and evaluating potential future Board nominees to help ensure we are adding new directors with the proper mix of subject matter expertise and perspective consistent with the needs of our growing Company.

Director Succession Planning

The Board, through the Governance Committee, engages in formal Board succession planning/forward planning discussions at regular intervals throughout the year, in which it considers and evaluates director tenure and the skill sets of current directors. These discussions are supported by the formal evaluation process that identifies areas for improvement, including the need to add new members with unique expertise and experience that it believes will benefit our Company. These discussion topics are included as quarterly agenda items for the Governance Committee. The Governance Committee utilizes an executive search firm to identify potential director candidates and conducts interviews on an ongoing basis. The Board also established a mandatory director retirement age to promote continual refreshment and the addition of diverse perspectives.

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Our Board evaluation and succession planning processes are critical components of the Board’s commitment to and execution of its Board refreshment policy. The following graphic illustrates how these processes support our commitment to help ensure we have the right members on our Board:

ANNUAL BOARD EVALUATION Results shared with full Board Identifies skills and experiences that could be additive to Board composition Identifies board governance efficiencies SUCCESSION PLANNING Quarterly Governance Committee agenda item Committee discusses results of Board evaluation annually Informs new director candidate skill sets BOARD REFRESHMENT Evaluation and succession planning process support refreshment planning Board emphasizes key criteria, diversity

Interconnected evaluation and succession planning practices ensure that our Board composition reflects the skills and experiences that best meet both the current and future needs of our business.

Executive Succession Planning

The Board, through the Governance Committee, also regularly reviews the Company’s executive management succession plan to help ensure business continuity in the event a key executive departs from the Company. This evaluation includes a thorough discussion on the Company’s senior leadership structure and focuses on key executive positions. The Board’s committees also frequently discuss the talent pipeline, and individuals identified as potential future leaders are given exposure to Board members through formal presentations and informal meetings or events. More broadly, the Board, through the Compensation Committee, is regularly updated on key talent indicators for the overall workforce, and recruiting and development programs. Republic is also cognizant of the impact our overall compensation program has on our succession planning process and has designed our program accordingly.

Our Board elected Jon Vander Ark to succeed Donald W. Slager as CEO, effective June 25, 2021. Mr. Vander Ark’s appointment is the result of the active engagement by Mr. Slager and the Board in a thoughtful and comprehensive multi-year CEO succession planning process. During this time, our entire Board had the opportunity to regularly evaluate and observe Mr. Vander Ark as a member of the executive team. In addition, Mr. Slager mentored Mr. Vander Ark and provided him numerous professional development opportunities, which Mr. Vander Ark embraced. Mr. Slager and the Board determined that Mr. Vander Ark’s track record of strong performance in our business, as well as his passion for sustainability and vision for innovation, make him the right choice to lead Republic’s next chapter of sustainable long-term growth and success for the Company and our shareholders.

Stock Ownership Guidelines and Anti-Hedging and Anti-Pledging Policies

Our Board believes that ownership of our stock by directors, executive officers, and certain other members of management is important to align their interests with our shareholders’ interests and to demonstrate their commitment to the investing public and our employees.

Our Corporate Governance Guidelines reflect the Board’s belief that directors should be shareholders and have a financial stake in Republic. To support that philosophy, we pay our non-employee directors a significant portion of their compensation in the form of RSUs. Our non-employee directors receive RSUs that either (1) do not distribute until the director’s termination of service on the Board or (2) distribute three years after their grant date. To further demonstrate the Board’s commitment to align itself with our shareholders, our Board’s equity ownership guideline requires each independent director to hold Republic stock or vested RSUs, or both, having a total value of $750,000 within five years from the date of the director’s first full annual grant. All of our independent directors who have been on the Board for at least five years meet this guideline.

We also maintain stock ownership guidelines for our executive officers and other members of management. The stock ownership guidelines for executive officers are: (1) CEO — five times salary; (2) President — four times salary; (3) Executive Officer EVP — three times salary; (4) Non-Executive Officer EVP and SVP — two times salary; and (5) Vice President, Area President and Market Vice President — one times salary. Each member of management has a five-year period from the time of promotion or hire into a covered position to meet the applicable guideline, and interim progress is expected. Members of management may meet their requirement by holding Republic stock or vested Republic stock equivalents in the Deferred Compensation Plan (“DCP”), or both, having the requisite value, and by holding shares in the 401(k) plan.

Our insider trading policy prohibits all directors, officers and employees, and their immediate family members, from engaging in the following transactions relating to Republic securities or derivatives thereof: purchasing or selling puts or calls, short sales, placing standing orders (other than under approved 10b5-1 plans), engaging in short-term or “in-and-out” trading, and holding Republic securities or derivatives thereof in a margin account or pledging them.

                              28    |    Republic Services, Inc. 2021 Proxy Statement

Director Nomination Procedures and Diversity Relating to Board Candidacy

The Governance Committee is responsible for soliciting recommendations for candidates for the Board, reviewing background information for such candidates, and making recommendations to the Board with respect to such candidates. In evaluating candidates, the Governance Committee considers, among other things, the following attributes:

•	Independence (if required);
•	Personal and professional integrity;
•	Sound business judgment;
•	Relevant business and industry experience;
•	Proper mix of education and skills; and
•	Potential effectiveness as a director in serving the long-term interests of our shareholders.

With respect to diversity relating to Board candidacy, our Corporate Governance Guidelines state that directors will be selected in the context of assessing the Board’s needs at the time and with the objective of ensuring diversity in the background, experience, and viewpoints of Board members. To assist in promoting such diversity, the Board shall take reasonable steps to ensure that new Board nominees are properly drawn from a pool that includes diverse candidates. The Board and the Governance Committee will continue to assess the need to expand the breadth of experience, expertise, and viewpoints represented collectively by our directors and continue to seek top-quality candidates to fill any identified gaps.

Each of Messrs. Duffy and Tyler were identified as a candidate for our Board by the search firm used to identify director candidates. The Governance Committee assessed all candidates identified by the search firm and recommended to the Board that Messrs. Duffy and Tyler be nominated to stand for election at the Annual Meeting. Please also see “Shareholder Director Recommendation Policy” on page 31 for information regarding our policies for director candidates identified by shareholders.

Based on his transition timing, Mr. Slager will not stand for re-election to our Board at the Annual Meeting.

Director Independence

Our common stock is listed on the New York Stock Exchange (“NYSE”), which requires that a majority of our Board be comprised of “independent directors” according to the NYSE’s independence standards. The Governance Committee considers the “per se” disqualifications from director independence under NYSE rules when assessing the independence of a current director or a nominee for director. In addition, our Board has adopted categorical standards that provide that certain relationships are not material relationships that would prevent a director’s independence. The Board reviews director independence and considers relationships between each of the directors and their immediate family members and Republic and its subsidiaries, both in the aggregate and individually. Mr. Slager is not an “independent director” under the NYSE listing standards because he is an employee of Republic; however, he is not standing for re-election at the Annual Meeting. The Board determined that the 11 director nominees meet the NYSE standards for independence and the categorical standards adopted by our Board, and have no material relationships with us that impair their independence. In making its determination, the Board considered, in the case of Messrs. Larson and Handley, their status as chief investment officer and chief operating officer, respectively, to William H. Gates III, who is the beneficial owner of Cascade Investment, L.L.C., our largest shareholder. The Board also considered Mr. Collins’ membership on the board of directors of Four Seasons Hotels and Resorts as a representative of Cascade Investment, L.L.C.

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Board Leadership Structure, Risk Oversight, Ethics and Compliance

Board Leadership Structure

We have a non-executive Chairman of the Board and a separate CEO. The Board believes that having a non-executive, independent director serving as the Chairman of the Board is in the best interests of Republic and its shareholders because it strengthens the Board’s independence and allows the CEO to focus his talents and attention on managing our business. The Chairman of the Board is also a valuable bridge between the Board and management. His role is to provide leadership to the Board, and his responsibilities include:

•	setting the agenda and procedures for Board meetings in collaboration with the CEO;
•	presiding over all Board meetings;
•	supervising the circulation of information to the directors;
•	after consulting with the CEO and other directors, providing input to the Governance Committee regarding revisions to our Corporate Governance Guidelines and the appointment of chairs and members of the Board’s committees;
•	coordinating periodic reviews of senior management’s strategic plan;
•	consulting with committee chairs about the retention of advisors and experts; and
•	performing such other duties and services as the Board may require.

The Chairman of the Board also has the authority to request access to any of our employees at any time.

Our Board has four standing committees — the Audit Committee, the Compensation Committee, the Governance Committee and the Sustainability & Corporate Responsibility Committee. Each committee consists solely of independent directors and has its own chair who is responsible for directing the committee’s work in fulfilling its responsibilities.

Risk Oversight

We face a variety of risks, including credit and liquidity, operational, environmental, litigation, compliance, compensation and cyber security risks. While management is responsible for the day-to-day risk management processes, our Board’s role is to ensure that:

•	the risk management processes designed and implemented by management are adapted to the overall corporate strategy;
•	those processes are functioning effectively;
•	management communicates material risks to the Board or the appropriate committee; and
•	actions are being taken to continue to foster a strong culture of compliance and risk-adjusted decision-making throughout Republic.

Financial and Operational Risk Oversight

In accordance with NYSE requirements, our Audit Committee charter requires the Audit Committee to, among other things:

•	meet periodically with management and our independent registered public accounting firm to review our major financial risk exposures and the steps management has taken to monitor and control them;
•	discuss guidelines and policies with respect to financial risk assessment and financial risk management;
•	advise the Board with respect to our policies and procedures regarding compliance with applicable laws and regulations and with our Code of Business Ethics and Conduct (“Code of Ethics”);
•	review with our Chief Legal Officer legal matters that may have a material impact on our financial statements, our compliance policies, and any material reports or inquiries received from regulators or governmental agencies; and
•	at least annually, and otherwise as necessary, provide new and existing Audit Committee members an overview of our key financial risks and our legal and regulatory requirements.

Our Audit Committee meets at least quarterly and takes various steps to assist the Board in fulfilling its financial risk oversight function. For example, the agenda for each Audit Committee meeting typically includes a report by our Chief Legal Officer, who also serves as our Chief Ethics & Compliance Officer, and reports from our Vice President of Internal Audit and our Chief Accounting Officer.

Before each committee meeting, our Vice President of Internal Audit provides the Audit Committee with a comprehensive report on internal audit matters, including testing of our internal controls over financial reporting. At the meeting, the Chief Legal Officer and the Vice President of Internal Audit make oral presentations and respond to questions from committee members. Further, the chair of the Audit Committee reviews, discusses with our Vice President of Internal Audit and concurs in a program for field audits. Under the program, each field audit includes a financial review as well as an operations review. In addition, the Audit Committee also routinely receives a report regarding our employee hotline, the AWARE Line. The AWARE Line is an integral part of our compliance program and provides a way for our employees to confidentially provide information regarding concerns they may have with respect to compliance with policies or ethical and legal requirements. Our Chief Accounting Officer regularly reports on management’s evaluation of the effectiveness of our disclosure controls and procedures. Finally, our Risk Management Department periodically briefs the Audit Committee or the Board on our insurance coverage programs and related risks.

                              30    |    Republic Services, Inc. 2021 Proxy Statement

Sustainability Risk Oversight

Our Sustainability & Corporate Responsibility Committee meets at least quarterly and takes various steps to assist the Board in fulfilling its oversight responsibility with respect to enterprise and other risks, including climate change, safety, environmental and reputational risks, and the practices by which these risks are managed and mitigated.

Cyber Security Risk Oversight

Our Sustainability & Corporate Responsibility Committee also oversees the Company’s management of cyber security risk. The Company has taken a number of steps to manage and mitigate our cyber security risk, including entering into an information security risk insurance policy and rolling out an information security training program to our employees. Additionally, our cyber security program is aligned to the NIST cyber security framework and is audited against that framework on an annual basis by an independent third party. At each quarterly meeting, the Sustainability & Corporate Responsibility Committee receives an update from management on our cyber security program and a detailed assessment. The results of the third-party audit are provided to our Board on an annual basis.

Board and Committee Involvement in Risk Oversight
Our management annually reports to the Board, through its Sustainability & Corporate Responsibility Committee, the results of its internal survey and analysis of enterprise risk management.
The agendas for our Board meetings include regular reports from our CFO and Treasurer regarding the financial, credit and liquidity risks we face, including hedging programs.

Our management regularly discusses with the Board, and its committees, various operational and compliance risks, including pricing, recycled commodity prices, safety, human capital, environmental, fleet and cyber risks.

Our independent registered public accounting firm provides regular reports to the Audit Committee on risk issues, and the Audit Committee then provides regular reports to the Board.
The Compensation Committee considers, evaluates, and addresses risks that may be raised by our compensation program.
The Board and individual Board members engage in periodic discussions with management regarding risks as they deem appropriate.

We believe that the Board and committee leadership structure we have implemented and the division of responsibilities between the Board, committees and management described in this Proxy Statement constitute the most effective approach to address the risks we face.

Ethics and Compliance

At Republic, it is our responsibility to lead by example and hold ourselves to the highest ethical standards and practices in all that we do. Our Code of Ethics, “Leading with Integrity,” applies to all of our directors, officers, employees, independent contractors, consultants, and other third parties acting on behalf of Republic. The Code of Ethics is an integral part of Republic’s ethics and compliance program and serves as the cornerstone of our commitment to conduct business with the highest ethical and legal standards. We do this by staying true to our values and embracing our priorities, as well as leading with integrity in every aspect of our business.

Our commitment to a strong ethical and compliant culture has been recognized by Ethisphere Institute (“Ethisphere”), a global leader in defining and advancing the standards of ethical business practices. Republic was named to Ethisphere’s 2020 World’s Most Ethical Companies® List, which was the fourth consecutive year that we received this honor. The World’s Most Ethical Companies’ assessment is based upon the Ethisphere Institute’s Ethics Quotient® (EQ) framework which offers a quantitative way to assess a company’s performance in an objective, consistent, and standardized manner. Scores are generated in five key categories: ethics and compliance program (35%), culture of ethics (20%), corporate citizenship and responsibility (20%), governance (15%), and leadership and reputation (10%), and provided to all companies who participate in the process.

If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code of Ethics that applies to our CEO, Chief Financial Officer, Controller or Chief Accounting Officer, we will disclose the nature of such amendment or waiver in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”). The Code of Ethics can be viewed on the “Investors” section of our website at www.RepublicServices.com. The information contained on our website, and in all references to our website within this Proxy Statement, shall not be deemed incorporated by reference in this Proxy Statement or in any other filing we make under the Securities Exchange Act of 1934 (the “Exchange Act”).

Shareholder Director Recommendation Policy

The Governance Committee will consider director candidates recommended by our shareholders unrelated to a recommendation under our proxy access bylaw provision, described below. A shareholder may propose a nominee to serve as a director before a meeting of shareholders by giving timely written notice and meeting the other requirements set forth in Section 2.12 of our Amended and Restated Bylaws (“Bylaws”).

The Governance Committee determines the eligibility of a proposed nominee to serve as a director, and may require additional information to determine such eligibility. Director candidates proposed by shareholders are evaluated on the same basis as all other director candidates. See “Director Nomination Procedures and Diversity Relating to Board Candidacy” on page 29. The Governance Committee may, in its discretion, interview any director candidate proposed by a shareholder.

Shareholders wishing to recommend director candidates for consideration by the Governance Committee may do so by sending the required information in writing to: Attention: Office of the Corporate Secretary, Republic Services, Inc., 18500 North Allied Way, Phoenix, Arizona 85054. To consider a candidate for nomination at the 2022 annual meeting of shareholders, we must receive the shareholder’s written notice no earlier than January 21, 2022 and no later than February 20, 2022. Refer to our Bylaws for additional information and notice requirements.

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Proxy Access Director Nominations

In addition to the right to recommend directors to the Governance Committee, qualifying shareholders also have the right to nominate and include director candidates in our proxy materials by giving adequate and timely notice to the Corporate Secretary pursuant to the procedures and requirements contained in our proxy access bylaw. Any shareholder or group of up to 20 shareholders who have maintained continuous qualifying ownership of at least 3% of the shares of our outstanding common stock for at least the previous three years are permitted to include up to 25% of the number of director nominees in our proxy materials for our annual meeting of shareholders, provided that the shareholders and nominees satisfy the requirements specified in our Bylaws. In order for such nominees to be included in our proxy statement and form of proxy, shareholders and nominees must submit a notice of proxy access nomination together with certain related information required by our Bylaws.

Shareholders wishing to recommend director candidates using our proxy access bylaw may do so by sending the required information in writing to: Attention: Office of the Corporate Secretary, Republic Services, Inc., 18500 North Allied Way, Phoenix, Arizona 85054. To provide adequate time to assess shareholder-nominated candidates, requests to include these candidates in our proxy materials for our 2022 annual meeting of shareholders must be delivered or mailed and received at our principal executive offices no earlier than November 7, 2021 and no later than December 7, 2021.

Director Resignation Policy

Republic is a Delaware corporation. Under Delaware law, if an incumbent director is not elected, that director remains in office until the director’s successor is duly elected and qualified or until the director’s death, resignation or retirement. To address this potential outcome, we have a director resignation policy in our Bylaws. Under this policy, the Board will nominate for further service on the Board only those incumbent candidates who tender, in advance, irrevocable resignations. Each irrevocable resignation is contingent on the failure to receive the required vote at any annual meeting at which the nominee is nominated for re-election and on Board acceptance of the resignation. The Governance Committee will recommend to the Board whether to accept or reject the tendered resignation. The Board will publicly disclose its decision within 90 days after certification of the election results. If the Board does not accept the resignation, the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or until his or her earlier resignation or removal. If the Board accepts the resignation, then the Board, in its sole discretion, may fill any resulting vacancy or reduce the size of the Board.

Communications with the Board of Directors

Any shareholder or other interested party who wishes to communicate with the Board, a Board committee, the Chairman of the Board or the non-management directors (as a group or individually) may send correspondence to: Attention: Office of the Corporate Secretary, Republic Services, Inc., 18500 North Allied Way, Phoenix, Arizona 85054. The Corporate Secretary will compile and submit such correspondence on a periodic basis to the entire Board or, if designated in the communication, to the appropriate Board committee, the Chairman of the Board or the non-management directors (as a group or the appropriate individual member(s)). The independent directors have approved this process.

Attendance at Annual Meetings Policy

We do not have a formal policy requiring our directors to attend the Annual Meeting. Mr. Slager attended and chaired our 2020 annual meeting of shareholders.

Additional Information Regarding Corporate Governance

Shareholders may obtain, free of charge, the current charters for the Audit Committee, Compensation Committee, Governance Committee, and Sustainability & Corporate Responsibility Committee, as well as our Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, Code of Ethics, and Political Contributions Policy by written request to: Attention: Office of the Corporate Secretary, Republic Services, Inc., 18500 North Allied Way, Phoenix, Arizona 85054. These documents also are available at the “Investors” section of our website at www.RepublicServices.com.

                              32    |    Republic Services, Inc. 2021 Proxy Statement

Sustainability and Corporate Responsibility

In addition to being committed to our customers, employees, and shareholders, we are committed to the communities we serve and to the environment. As part of our ongoing Blue Planet® sustainability initiative, we continue to build durable practices and programs across our sustainability platform with the goal of a cleaner, safer, and healthier world.

Board and Committee Oversight of Sustainability

Our Board is directly involved in the oversight of Republic’s environmental and sustainability initiatives and conducts a comprehensive review of the Company’s sustainability performance on an annual basis. Republic’s commitment to corporate sustainability also led to the formation of a dedicated Sustainability & Corporate Responsibility Committee of the Board in 2015. This committee has oversight responsibility with respect to our sustainability performance, our corporate responsibilities, our role as a socially responsible organization, and our enterprise risk, including cyber security, climate change, safety, environmental, and reputational risks. The Sustainability & Corporate Responsibility Committee is focused on reviewing the Company’s sustainability performance and progress toward sustainability strategic goals and objectives as well as providing guidance to management with respect to significant sustainability and corporate responsibility initiatives. In addition, our Compensation Committee considers our progress toward these goals when setting performance criteria under our compensation program.

Sustainability Focus

We are passionate about our role as responsible stewards of our nation’s waste, and we have been steadily building on our sustainability performance for several years. In 2019, after achieving our 2014 sustainability goals, we unveiled a new set of ambitious goals for the next decade. We are now on the road toward these 2030 goals, designed to significantly benefit the environment and society while enhancing the foundation and profitability of our business for the long term. Our 2030 goals reaffirm our commitment to the five elements of our sustainability platform: Safety, People, Operations, Materials Management and Communities. These elements support and enable our business strategy designed to generate profitable growth by sustainably managing our customers’ needs. When we manage these elements of our sustainability program, we strengthen the foundation of our business for the long term and create value for all stakeholders.

Our Blue Planet(R): 2030 Goals In 2020, we made meaningful progress toward our ambitious set of sustainability goals. This progress is detailed in our Sustainability Report which can be found at RepublicServices.com/sustainability. SAFETY GOALS Safety Amplified Zero employee fatalities Reduce our OSHA Total Recordable Incident Rate (TRIR) to 2.0 or less by 2030 Reduce our OSHA Total Recordable Incident Rate (TRIR) to 2.0 or less by 2030 PEOPLE GOAL Engaged Workforce 88% Achieve and maintain employee engagement scores at or above 88% by 2030 OPERATIONS GOAL Climate Leadership Reduce absolute Scope 1 and 2 greenhouse gas emissions 35% by 2030 (2017 baseline year) SBTI APPROVED' MATERIALS MANAGEMENT GOALS Circular Economy 40% Increase recovery of key materials by 40% on a combined basis by 2030 (2017 baseline year) Regenerative Landfills 50% Increase biogas sent to beneficial reuse by 50% by 2030 (2017 baseline year) COMMUNITIES GOAL Charitable Giving 20M Positively impact 20 million people by 2030

(1)	Science Based Targets initiative (SBTi) is a collaboration between CDP, the United Nations Global Compact (UNGC), World Resources Institute (WRI) and the World Wide Fund for Nature (WWF).

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We developed our 2030 goals through a comprehensive assessment that included an analysis of global trends, identification of business model dependencies and engagement with key stakeholders, including shareholders. This resulted in an ambitious platform that aligns with the United Nations’ Sustainable Development Goals, which address critical global macrotrends. Notably, our greenhouse gas goal has been approved by the SBTi.

We are taking a leadership position in electric technology innovation for our fleet. This is a critical step toward reducing our environmental impact through lower fleet emissions, and we believe it will also improve our total cost of ownership while providing a competitive advantage in certain communities. We are partnering with multiple manufacturers to pilot electric powered recycling and solid waste trucks. In addition, we have a strategic alliance with an electric battery manufacturer to further explore electrification opportunities for our fleet. We will apply what we learn from these programs to future electrification initiatives.

Our Commitment to Safety

Safety always tops our list of Company priorities, and we believe the success of our safety program is directly dependent on our people: employees with strong operational know-how, attention to detail, leadership accountability and a consistent focus. We reinforce our Company’s safety culture through comprehensive safety management programs, which include our Focus Together foundational safety training program, new driver training programs, our non-negotiable absolutes and standards, as well as many other programs. As part of our continued commitment to the safety of our employees and communities, we included two specific safety goals in our 2030 sustainability goals under “Safety Amplified.” For more information on these goals and our plans for how we will achieve them, please see our 2019 Sustainability Report available at RepublicServices.com/sustainability.

Industry Leadership

We regularly review our environmental and social progress and performance to continue advancing our work. We were named to the North American and World Dow Jones Sustainability Indices (“DJSI”) for a fifth consecutive year in 2020. We believe the DJSI is the gold standard for corporate sustainability. In addition, we received the CDP Climate Leadership score, recognizing the Company’s commitment to sustainability, including our 2030 goals, increased disclosures and achievements. These achievements demonstrate our ability to connect financial performance with environmental and social performance, including addressing various risks and opportunities posed by climate change. Our ESG rankings also highlight Republic’s leadership in corporate governance, environmental, social and financial aspects of sustainability. We strive to remain at the forefront in our approach to sustainability issues, including climate change and have aligned our reporting to Task Force on Climate-related Financial Disclosures (“TCFD”) recommendations, publishing our inaugural TCFD Report in 2021. Finally, in 2020, we released our sixth Sustainability Report, published our third annual SASB report and updated our GRI report to the latest standards, in accordance with the Core option. All of our latest reports are available on our website at RepublicServices.com/sustainability.

view these reports and for more information about our Sustainability Platform and our new 2030 Sustainability Goals, visit RepublicServices.com/sustainability. To view our inaugural TCFD Report and other reports and information about our Sustainability Platform and our 2030 Sustainability Goals, visit RepublicServices.com/sustainability.To view our inaugural TCFD Report and other, reports and information about our Sustainability Platform and our 2030 Sustainability Goals, visit RepublicServices.com/sustainability.

People and Talent

We are committed to creating a company where the best people come to work and are engaged every day, and we do this by combining meaningful experiences and programs that develop and motivate employees with attractive total rewards packages. Our engagement and retention programs are designed to sustain our high engagement levels. Through learning and talent development programs, we focus on ensuring our employees have the skills necessary to be successful in their current roles through targeted onboarding and experiential learning. We also provide our employees the opportunity to learn new skills and advance within the organization through our leadership training and development programs. Finally, we are proud of the progress we have made in increasing the diversity of our workforce and creating an even more inclusive culture for our employees.

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Employee Engagement

We believe an engaged workforce is the greatest indicator of our success. We measure employee engagement through a third-party survey, assessing employee sentiment on a variety of topics such as pride for the Company, job satisfaction and intention to stay. We have found that business units with a highly engaged workforce experience less turnover. We have also found that employees whose leaders are highly inclusive are more likely to speak up and share their perspective. In addition, we believe that engaged employees deliver better customer service and are more productive, which is directly tied to the success of our business. Our goal is to achieve and maintain employee engagement scores at or above 88% by 2030. Our employee engagement score was approximately 85% in 2020, which was consistent with our score in 2019. Approximately 92% of our employees participated in the engagement survey process in 2020, which represented an all-time-high participation rate, compared to approximately 84% in 2019. Employee engagement is a core part of our business strategy, which is why we compensate our General Managers on their employee engagement scores. This helps to ensure that our leaders are held accountable and rewarded for their efforts to drive a more engaged workforce.

Inclusion and Diversity

We are proud of the diversity of our frontline workforce, as it closely represents the demographics of the communities we serve, and are relentless in our focus to improve representation of diverse groups across all levels of the Company. Our commitment to inclusion and diversity starts at the top of our organization, as outlined in our Mission of Supporting an Inclusive Culture (MOSAIC), established in 2013, and supported by the MOSAIC Council. The MOSAIC Council consists of leaders from across the Company who serve as ambassadors and thought partners for inclusion and diversity. This enables us to continue to develop new strategies and activities that are tied to the needs of our employees, customers and business with the goal of creating an even more inclusive work environment and diverse workforce.

We support inclusion and connectivity for our diverse populations through our business resource groups, including Women of Republic, VALOR (Veterans, Advocacy, Learning, Outreach and Recruiting), the Black Employee Network (BEN) which we launched in early 2020 and our soon-to-launch Unidos, which will focus on the LatinX community. When the nation experienced an inflection point in race relations in 2020, we were well-positioned to address the call for social justice because it aligns with our value of respect and is reinforced by our existing commitment to advancing and supporting Black employees and Black communities. While business resource groups help to drive a more inclusive environment for our diverse populations, we remain committed to driving inclusion for all of our employees. In 2020, we also launched new programs and virtual events to advance awareness, education and connectivity across our workforce. Our “Let’s Talk” series has had over 3,000 virtual attendees, and is aimed to further our employees’ understanding and empathy related to the topic of inclusion and diversity. We will continue to offer opportunities to help our employees conduct courageous and authentic conversations with one another, and we are committed to maintaining a work environment where people of all backgrounds feel valued and safe to share their perspectives.

We continue to receive national awards for our accomplishments in these areas, and we aim to raise the bar even higher.

ENGAGEMENT AND RETENTION PROGRAMS Measure and drive engagement and actions Bi-Annual ROAD-EO celebrating the best of the best LEARNING AND TALENT DEVELOPMENT " Driver Training Center Supervisor Onboarding " Sales Acceleration Program Leadership Fundamentals Republic Leadership Academy Leadership Trainee Program General Manager Acceleration Programs INCLUSION AND DIVERSITY FOCUS Recruiting programs with HBCUs and diverse organizations Hiring diverse front-line workers Advancing diverse leaders Employee inclusion and diversity training Business Resource Groups Women of Republic V.A.LO.R Black Employee Network

Committed to Serve

The COVID-19 pandemic pressure tested the resiliency of our business model and our roles as providers of an essential service. The majority of our workforce remained in the field as the pandemic worsened, and the Company took swift and comprehensive action to help protect our employees and communities. For example, we provide employees with an extra ten days of paid time off if they (or a household member) are diagnosed with or required to quarantine due to exposure to COVID-19. We waived insurance copayments and deductibles related to COVID-19 expenses and limited on-site work to critical roles only to protect all employees. We spent millions of dollars on additional PPE (personal protective equipment) including masks, sanitizer, and cleaning supplies, across all facilities, regularly deep cleaned our fleet and facilities, implemented social distancing guidelines and provided educational resources on virus prevention. At the height of the pandemic, we provided a minimum hour guarantee for eligible employees to maintain their employment, and we launched our Committed to Serve Initiative. Through Committed to Serve, we directed over $30 million to recognize the contributions of our 28,000 frontline employees, including $3 million donated to the Republic Services Charitable Foundation, more than $11 million in gift cards given to employees to support them and the local economy, $6 million spent at local restaurants to provide two weekly meals for employees and their families, and $14 million in Committed to Serve awards to our frontline employees.

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Board Oversight of Human Capital Management

We believe our efforts around human capital management add long-term value to our business, differentiate us from our peers, and maintain an inclusive culture for our employees. Building an engaged workforce starts at the top, and we have demonstrated a commitment to diversity through the people who guide our Company – six of the eleven director nominees are women or racially or ethnically diverse. Our Board, our Management Development & Compensation Committee and our other committees play a role in the active oversight of the Company’s human capital management program. This is accomplished by focusing on eight key areas: safety, talent development, inclusion and diversity, employee engagement, ethics and compliance, talent acquisition and onboarding, employee wellness and compensation and benefits.

•	Our Board receives annual updates and provides guidance on the Company’s talent development programs and the pipeline of future leaders within our Company.
•	Our Management Development & Compensation Committee engages with management each quarter on critical elements of our human capital management program, including talent acquisition, onboarding and retention, employee engagement, employee compensation and benefits, talent development and assessment and diverse pipelines for management.
•	Our Sustainability & Corporate Responsibility Committee engages in quarterly deep dives related to safety, employee wellness, inclusion and diversity, and community engagement.
•	Our Audit Committee receives quarterly updates on our ethics and compliance programs.
•	Our Nominating & Corporate Governance Committee ensures that we are seeking director candidates who will bring a diversity of background, experience and viewpoints to our Board and reviews the composition of the current executive officers and potential successors to ensure that there is appropriate focus on maintaining a diverse team.

Board Oversight of Human Capital Management Our Board and committees are actively involved in overseeing the Company' s human capital management program. Talent Development Program Inclusion and Diversity Community Engagement Talent Acquisition and Onboarding Ethics and Compliance Employee Wellness

Board Meetings and Committees

Meeting Participation

The Board held six meetings during 2020. Each director attended at least 75% of the total number of Board meetings and the total number of meetings of all Board committees on which he or she served and held during his or her term of service. The non-employee directors met regularly in executive sessions during 2020.

Committee Composition

Each of the four standing committees — the Audit Committee, the Compensation Committee, the Governance Committee, and the Sustainability & Corporate Responsibility Committee — operates under a written charter adopted by the Board and reviews its charter at least annually. Messrs. Kadre and Slager are not members of any of our standing committees. Information regarding each of the current standing committees as of the mailing date of this Proxy Statement appears in following chart.

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Audit Committee	Management Development & Compensation Committee	Nominating & Corporate Governance Committee	Sustainability & Corporate Responsibility Committee

Jennifer M. Kirk*, CHAIR Tomago Collins Michael A. Duffy Brian S. Tyler* Katharine B. Weymouth	Thomas W. Handley, CHAIR Michael Larson Kim S. Pegula James P. Snee Katharine B. Weymouth	Michael Larson, CHAIR Thomas W. Handley Jennifer M. Kirk James P. Snee Sandra M. Volpe	Tomago Collins, CHAIR Michael A. Duffy Kim S. Pegula Brian S. Tyler Sandra M. Volpe

•   Assists the Board in monitoring:

»   The integrity of financial statements;

»   Our compliance with legal and regulatory requirements;

»   Our ethics and compliance program; and

»   The independence and performance of our internal and external auditors on an annual basis.

•   Meets with management and the independent auditor to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

•   Reviews issues regarding accounting principles, financial statement presentations, internal controls and the effect of regulatory and accounting initiatives on the financial statements of the Company;

•   Has the ultimate authority and responsibility to select, evaluate, terminate and replace our independent registered public accounting firm; and

•   Approves the Audit Committee Report in this Proxy Statement.

*  Audit Committee Financial Experts: Our Board has determined that each of Ms. Kirk and Mr. Tyler qualify as an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Securities Act.

•   Establishes and regularly reviews our compensation and benefits philosophy and program consistent with corporate financial goals and objectives, including ESG metrics;

•   Determines the salaries and incentive compensation payable to executive officers, including annual and long-term incentive compensation under our shareholder-approved pay-for-performance program;

•   Administers our benefits plans and our stock incentive plan;

•   Evaluates our CEO’s performance, sets his compensation and reviews the executive succession plan overseen by the Governance Committee;

•   Periodically reviews our talent acquisition and management development process to maintain a strong and diverse talent portfolio;

•   Engages with management each quarter on critical elements of our human capital management program;

•   Oversees the annual risk assessment of our compensation policies and practices; and

•   Oversees the scope, engagement and termination of the external compensation consultant’s services.

The Committee retained Pearl Meyer & Partners (“Pearl Meyer”) as its compensation consultant, as further discussed on page 65.

•   Identifies:

»   Director candidates that it recommends to our Board for selection as the director nominees for the next annual meeting or to fill vacancies; and

»   Candidates that it recommends to our Board for selection as the Chairman of the Board.

•   Develops and recommends our corporate governance principles and reviews and provides oversight of the effectiveness of our governance practices;

•   Oversees the annual evaluation of the Board and its committees;

•   Makes recommendations to the Board related to the compensation of non-employee directors, and monitors the talent management and succession planning program for executive management; and

•   Considers nominations for the Board from shareholders that are entitled to vote for the election of directors, as described under “Shareholder Director Recommendation Policy.”

•   Assists the Board in fulfilling its oversight responsibility and acts in an advisory capacity to management with respect to significant issues, strategic goals, objectives, policies and practices that pertain to:

»   Safety;

»   Republic’s sustainability performance;

»   Republic’s corporate responsibilities that are of significance to the Company and its role as a socially responsible organization, including charitable giving and community support;

»   Political contributions;

»   Enterprise and other risks, including cyber security, environmental and reputational risks facing Republic and the practices by which these risks are managed and mitigated;

»   Business continuity and crisis management;

»   Inclusion and diversity;

»   Employee wellness; and

»   Corporate security.

The committee held FOUR meetings and met regularly in executive sessions during 2020	The committee held FIVE meetings and met regularly in executive sessions during 2020	The committee held FOUR meetings and met regularly in executive sessions during 2020	The committee held FOUR meetings and met regularly in executive sessions during 2020

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AUDIT COMMITTEE MATTERS

Audit Committee Report

The following statement made by the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act and shall not otherwise be deemed filed under either of these Acts.

Management is responsible for our internal controls, financial reporting processes, and compliance with laws and regulations and ethical business standards. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America and for issuing its opinion on the effectiveness of our internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes on the Board’s behalf.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and our independent registered public accounting firm (Ernst & Young LLP). The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the Company’s independent registered public accounting firm’s independence, and discussed with them their independence from the Company and management. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Based on the Audit Committee’s review of the matters noted above and its discussions with Ernst & Young LLP and our management, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Submitted by the Audit Committee as of March 15, 2021:

Jennifer M. Kirk (Chair)

Tomago Collins

Michael A. Duffy

Katharine B. Weymouth

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Audit and Related Fees

Independent Registered Public Accounting Firm Fee Information

The following table discloses the fees for professional services provided by Ernst & Young LLP for the fiscal years ended December 31, 2020 and 2019:

	2020	2019

Audit Fees (1)	$3,356,254	$3,026,560

Audit-Related Fees	—	—

Tax Fees (2)	$820,052	$1,188,271

All Other Fees	—	—

Total Fees	$4,176,306	$4,214,831

(1)

Audit Fees were primarily for professional services rendered for the audits of the consolidated financial statements and internal controls over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, the review of documents filed with the SEC, consents, comfort letters and financial accounting and reporting consultations.

(2)	Tax Fees were for professional services related to general tax consultation, federal and state tax planning, and state and local tax matters.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit services, audit-related services and other services permitted by law provided by our independent registered public accounting firm. In accordance with that policy, the Audit Committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to specified cost levels. Any service that is not included in the pre-approved list of services must be separately approved by the Audit Committee. In addition, if fees for any service exceed the amount that has been pre-approved, then payment of additional fees for such service must be specifically approved by the Audit Committee before the performance of the service. From time to time, the Audit Committee may delegate fee approval authority to the Audit Committee chair. All of the services performed by Ernst & Young LLP in 2020 were pre-approved in accordance with the pre-approval policy adopted by the Audit Committee.

At each regularly scheduled Audit Committee meeting, management updates the Committee on the scope and anticipated cost of (1) any service pre-approved by the chairman since the last committee meeting and (2) the projected fees for each service or group of services being provided by our independent registered public accounting firm that exceed the amount that has been pre-approved.

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Director Compensation

When establishing and reviewing our directors’ compensation, we consider the level of work and involvement the directors have with our business. We also consider compensation paid to directors in the marketplace generally and at our peer group companies (“Peer Group”). In 2020, we compensated our directors as follows:

•	we paid each non-employee director an annual retainer of $100,000, plus an additional $165,000 in the case of our Chairman of the Board;
•	we paid each committee chair an annual retainer of $20,000; and
•	we granted each non-employee director RSUs based on a fair market value of $230,000 as of the date of grant (prorated for directors serving less than a full year).

Cash retainers are prorated if a director serves less than a full year in the applicable position. The annual grant of RSUs to a newly appointed, non-employee director is prorated to the number of days remaining in the year. We also reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at Board and committee meetings.

All RSUs granted to non-employee directors are fully vested upon grant. RSUs granted before 2012 will be settled upon the director’s termination of service from the Board. Beginning with grants in 2012, the RSUs are settled upon the earlier of the director’s termination of service from the Board or three years after they are granted, unless they are deferred into our DCP. RSUs are settled through the issuance of shares of our common stock. After any quarter in which dividends are distributed to shareholders, the non-employee directors receive additional RSUs with a value equal to the value of dividends they would have received had they owned the shares of stock underlying the RSUs on the dividend record date. The number of additional RSUs to be received by directors due to the declaration of dividends is based on the closing price of our stock on the dividend payment date.

All compensation paid by us during 2020 to our non-employee directors is detailed below. Mr. Slager’s compensation is reflected in the executive compensation tables contained in this Proxy Statement, and he received no additional compensation from us for his duties as a director.

Director Compensation in 2020

DIRECTOR NAME	FEES EARNED OR PAID IN CASH ($)(1)		STOCK AWARDS ($)(2)	TOTAL ($)

Tomago Collins	120,000		230,055	350,055

Michael A. Duffy	42,663		98,994	141,657

Thomas W. Handley	120,000		230,055	350,055

Manuel Kadre (Chairman)	265,000	(3)	230,055	495,055

Jennifer M. Kirk	120,000		230,055	350,055

Michael Larson	120,000		230,055	350,055

Kim S. Pegula	100,000		230,055	330,055

Ramon A. Rodriguez(4)	35,440		230,055	265,495

James P. Snee	100,000		230,055	330,055

John M. Trani(4)	35,440		230,055	265,495

Sandra M. Volpe	100,000		230,055	330,055

Katharine B. Weymouth	100,000		230,055	330,055

(1)	Includes annual cash retainers and Board and committee chairmanship retainers. We do not pay meeting fees for Board or committee meetings.
(2)

The amounts shown in this column represent the grant-date fair value of RSUs granted in 2020 calculated in accordance with FASB ASC Topic 718. See Note 12 to our Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2020 for a discussion of the relevant assumptions used in making such calculations. This does not include the value of additional RSUs received in lieu of dividends. Each non-employee director, other than Mr. Duffy who joined the Board on July 28, 2020, received an annual grant of 2,561 RSUs on January 2, 2020 with a grant date fair value of $89.83 per share, which was the closing price of our stock on the date of grant. Mr. Duffy received a grant of 1,160 RSUs on July 28, 2020 with a grant date fair value of $85.34 per share, which was the closing price of our stock on the date of the grant.

(3)	Mr. Kadre elected to defer a portion of his cash compensation in accordance with the DCP.
(4)

Messrs. Rodriguez and Trani served as directors until our 2020 Annual Meeting, at which time they did not stand for re-election. The Fees Earned or Paid in Cash column represents fees for services while they were still directors.

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Certain Relationships and Related Party Transactions

Our Related Party Transactions Policy stipulates that any transaction for which disclosure is required under Item 404 of Regulation S-K (an “S-K Transaction”) be approved by both our CEO and the Audit Committee. Generally speaking, an S-K Transaction is any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) in which Republic is a participant, the amount involved exceeds $120,000 in the aggregate, and a director, director nominee, executive officer, 5% shareholder, or immediate family member of any of the foregoing has a material interest in the transaction. The related party must disclose in writing to the Chief Legal Officer the material facts of the proposed S-K Transaction and the Chief Legal Officer (or designee) will then submit the written disclosure to the CEO and the Audit Committee for approval. If the proposed S-K Transaction involves the Chief Legal Officer, the written disclosure must be provided to the CEO. As part of its due diligence, the Audit Committee will review and determine, with the advice and assistance of such advisors as it deems appropriate, whether the S-K Transaction would present an improper conflict of interest. In making this determination, the Audit Committee may consider the following factors, among others: (1) whether the transaction terms are at least as favorable to us as those that could be obtained in a transaction between us and an unrelated party; (2) whether there are any compelling business reasons for us to enter into the transaction; and (3) whether the transaction would impair the independence of an otherwise independent director.

Entities Affiliated with Kim S. Pegula

During 2016, Allied Waste Services of North America LLC, a subsidiary of the Company, entered into separate multi-year sponsorship agreements with HarborCenter Operating, LLC (“HCO”) and Buffalo Bills, LLC (“Buffalo Bills”), two entities that are co-owned by Ms. Pegula and her husband. Each of the multi-year sponsorship agreements relate to a sustainability initiative whereby the Company promoted various sustainability projects and provided recycling and waste services in exchange for certain promotional rights. In July 2017, Ms. Pegula became a member of our Board. The HCO agreement terminated in December 2019, and the Buffalo Bills agreement with Republic ended in July 2020. Accordingly, the Company did not make any payments to these entities in 2020.

In addition, through several of the Company’s subsidiaries, the Company provides waste and/or recycling collection services to seven facilities in which Ms. Pegula or her immediate family members have an ownership interest. In 2020, the Company received an aggregate of approximately $176,714 for services provided to these facilities. Ms. Pegula did not initiate or negotiate any of the arrangements we have with the affiliated entities, all of the business dealings were entered into in the ordinary course of business prior to Ms. Pegula assuming her role on our Board, and our arrangements with such entities are on terms no more favorable to them than terms that would be available to unaffiliated third parties under the same or similar circumstances.

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Security Ownership of the Board of Directors and Management

The following table shows certain information as of March 22, 2021 with respect to the beneficial ownership of common stock and RSUs by (1) our current directors, (2) each of the named executive officers, and (3) all of our current directors and all executive officers as a group. We have adjusted share amounts and percentages shown for each individual in the table to give effect to shares of common stock that are not outstanding but which the individual may acquire upon exercise of options exercisable within 60 days after March 22, 2021. However, we do not deem these shares to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other individual listed on the table.

RSUs and PSUs are not considered common stock that is beneficially owned for SEC disclosure purposes. We have included RSUs in this table because they are similar to or track our common stock, they represent an investment risk in the performance of our common stock, they are settled through the issuance of shares of our common stock, and they receive dividend equivalents in the form of additional RSUs each time a dividend is paid on our common stock. The Board has considered the use of RSUs as opposed to common stock for directors and believes that RSUs align the directors with our shareholders’ long-term interests as much as common stock would.

	SHARES BENEFICIALLY OWNED(a)

NAME OF BENEFICIAL OWNER	NUMBER(b)		PERCENT(c)	RESTRICTED STOCK UNITS(d)(e)

Manuel Kadre	4,245		—	30,621

Tomago Collins	9,879		—	16,332

Michael A. Duffy	—		—	3,640

Thomas W. Handley	1,949		—	16,332

Jennifer M. Kirk	3,449		—	16,332

Michael Larson	46,110		—	42,403

Kim S. Pegula	5,257		—	8,445

Donald W. Slager	348,325	(1)	—	85,273

James P. Snee	—		—	10,054

Brian S. Tyler	5	(2)	—	—

Sandra M. Volpe	—		—	16,332

Katharine B. Weymouth	—		—	9,284

Brian M. DelGhiaccio	8,841	(3)	—	31,637

Catharine D. Ellingsen	22,564		—	17,294

Charles F. Serianni	45,541	(4)	—	43,735

Timothy E. Stuart	13,463	(5)	—	73,785

Jon Vander Ark	11,995		—	123,407

All current directors and all current executive officers as a group (19 persons)	553,718	(6)	0.2%	704,624

(a)

Excludes the units in the last column of this table. Unless otherwise noted, each of our directors and executive officers has sole voting power and sole dispositive power with respect to the shares listed.

(b)	All share numbers have been rounded to the nearest whole share number and include any restricted shares.
(c)	Calculated in accordance with Rule 13d-3 under the Exchange Act, and based on 318,998,900 shares of common stock issued and outstanding at the close of business on
March 22, 2021. Each of our directors and named executive officers beneficially owns less than 1% of our outstanding common stock.
(d)

The numbers in this column represent outstanding RSUs, both vested and unvested, including RSUs represented as units in the DCP’s Stock Unit Fund, and earned PSUs held in the DCP. For further discussion of RSUs and PSUs refer to “Director Compensation” and “Executive Compensation — Components of Executive Compensation.”

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(e)

Excluded from this column are units in the DCP’s stock investment fund, a measurement fund under which units are equal in value to shares of the Company’s common stock and are settled in cash. These units apply for purposes of our stock ownership guidelines, and Ms. Ellingsen and Messrs. Serianni and Stuart hold 19,571 units, 34 units and 13,672 units, respectively.

(1)	The aggregate amount of common stock beneficially owned by Mr. Slager consists of 348,062 shares owned directly by him and 263 shares owned through our 401(k) Plan.
(2)	Prior to his election to the Board on April 1, 2021, Mr. Tyler owned 5 shares of Republic common stock.
(3)	The aggregate amount of common stock beneficially owned by Mr. DelGhiaccio consists of 5,107 shares owned directly by him and 3,734 shares owned through our Employee Stock Purchase Plan (“ESPP”).
(4)

The aggregate amount of common stock beneficially owned by Mr. Serianni consists of 41,586 shares owned directly by him, 1,454 shares owned through our ESPP and 2,501 shares owned through our 401(k) Plan.

(5)	The aggregate amount of common stock beneficially owned by Mr. Stuart consists of 12,788 shares owned directly by him and 675 shares owned through our ESPP.
(6)

The aggregate amount of common stock beneficially owned by all current directors and all executive officers as a group consists of (a) 545,091 shares owned directly, (b) 5,863 shares owned through our ESPP, and (c) 2,764 shares owned through our 401(k) Plan.

Security Ownership of Five Percent Shareholders

The following table shows certain information as of March 22, 2021 with respect to the beneficial ownership of common stock by each of our shareholders who we know is a beneficial owner of more than 5% of our outstanding common stock.

	SHARES BENEFICIALLY OWNED

NAME OF BENEFICIAL OWNER	NUMBER		PERCENT(1)

William H. Gates III Cascade Investment, L.L.C. 2365 Carillon Point, Kirkland, WA 98033	108,802,519	(2)	34.1%

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	20,203,394	(3)	6.3%

The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	18,230,486	(4)	5.7%

(1)	Calculated in accordance with Rule 13d-3 under the Exchange Act, based on 318,998,900 shares of common stock outstanding at the close of business on March 22, 2021.
(2)

Based on a Schedule 13D/A filed with the SEC by Mr. Gates and Cascade Investment, L.L.C. (“Cascade”), last updated as of July 27, 2018. All shares of our common stock held by Cascade may be deemed to be beneficially owned by Mr. Gates as the sole member of Cascade. Mr. Gates’ address is 2365 Carillon Point, Kirkland, WA 98033. As the sole member of Cascade, Mr. Gates has sole voting power and sole dispositive power with respect to 108,802,519 shares.

(3)	Based on a Schedule 13G/A filed with the SEC, as of December 31, 2020, BlackRock, Inc. (“BlackRock”), 55 East
52nd Street, New York, NY 10055, is the beneficial owner of 20,203,394 shares. BlackRock reports that it has sole voting power with respect to 18,462,584 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 20,203,394 shares and shared dispositive power with respect to 0 shares, as of December 31, 2020.
(4)

Based on a Schedule 13G/A filed with the SEC as of December 31, 2020, The Vanguard Group, 100 Vanguard Boulevard, Malvern, PA 19355, is the beneficial owner of 18,230,486 shares. The Vanguard Group reports that it has sole voting power with respect to 0 shares, shared voting power with respect to 429,470 shares, sole dispositive power with respect to 17,222,039 shares and shared dispositive power with respect to 1,008,447 shares, as of December 31, 2020.

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Executive Compensation

CD&A Table of Contents

                              46    |    Republic Services, Inc. 2021 Proxy Statement

This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation program for 2020. This CD&A focuses on the compensation of the named executive officers listed in the Summary Compensation Table.

EXECUTIVE OFFICERS

Our executive officers serve at the Board’s pleasure and are subject to annual appointment by the Board. Our current executive officers are as follows:

EXECUTIVE NAME	AGE	POSITION

Donald W. Slager	59	Chief Executive Officer

Brian M. DelGhiaccio	47	Executive Vice President, Chief Financial Officer

Brian A. Bales	58	Executive Vice President, Chief Development Officer

Catharine D. Ellingsen	57	Executive Vice President, Chief Legal Officer, Chief Ethics & Compliance Officer, and Corporate Secretary

Jeffrey A. Hughes	64	Executive Vice President, Chief Administrative Officer

Timothy E. Stuart	53	Executive Vice President, Chief Operating Officer

Jon Vander Ark	45	President

Donald W. Slager

Mr. Slager was named Chief Executive Officer in 2011. Mr. Slager has over 40 years of experience in the industry, starting his career as a teenager and subsequently working at all levels within the organization. He has served Republic Services and its legacy companies for more than 35 years in a wide variety of leadership positions, including President and Chief Operating Officer of Republic Services prior to becoming CEO in 2011. Mr. Slager held management roles of increasing responsibility including Senior Vice President of Operations, Region President, Area President and General Manager. Mr. Slager serves on the Board of Directors of Martin Marietta, Inc. Mr. Slager submitted notice of his intent to retire from the Company effective June 25, 2021.

Brian M. DelGhiaccio

Mr. DelGhiaccio was named Executive Vice President, Chief Financial Officer in June 2020. Mr. DelGhiaccio has over 20 years of experience in a variety of roles of increasing responsibility. He was named Executive Vice President and Chief Transformation Officer in June 2019. Before that, Mr. DelGhiaccio served as Vice President, Investor Relations from 2012 to 2014, progressed to Senior Vice President, Finance from 2014 to 2017 and then to Senior Vice President, Business Transformation in 2017. Prior to his time at Republic Services, Mr. DelGhiaccio was a senior consultant with Arthur Andersen.

Brian A. Bales

Mr. Bales was named Executive Vice President, Chief Development Officer in February 2015. Mr. Bales has been with Republic for over 20 years, serving as Executive Vice President, Business Development from December 2008 to February 2015, and Vice President, Corporate Development from 1998 to December 2008. Prior to his time at Republic, Mr. Bales held roles of increasing responsibility in finance and business development for Ryder System, Inc. from 1993 to 1998, and served as chief financial officer for EDIFEX & VTA Communications from 1988 through 1993. Prior to that, Mr. Bales was an accountant for PwC (formerly Price Waterhouse) from 1986 to 1988. Mr. Bales serves on the Board of Directors of Insurance Auto Auctions, Inc.

Republic Services, Inc. 2021 Proxy Statement | 47

Catharine D. Ellingsen

Ms. Ellingsen was named Executive Vice President, Chief Legal Officer, Chief Ethics & Compliance Officer, and Corporate Secretary in June 2016. Ms. Ellingsen joined the Company as Corporate Counsel in August 2001 and has experience in a variety of roles of increasing responsibility. She was named Managing Corporate Counsel in January 2003, Director, Legal and Associate General Counsel in January 2005, and Vice President and Deputy General Counsel in June 2007. Ms. Ellingsen was named Senior Vice President, Human Resources in August 2011 and served in that position until June 2016. Before joining the Company, Ms. Ellingsen was an attorney at Steptoe & Johnson LLP from 1996 to 2001 and at Bryan Cave LLP from 1993 to 1996. Ms. Ellingsen serves on the Boards of Directors of Bunker Hill Group and Nebraska Distributing Company.

Jeffrey A. Hughes

Mr. Hughes was named Executive Vice President, Chief Administrative Officer in December 2008. Before that, Mr. Hughes served as Senior Vice President, Eastern Region Operations from 2004 to 2008, Assistant Vice President of Operations Support from 1999 to 2004 and as a District Manager from 1988 to 1999. Mr. Hughes has over 30 years of experience in the solid waste industry. Mr. Hughes submitted notice of his intent to retire from his current position effective April 1, 2022.

Timothy E. Stuart

Mr. Stuart was named Executive Vice President, Chief Operating Officer in May 2019. Prior to his current role, Mr. Stuart served as Executive Vice President, Operations from January 2016 to May 2019, where he was responsible for maximizing field performance, executing the operating plan, and achieving financial and operational results across the Company. Mr. Stuart has over 20 years of experience in the waste industry. He previously served as the Company’s East Region President from September 2013 to January 2016. He joined Republic in April 2006 as Director of Operations, and has held a variety of roles with the Company, including Area President, Vice President of Customer Experience, and Region Vice President. Mr. Stuart serves on the Board of Directors of Romeo Power, Inc.

Jon Vander Ark

Mr. Vander Ark was named President in May 2019, and is responsible for overseeing the Company’s operations, sales, marketing and business development. Mr. Vander Ark served as the Company’s Executive Vice President, Chief Operating Officer from January 2018 to May 2019. Prior to that, Mr. Vander Ark served as the Company’s Executive Vice President, Operations from March 2016 to January 2018. Mr. Vander Ark joined the Company in January 2013 as Executive Vice President, Chief Marketing Officer. Prior to joining the Company, he served as a partner at McKinsey & Company’s Detroit office, managing clients across a variety of industries, including transportation, logistics, manufacturing and consumer products. The Board unanimously elected Mr. Vander Ark to succeed Mr. Slager as Chief Executive Officer, effective June 25, 2021.

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EXECUTIVE SUMMARY

Business and Strategy Overview

Republic is one of the largest providers of environmental services in the United States. As of December 31, 2020, we operated facilities in 41 states through 345 collection operations, 220 transfer stations, 186 active landfills, 76 recycling processing centers, 6 treatment, recovery and disposal facilities, 9 salt water disposal wells, and 7 deep injection wells. We were engaged in 75 landfill gas-to-energy and renewable energy projects and had post-closure responsibility for 128 closed landfills.

Business Strategy

We believe our products and services are valuable to our customers and essential for long-term sustainability. Our focus on and commitment to sustainability allows us to attract and retain the best talent, win more customers, increase loyalty, and ultimately drive increased revenue, profits, and cash flow, creating long-term shareholder value.

Our strategy is designed to generate profitable growth by sustainably managing our customers’ needs.

Foundational Elements

Our strategy is designed to generate profitable growth by sustainably managing our customers’ needs, and it is underpinned by three foundational elements – (1) market position, (2) operating model, and (3) management of human capital through our people and talent agenda.

Market Position – Our goal is to develop the best vertically integrated market position to enable us to build density and improve returns. We strive to have a number one or number two market position in each of the markets we serve. In addition to organic growth, we grow through acquisition of high-quality assets.

Operating Model – Our operating model allows us to deliver a consistent, high-quality service to all our customers through the Republic Way: One Way. Everywhere. Every day. The Republic Way is the key to harnessing the best of what we do as operators and translating that across all facets of our business. Key elements of our operating model are our matrix organization, fleet automation, compressed natural gas vehicles, fleet electrification and standardized maintenance.

Human Capital Management – Our management of human capital is embodied in our robust people and talent agenda, the goal of which is to maintain an environment that attracts, retains and motivates the best talent. Our 35,000 employees continue to be a critical component in successfully executing our strategy and running our operations. We are dedicated to driving our human capital objectives, which include:

•	Representing the diversity of the communities we serve and sustaining a safe, inclusive and ethical culture;
•	Maintaining a highly engaged workforce;
•	Preparing talent through learning and development experiences; and
•	Offering compensation and benefits that attract, retain and motivate the best workforce.

To effectively execute our strategic plan, we prioritize the development of and investment in capabilities that will differentiate us in the marketplace.

Differentiating Capabilities CUSTOMER ZEAL SUSTAINABILITY DIGITAL Drive customer loyalty by offering Protect our Blue Planet(R) by providing Leverage data and technology to differentiated products and services specifically customers with environmentally enhance service offerings and drive designed to meet our customers' needs responsible solutions operational efficiencies Improved NPS score Ambitious 2030 RISE platform implemented 7 points in 2020 Sustainability Goals in all locations

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2020 Business and Performance Highlights

During 2020, we continued to create value for our shareholders. Our performance reflects the strong foundation we have built over the last decade and the resiliency of our business. We continue to focus on executing our strategy designed to generate profitable growth by sustainably managing our customers’ needs, managing our cost structure, generating consistent earnings and free cash flow growth, improving return on invested capital, and increasing cash returns to our shareholders.

Highlights of the year include:

•	Outperformed our adjusted earnings per share (“EPS”) and adjusted free cash flow (“FCF”) guidance despite volume declines related to the COVID-19 pandemic(1);
•	Full-year adjusted EBITDA(1) margin was 29.4%, a 130 basis point improvement over the prior year;
•	Full-year diluted EPS was $3.02 per share and full-year adjusted EPS(1) was $3.56 per share. Adjusted EPS increased 8 percent over the prior year;
•	Full-year cash provided by operating activities was $2.47 billion and adjusted FCF(1) was $1.24 billion;
•	Improved adjusted FCF(1) conversion to 41.3%, a 70 basis point improvement over the prior year;
•	Invested over $600 million in acquisitions during 2020;
•	Returned $621 million to shareholders in 2020 through dividends and share repurchases; and
•	Received many notable awards for our continued leadership in Environmental, Social and Governance (ESG), including:
•	Named to Barron’s 2021 “100 Most Sustainable Companies” list;
•	Named as a 2021 Sustainability Yearbook Member;
•	Included in the Dow Jones Sustainability World and North America Indices for the fifth consecutive year;
•	Listed as one of the “World’s Most Ethical Companies” in 2020 by the Ethisphere Institute;
•	Named to the Forbes 2020 list of Best Employers for Women; and
•	Named to 3BL Media’s 2020 100 best corporate citizens list.

(1)

Adjusted EPS, adjusted EBITDA and adjusted FCF are non-GAAP financial measures. For a reconciliation of such non-GAAP measures to the comparable measures calculated in accordance with GAAP, see “Reconciliation of GAAP to Non-GAAP Financial Measures” in the Annex on page 97.

Adjusted EPS(1) 3-Year EPS CAGR of 14% Adjusted Free Cash Flow(1) 3-Year FCF CAGR of 10% Adjusted EBITDA Margin(1) Continued margin expansion Free Cash Flow Conversion(1) Continued FCF conversion improvement

(1)	See “Reconciliation of GAAP to Non-GAAP Financial Measures” in the Annex on page 97. For comparative purposes, prior year amounts have been reclassified to conform to current year presentation.

                              50    |    Republic Services, Inc. 2021 Proxy Statement

Focused Capital Allocation Strategy to Increase Shareholder Value Creation

Our balanced capital allocation practices prioritize reinvesting into the business and then returning cash to shareholders while maintaining an investment-grade credit rating.

Improved FCF Return of Capital & Accelerated M&A Business Growth Continue balanced approach to capital allocation Accelerated M&A Organic growth Tuck-ins New platforms Improved market vertical mix Differentiating capabilities Commitment to FCF conversion

Performance Metrics Used and Why We Use Them

We believe the performance metrics we use for our executive compensation program are strongly aligned with shareholder interests and support our business strategy. For the past several years, our executive compensation program has used an EPS measure (“EPS Measure”) and a FCF measure (“FCF Measure”) as metrics for our annual cash incentive plan, and return on invested capital (“ROIC”), cash flow value creation (“CFVC”), and relative total shareholder return (“RTSR”) as metrics for our long-term incentive (“LTI”) plan. Our shareholders have told us that these metrics align well with their interests. The following graphic describes the performance metrics applied to both the annual incentive plan and LTI plan in 2020 as well as how they align with our strategic goals:

2020 Metrics and Alignment with Strategy(1)

ANNUAL CASH INCENTIVE PERFORMANCE-BASED LTI AWARD EPS Measure 50% FCF Measure 50% Our annual incentive metrics are designed to encourage profitable growth and are widely accepted by the investment community as important performance metrics. Return On Invested Capital 40% Cash Flow Value Creation 40% Relative Total Shareholder Return 20% Our LTl metrics are designed to grow our business with an emphasis on cash flow while maximizing investment returns and aligning interests between our executives and shareholders.

(1)

CFVC and ROIC are adjusted to exclude net gains or losses on divestitures and impairments, losses recorded on the extinguishment of debt instruments, and costs associated with withdrawal from or termination of multi-employer pension plans.

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•	Annual incentive metrics are designed to encourage profitably growing the business, and are widely accepted by the investment community as two important ways to measure a company’s worth. They are:
•	EPS Measure (50%):
•	focused on growth drivers that management can control or influence; and
•	computed on a per-share basis, which incorporates the dilutive impact to shareholders from issuing equity.
•	FCF Measure (50%):
•	emphasizes the quality of earnings; and
•	incorporates the level of capital expenditures deployed to generate future growth.

•	Long term incentive compensation metrics are designed to grow our capacity to generate future earnings rather than “harvesting the business.” This is accomplished by focusing on three-year goals rather than short-term gains as follows:
•	ROIC (40% in 2020):
•	emphasizes maximizing investment returns;
•	focuses management on cost controls and margin expansion; and
•	incentivizes management to make better use of existing assets.
•	CFVC – a measure of economic value added (40% in 2020):
•	focuses on building the business with an emphasis on cash flow;
•	includes a capital charge to promote disciplined capital spending; and
•	ensures alignment of goals and objectives at all levels of the organization.
•	RTSR (20% in 2020):
•	aligned with the investment community; and
•	a relative measure so management is not rewarded or penalized for broader market conditions.

Although the FCF Measure used for our annual incentive and the CFVC used for our LTIs may appear similar, the measures are discrete and support different objectives.

	FREE CASH FLOW	CASH FLOW VALUE CREATION

Calculation	FCF = Cash Flow from Operations – Net Capital Expenditures	CFVC = Net Operating Profit After Tax – (Average Net Assets x Capital Charge)

Rationale for Use as Performance Metric	• Reflects strength of Company’s cash flows on an annual basis and quality of Company’s earnings • Measures Company’s ability to generate cash flow in excess of capital expenditures	• Includes a capital charge on net assets to promote business growth through disciplined investments • Reflects creation of value over the long term

Please refer to the Annex on page 98 for details regarding the calculation of our actual results for 2018, 2019, and 2020 for the EPS Measure, FCF Measure, CFVC, and ROIC.

Setting Robust Performance Targets

We develop rigorous performance metrics on a bottom-up basis – reflecting both management initiatives and the impact of external factors. To align management incentives, our metrics and performance targets focus on factors that management can impact rather than on external factors not under management’s control or ability to mitigate.

The performance metrics used in the annual incentive plan and the PSUs (other than the RTSR metric used for the PSUs and weighted at 20%) are directly tied to management’s ability to increase shareholder value. In setting performance targets for the annual incentive plan and for the three-year PSU performance cycle, the Compensation Committee considers the macro-economic environment, industry-specific conditions, prior-year actual performance, and changes in regulations and laws. The Compensation Committee also considers recent trends and developments in the business that are expected to impact financial results. It confirms that performance targets align with our published earnings guidance, which assures that they are transparent and reward management only if management is successful in achieving financial results that align with the expectations we communicate externally. Based on this due diligence, the Compensation Committee sets rigorous, but reasonable, performance goals for the business.

We have not adjusted the performance period, performance metrics or performance targets for the annual incentive plan or for any PSU performance cycle to account for any potential adverse impacts arising from the COVID-19 pandemic. Moreover, the Compensation Committee did not employ upward discretion to increase any annual incentive payments or PSUs to account for COVID-19 impacts.

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The following table sets forth the process for setting rigorous performance targets that are aligned closely with shareholder value creation.

MANAGEMENT INITIATIVES Profitable Revenue Growth Controllable Operating Expenses Capital Investment M&A (Tuck-in) SELECTED EXTERNAL FACTORS Volume/Macroeconomic Environment CPI Impact on Pricing Diesel/Other Commodity Prices Regulatory and Tax Law Changes FINANCIAL RESULTS EPS Free Cash Flow Cash Flow Value Creation ROIC VALUE CREATION Stock Price Appreciation Shareholder Return Our compensation program is focused on achieving key financial results that support shareholder value creation.

Progress towards our sustainability goals is included within each of our management initiatives. As a result, there is already a direct line from our ESG initiatives to our business results, our culture and strategy and thus, to our performance based executive compensation program.

The following tables compare targeted metrics with actual outcomes for each performance measure in the 2018 through 2020 NEO compensation program.

LINKING PAY TO MANAGEMENT PERFORMANCE

•  Republic’s financial performance is driven by both management performance and external factors

•  We use performance metrics that ensure alignment between management and shareholders by primarily focusing on value-creating measures within management’s control

•  Majority of each NEO’s total compensation is performance-based

•  Our goal is to create shareholder value, regardless of the business environment

GOAL SETTING PROCESS

•  Metrics with proven record of driving shareholder value are selected for annual and long-term incentive plans, including EPS, FCF, ROIC, CFVC and RTSR

•  Budget, strategy, long-term performance history, macro-economic and other external factors are considered in setting each year’s targets

•  Input from shareholders, the Compensation Committee, and management is considered in setting incentive performance targets and ranges

The annual incentive for our NEOs paid out at 125% of target in 2018, 140% of target in 2019 and 125% of target in 2020. Please refer to the Annex on page 98 for details regarding the calculation of our actual results for 2018, 2019 and 2020 for the EPS Measure, FCF Measure, CFVC and ROIC.

	2018	2019	2020
EPS MEASURE TARGET	$3.08	$3.25	$3.53
EPS MEASURE ACTUAL	$3.13	$3.33	$3.58
	$1,065	$1,130	$1,146
FCF MEASURE TARGET
FCF MEASURE ACTUAL	$1,152	$1,173	$1,262
ANNUAL INCENTIVE PAYOUT	125%	140%	125%

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ANNUAL CASH INCENTIVE EPS Measure FCF Measure ($M) PERFORMANCE BASED LTI AWARD Cash Flow Value Creation ($M) Return on Invested Capital (3-year Average) Relative Total Shareholder Return

Shareholder Engagement and Board Consideration of 2020 Shareholder Vote on Executive Compensation

Republic has an active shareholder outreach program and regularly engages with shareholders on a number of matters, including executive compensation, governance, sustainability and, in 2020, our COVID-19 pandemic response. The Board continues to consider feedback received from shareholders on executive compensation when designing and reviewing our compensation program.

The Board was pleased that our 2020 non-binding advisory vote on named executive officer compensation (“say-on-pay vote”) received support from 94.8% of the shares voted. This Fall, we continued our shareholder outreach program to seek shareholders’ views on various executive compensation, governance and sustainability issues, especially as they related to the effects of the COVID-19 pandemic. Throughout 2020, we engaged directly with shareholders representing approximately 52% of shares outstanding, as well as one proxy advisor. Members of our Board actively participated in this outreach, including an independent member of our Compensation Committee and an independent member of our Sustainability & Corporate Responsibility Committee. Specific areas of discussion included our sustainability goals, COVID-19 pandemic response and effects, human capital management, and our executive compensation practices.

Our shareholders, both via the say-on-pay vote at the 2020 Annual Meeting and in our engagement sessions, spoke favorably of both our overall compensation program and of the changes we have previously made as a direct result of prior shareholder feedback. After incorporating the feedback and deliberating, the Board decided not to make further changes to the structure of the compensation program in 2021. The Board continues to seek shareholder input on our compensation program to ensure that it is well-designed to incentivize our management team to drive shareholder value.

COMMITTED TO SERVE My Neighbors Helping neighbors in need is in our DNA, and the commitment to serve from our employees was steadfast even before the pandemic. Answering the call to do something impactful in her neighborhood, Vanessa is helping the immunocompromised elderly in her community by delivering much needed medicine and groceries through a local program. Her selfless work is appreciated and helps prevent the vulnerable people in this pandemic from getting sick. Vanessa, recycling Coordinator Daly City, California

                              54    |    Republic Services, Inc. 2021 Proxy Statement

Key Compensation Governance Practices

The Compensation Committee independently governs the executive compensation program with the support of an independent compensation consultant and management. Our compensation program demonstrates strong governance through the following principles and characteristics:

COMPENSATION PRACTICE	REPUBLIC POLICY

Pay-for-Performance	A significant percentage of both the target total direct compensation opportunity and the LTI opportunity is performance-based.

Relevant Performance Metrics	Annual incentive awards and LTI awards are based on value-driving financial metrics and are capped.

Benchmarking	The Compensation Committee uses a well-structured Peer Group, consisting of companies with which Republic competes for business or key executive talent.

Stock Ownership Guidelines	We have stock ownership guidelines of 5x salary for our CEO, 4x salary for our President, and 3x salary for other NEOs.

Annual Shareholder Say-on-Pay Vote	We value our shareholders’ input on our named executive officer compensation program. Our Board seeks an annual non-binding advisory vote from shareholders to approve the named executive officer compensation program disclosed in our CD&A.

Annual Risk Assessment of Compensation Programs	The Compensation Committee annually reviews our compensation program, including our incentive program, to ensure that they do not encourage excessive or inappropriate risk-taking.

Independent Compensation Consultant	The Compensation Committee retains an independent compensation consultant to advise on the executive compensation program and practices.

Compensation Recoupment (Clawback) Policy	Our clawback policy allows recovery of certain incentive cash and equity compensation that is performance-based if it is earned based on inaccurate financial statements.

Double Trigger Provisions	We have double trigger provisions for all severance and equity awards following a change in control.

Consideration of Shareholder Dilution and Burn Rates	We consider overall dilution and burn rates when determining annual equity awards to manage the impact of dilution on our shareholders.

No Dividends on Unearned PSUs	We do not pay dividends on unearned PSU awards.

Modest Use of Perquisites	Our NEOs and other executives receive the same benefits as other employees, with a limited exception for airplane use for the CEO.

No Excise Tax Gross-Up	We do not provide a gross-up for excise tax payments made in the event of a change in control.

No Hedging, Pledging or Short Sales of Republic Stock	Our Insider Trading Policy prohibits all directors, officers and employees, and their immediate family members, from engaging in the following transactions related to Republic securities (or derivatives): purchasing or selling puts or calls, short sales, placing standing orders (other than under an approved 10b5-1 plan), short-term trading, and holding Republic securities (or derivatives) in a margin account or pledging them.

No Repricing or Exchange of Underwater Options	Our Stock Incentive Plan does not permit the repricing or exchange of underwater options without shareholder approval.

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Our strong compensation governance structure helps ensure management and Board accountability while encouraging long-term value creation.

EXECUTIVE COMPENSATION GOALS AND OBJECTIVES

Our executive compensation philosophy and practices reflect our strong commitment to paying for performance — both short-term and long-term. A primary component of our human resources strategy is to identify, recruit, place, develop and retain key management talent to help ensure that we have the highest caliber leadership. The Compensation Committee and the executive management team believe that a critical aspect of being able to successfully execute this strategy is maintaining a comprehensive, integrated and well-balanced executive compensation program. We believe such a program provides competitive and differentiated levels of pay based on corporate performance and aligns executives’ interests with shareholders’ interests.

EXECUTIVE COMPENSATION PROGRAM GOALS

ATTRACT AND RETAIN EXECUTIVES	Attract and retain the highest caliber executives by providing compensation opportunities comparable to those offered by other companies with which we compete for business and talent

We define performance as the achievement of results against our challenging internal financial targets, which take into account industry and market conditions.

Our executive compensation program has an integrated focus on short- and long-term financial metrics and provides an effective framework by which progress against strategic goals may be appropriately measured and rewarded.

The Compensation Committee continues to place great emphasis on performance indicators that executive management can influence or control, including profitability and sound financial management of our capital, to drive sustained shareholder value creation and reward executives when they are successful.

ACHIEVE BUSINESS GOALS	Communicate, support and drive achievement of our business strategies and goals
MOTIVATE PERFORMANCE	Motivate strong performance from executive management in an incentive-driven culture by delivering greater rewards for superior performance and reduced rewards for underperformance
REWARD ACHIEVEMENT	Reward achievement of both short-term results and long-term shareholder value creation
ALIGN INTERESTS	Closely align executives’ interests with our shareholders’ interests and foster an equity-based ownership environment

Structural Alignment of Pay and Performance

In 2020, we compensated each NEO using three key forms of compensation:

•	base salary;
•	annual cash incentive based on target; and
•	long-term incentive awards based on target (PSUs and RSUs).

The annual and long-term incentives are variable and the amount realized is based on achieving specific performance objectives or on the performance of Republic’s stock.

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Components of Executive Compensation

For 2020, the target total direct compensation (“Target TDC”), comprised of annualized base salary, annual incentive and LTI awards (consisting of PSUs and RSUs), but not including retirement contributions, for Republic’s current NEOs was as follows:

(1) PSU target award for performance cycle beginning in 2020 and target value of RSU awards, excluding one-time awards granted to Mr. DelGhiaccio in connection with his promotion to Executive Vice President, Chief Financial Officer in June 2020, as approved by the Compensation Committee.

(2) Variable annual incentive target award for 2020.

(3) For Ms. Ellingsen and Messrs. Serianni, Stuart and Vander Ark, the percentages reflect their 2020 Target TDCs, as approved by the Compensation Committee. The percentages for Mr. DeiGhiaccio reflect his base salary paid, prorated annual incentive target, and target value of PSUs and RSUs granted in 2020, excluding one-time awards granted to him in connection with his promotion to Executive Vice President, Chief Financial Officer in June 2020.

The Compensation Committee set Mr. Slager’s Target TDC significantly below the median of his peers when he was promoted to CEO in 2011. The Compensation Committee has increased Mr. Slager’s Target TDC over time to reflect his strong performance and increasing tenure in the position. For 2020, Mr. Slager’s Target TDC was at the 72nd percentile when compared to his peers. The Compensation Committee believes that Mr. Slager has done an excellent job since he became CEO, and has managed his Target TDC to provide award opportunities relative to the external market that are appropriate for his tenure and performance.

Variable and Performance-Based Compensation Overview

The annual incentive and LTI awards link the majority of compensation to management’s performance against the financial metrics set by the Compensation Committee and the performance of Republic stock over the vesting periods of the equity-based awards. The performance metrics for the annual incentives and the PSUs and the range of opportunity relative to target payouts are consistent for all NEOs, including the CEO. These programs have both minimum performance thresholds below which no payments will be made and capped maximum payments.

Each year, management recommends that the Board approve financial performance targets that are challenging and, if achieved, can deliver superior value to shareholders. Consistent with the setting of ambitious performance targets, Republic looks to have its aggregate total Target TDC for its NEOs near or at the median of our Peer Group, taking into account experience, tenure and overall position responsibility. The Compensation Committee believes it is appropriate to reward the executive management team with compensation above the target opportunity with respect to performance-based awards if the rigorous financial targets associated with the variable pay programs are exceeded. Conversely, if those targets are not met, awards are paid at levels that result in variable compensation below target. Thus, our NEOs generally may be paid above the median of our Peer Group only if the targets are exceeded.

Long-Term Incentive (Performance-Based and Equity) Awards

The Compensation Committee strongly believes in using LTI compensation to reinforce key objectives that drive financial progress and sustained shareholder value creation:

•	focus on the importance of shareholder returns;
•	promote the achievement of long-term performance goals;
•	encourage executive retention; and
•	promote meaningful levels of Republic stock ownership by executives.

To determine the overall opportunity and appropriate mix of LTI awards, the Compensation Committee considers a variety of factors, including competitive market positioning against comparable executives in the Peer Group, Peer Group LTI award practices, potential economic value realized, timing of vesting, and taxation. The key components of our LTI program are an annual RSU grant and PSU grant that reward financial successes over a three-year performance period.

Equity Compensation

The Compensation Committee believes that long-term, stock-based incentive compensation contributes to our ability to attract and retain high-caliber executive talent and motivates executives to sustain our long-term financial performance and increase shareholder value. We also believe that equity awards offer significant motivation to our executives and other employees and align their interests with shareholders’ interests. Beginning in 2015, our LTI awards for NEOs consist of (1) an RSU grant that vests ratably over four years and (2) a PSU grant that vests based on performance over a three-year period and is payable half in cash and half in shares of common stock.

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Restricted Stock Units

In February 2020, the Compensation Committee approved equity awards to our NEOs in the form of RSUs that vest ratably over four years. The full grant date fair value of RSUs granted to each NEO during 2020 is shown in the Summary Compensation Table on page 68. Additional information, including the number of shares subject to each award, is shown in the Grants of Plan-Based Awards in 2020 table on page 70.

Generally, our executives and other employees who receive grants of RSUs receive dividend equivalents for any dividends we declare on our common stock following the date on which they are granted RSUs. The dividend equivalents are in the form of additional RSUs with a value equal to the value of dividends they would have received on the shares of the common stock underlying the RSUs they hold on the dividend record date.

Performance Shares

PSUs are performance-based because the number of shares of common stock ultimately earned depends on performance against pre-determined goals over a three-year period and the value of the PSUs fluctuates based on our stock price. The opportunity to earn PSUs is based on two key financial metrics — CFVC and ROIC — plus the addition of RTSR as a third metric.

The Compensation Committee previously established the performance and payout targets for PSU grants for the 2018-2020, 2019-2021 and 2020-2022 performance periods. We believe that the CFVC and ROIC targets for these performance periods are rigorous and appropriately reflect the Compensation Committee’s consideration of the business, and operational and regulatory environment as it existed when the targets were set. Additionally, we believe the RTSR target established by the Compensation Committee ensures that management is not rewarded or penalized for broader market conditions. Each of the components align all NEOs to performance against the financial metrics and to increasing shareholder value. Additional information, including the threshold, target, and maximum awards payable to each of the NEOs for the 2020-2022 performance period, is shown in the Grants of Plan-Based Awards in 2020 table on page 70.

Dividends on PSUs are accrued but not earned and granted to the executives until the shares of common stock underlying the PSUs are earned, if at all, based on the achievement of the performance metrics as determined following the end of the three-year performance period.

In connection with Mr. DelGhiaccio’s promotion in 2020, Mr. Vander Ark’s promotion in 2018 and Ms. Ellingsen’s promotion in 2016, each was granted long-term cash incentives (“Supplemental LTIP”) in addition to their PSUs to increase their target awards for such periods to take into account their time in their new roles for a portion of the applicable performance periods. The Supplemental LTIPs were granted as if each award was granted under the Executive Incentive Plan and had the same performance measures as the PSUs for the applicable performance period.

The target award value for RSUs and PSUs granted to each NEO in 2020, as approved by the Compensation Committee, are shown below and may be different from the amounts reflected in the Summary Compensation Table in the “Stock Awards” column.

EXECUTIVE NAME	RSU AWARDS(1) TARGET VALUE	PSU AWARDS(2) TARGET VALUE

Donald W. Slager	$2,885,000	$6,075,000

Brian M. DelGhiaccio(3)	$460,000	$390,000

Catharine D. Ellingsen	$560,000	$775,000

Charles F. Serianni	$640,000	$940,000

Timothy E. Stuart	$750,000	$1,400,000

Jon Vander Ark	$800,000	$1,700,000

(1)	The target value of RSUs will differ from the grant date fair value of RSUs shown in the Summary Compensation Table, as we do not grant fractional shares.
(2)

The target value of PSUs will differ from the grant date fair value of PSUs shown in the Summary Compensation Table. A portion of the grant date fair value of PSUs shown in the Summary Compensation Table reflects total shareholder return relative to the S&P 500, and is based on a Monte Carlo valuation model.

(3)

For Mr. DelGhiaccio, the amounts include RSUs with a grant date fair value of $260,000 and PSUs with a target value of $390,000 on February 14, 2020. In connection with his promotion to Executive Vice President, Chief Financial Officer, Mr. DelGhiaccio was granted a one-time RSU award with a grant date fair value of $200,000 on June 1, 2020.

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The chart below shows the performance targets and the potential payouts for PSUs granted in 2018 with a performance period of 2018–2020, for performance above and below target. It also shows the actual performance of CFVC and ROIC during the performance period of $3,578 million and 8.4%, respectively. Because our actual CFVC was below the target, and our actual ROIC was slightly below target, the resulting payout based on CFVC and ROIC was 91.5% of the target payout amount. We will disclose the performance targets, potential payouts, and actual results for the 2019–2021 and 2020–2022 performance periods once the applicable performance period has concluded.

2018-2020 CFVC/ROIC EARNED PERCENTAGE

T = Target level for 100% payout | A = Actual results for 2018-2020 Performance Period

CUMULATIVE 3-YEAR CFVC ($ IN MILLIONS) $4,283 or greater $3,724 (T) $3,165 <$3,165 75% 50% 25% 0% < 7.2% AVERAGE ROIC% 100% 75% 50% 25% 7.2% 125% 91.5% (A); CFVC $3,578; ROIC: 8.4% 100% 75% 50% 8.5% (T) 150% 125% 100% 75% 9.8%

Twenty percent of the PSU payout is based on the RTSR performance to target. In 2018, the Compensation Committee set the RTSR performance target for the 2018 – 2020 performance period at the 56th percentile.

The chart to the right shows the performance target and the
potential payouts for performance above and below target. It also shows the actual performance of RTSR during the
performance period of 70th percentile. Because our actual
performance was above the target level of performance,
consistent with our pay-for-performance philosophy, the
resulting payout based on RTSR was 128.8% of the target
payout amount.

2018-2020 RTSR EARNED PERCENTAGE
RTSR ATTAINED DURING THE PERFORMANCE PERIOD	RTSR EARNING PERCENTAGE
Less than 20th Percentile	0%
20th Percentile	25%
40th Percentile	67%
56th Percentile (T)	100%
60th Percentile	108%
70th Percentile	128.8%(A)
80th Percentile or higher	150%
T = Target level for 100% payout A = Actual results for 2018-2020 Performance Period

Taking into consideration the combined performance of CFVC, ROIC and RTSR for the 2018-2020 performance period, the combined PSU payout was 99.0% of target. The actual payout amounts are reflected in the Option Exercises and PSUs and RSUs Vested in 2020 table on page 75.

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Annual Cash Incentive

Republic maintains an annual incentive program for its NEOs and certain other members of management. This reflects our pay-for-performance philosophy by linking a significant portion of the NEOs’ compensation to Company performance. Actual annual incentive awards earned are a function of performance relative to Compensation Committee-approved financial targets. The Compensation Committee may apply (and in some years has applied) negative discretion to adjust actual performance downward if it believes that actual results reflect the benefit of matters that, although valuable to Republic, are not the type of benefit the annual incentive plan was designed to reward.

The annual incentive program rewards the NEOs based on performance relative to predetermined targets for the EPS Measure and the FCF Measure. For 2020 compensation purposes, we defined the EPS Measure, which is not a measure determined in accordance with GAAP, as our reported EPS, adjusted to remove the impact of: (a) the loss on extinguishment of debt; (b) gains or losses (or related impairments) from divestitures, net of tax; (c) costs associated with withdrawal from or termination of multi-employer pension plans; and (d) restructuring charges. We defined the FCF Measure, which is not a measure determined in accordance with GAAP, as cash provided by operating activities, less property and equipment received in 2020, plus proceeds from sales of property and equipment, adjusted to remove the impact of: (1) cash taxes arising from debt extinguishment; (2) tax payments related to business unit divestitures; (3) costs associated with withdrawal from or termination of multi-employer pension plans; and (4) restructuring payments, net of tax.

The tables below illustrate our 2020 targets, threshold and maximum awards for the annual incentive. For performance at and below target, the two measures are equally weighted and a participant may earn a percentage of the target award for each measure based on performance for that measure. If the EPS Measure target is exceeded, and the FCF Measure at least meets target, the annual incentive award earned may be increased above target (up to a maximum of 200% of the target amount), based on the extent to which the EPS Measure target is exceeded. No additional amount above target will be earned based on exceeding the FCF Measure target.

2020 PERCENT OF ANNUAL INCENTIVE AWARD EARNED IF EITHER MEASURE IS LESS THAN TARGET

T = Target level for 100% payout

(Actual results for both measures in 2020 were above Target and therefore the table above did not govern the payout determination.)

FCF MEASURE ($ IN MILLIONS)? $1,146 (T) $1,089 $1,031 $974 (threshold) < $974 50% 37.5% 25% 12.5% 0%? $3.33 (threshold) 62.5% 50% 37.5% 25%12.5% $3.38 75% 62.5% 50% 37.5% 25% $3.43 87.5% 75% 62.5% 50% 37.5% $3.48 100% 87.5% 75% 62.5% 50% ? $3.53 (T) EPS MEASURE (PER SHARE) FCF MEASURE ($ IN MILLIONS) >$1,146 (T) $1,089 $1,031 $974 (threshold) < $974 50% 37.5% 25% 12.5% 0% >$3.33 (threshold) 62.5% 50% 37.5% 25%12.5% $3.38 75% 62.5% 50% 37.5% 25% $3.43 87.5% 75% 62.5% 50% 37.5% $3.48 100% 87.5% 75% 62.5% 50% >$3.53 (T) EPS MEASURE (PER SHARE)

2020 PERCENT OF ANNUAL INCENTIVE AWARD EARNED IF BOTH MEASURES ARE AT OR ABOVE TARGET

FCF MEASURE ($ IN MILLIONS)	≥$1,146 (T)	100%	125% (A)	150%	175%	200%

		$3.53 (T)	$3.58	$3.63	$3.68	$3.73 (maximum)

			EPS MEASURE (PER SHARE)
	T = Target level for 100% payout | A = Actual achievement in 2020 FCF Measure was $1,262 million and EPS Measure was $3.58 per share

For 2020, the actual EPS Measure performance was $3.58 per share against a target of $3.53 per share. The actual FCF Measure performance was $1,262 million against a target of $1,146 million. The above target performance on both the EPS Measure and the FCF Measure resulted in the NEOs receiving an annual incentive payment of 125% of target. Please refer to the Annex on page 98 for details regarding the calculation of our actual results for 2018, 2019 and 2020 for the EPS Measure and the FCF Measure.

The following table shows the NEOs’ 2020 annual incentive opportunity as a percentage of salary at various performance levels and the actual payout as a percentage of salary and in dollars. The payout amount is also reflected in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation.” Further, the annual cash incentive payouts that would have been earned if the minimum, target and maximum performance level were achieved are reflected in the Grants of Plan-Based Awards in 2020 Table under the column titled “Estimated Future Payouts under Non-Equity Incentive Plan Awards” and associated footnotes.

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2020 ANNUAL INCENTIVE OPPORTUNITY AS A PERCENTAGE OF SALARY AND ACTUAL PAYOUT AS A PERCENTAGE OF SALARY AND IN DOLLARS

NAME	Below Threshold Performance Level	At Threshold Performance Level	At Target Performance Level	At Maximum Performance Level	Actual Annual Incentive Payout as a Percentage of Salary (1)	Actual Annual Incentive Payout in $

Donald W. Slager	0%	16.9%	135%	270%	169%	2,033,438

Brian M. DelGhiaccio	0%	10.0%	80%	160%	101%	502,083	(2)

Catharine D. Ellingsen	0%	10.0%	80%	160%	100%	535,000

Charles F. Serianni	0%	10.0%	80%	160%	100%	630,000

Timothy E. Stuart	0%	10.6%	85%	170%	106%	690,625

Jon Vander Ark	0%	11.9%	95%	190%	119%	950,000

(1)

Except for Mr. DelGhiaccio, the percentage is calculated utilizing base salary as of the end of the fiscal year. For Mr. DelGhiaccio, the percentage is calculated utilizing base salary paid in the year.

(2)

In connection with his promotion to Executive Vice President, Chief Financial Officer in June 2020, Mr. DelGhiaccio’s actual annual incentive payout for the 2020 performance period was prorated based on his base salary for his time in each role during the year.

For 2021, the annual incentive plan design remains very similar to prior years with the measures again consisting of the EPS Measure and the FCF Measure.

Fixed Compensation and Benefits

Base Salary

We believe a competitive base salary attracts and retains high-caliber executive talent while providing a fixed level of compensation commensurate with the position’s responsibilities and level. The Compensation Committee annually reviews each NEO’s base salary to determine if any adjustment is warranted. This review consists of a comparison of the compensation paid to incumbents in comparable positions in our Peer Group, taking into account individual qualifications and responsibilities, internal salary levels, and individual and Company performance. Base salary levels may be adjusted when the Compensation Committee believes there is a competitive need to do so, in light of an individual’s promotion or taking into account an individual performance. In 2020, increases to base salaries for each of the NEOs were based on Peer Group benchmarking as well as individual performance. Mr. DelGhiaccio’s base salary increase was a result of his promotion to Executive Vice President, Chief Financial Officer on June 1, 2020. The table below shows the annual base salary for each NEO in 2019 and 2020, as approved by the Compensation Committee, which may be different from the amounts reflected in the Summary Compensation Table in the “Salary” column.

NAME	2019 BASE SALARY	2020 BASE SALARY

Donald W. Slager	$1,170,000	$1,205,000

Brian M. DelGhiaccio(1)	$425,000	$550,000

Catharine D. Ellingsen	$515,000	$535,000

Charles F. Serianni	$615,000	$630,000

Timothy E. Stuart	$625,000	$650,000

Jon Vander Ark	$775,000	$800,000

(1)

Amounts reflect Mr. DelGhiaccio’s base salary at the end of each year. In 2020, Mr. DelGhiaccio’s base salary was increased to $435,000. In connection with his promotion to Executive Vice President, Chief Financial Officer in June 2020, Mr. DelGhiaccio’s base salary was increased to $550,000.

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Other Benefits

Republic makes available medical, dental and vision insurance, life insurance and short- and long-term disability insurance programs for our employees. The NEOs are eligible to participate in these programs on the same basis and with the same level of financial subsidy as our general employee population (other than those employees who are subject to different terms under a collective bargaining agreement). Like our other employees, our NEOs may participate in our 401(k) plan and may defer a portion of their base salary and annual incentive compensation, to the maximum defined level specified by the IRS, which in 2020 was $19,500 plus an additional $6,500 for those age 50 and above. Republic matches 100% of the first three percent of pay contributed and 50% of the next two percent of pay contributed by an employee. Republic’s matching contributions into the 401(k) plan for the NEOs who participated are reported in the All Other Compensation for 2020 table on page 69.

Deferred Compensation Plan and Deferred Compensation Savings Program Contributions

Eligible employees are limited by federal law as to the amount they may contribute to their 401(k) accounts. Accordingly, we have established a Deferred Compensation Plan that permits certain participants, including the NEOs, to defer additional amounts of compensation, including RSUs and PSUs, in a tax efficient manner for retirement savings. Under the DCP, most participants are eligible for matching contributions. The matching contribution under the DCP is equal to the lesser of two percent of the participant’s eligible compensation over the established 401(k) limit ($285,000 in 2020) or 50% of the participant’s annual deferrals, excluding deferred RSUs and stock-settled PSUs.

In addition, we make discretionary retirement contributions to certain of our senior executives’ accounts in the Deferred Compensation Plan (“DCSP Contributions”). The Compensation Committee reviews the DCSP Contributions annually, and may change the amounts or discontinue the contributions at any time. Each DCSP Contribution is a fixed dollar amount that depends on the participant’s title and position in the organization, among other considerations. Unless otherwise specified, DCSP Contributions vest in one of four ways: (1) upon a participant satisfying the age and service requirements necessary to qualify for retirement; (2) in the event of death or disability, the retirement contributions vest immediately; (3) if a participant’s employment is terminated “without cause,” the retirement contributions vest immediately but are not available to the participant until the earlier of the fifth anniversary of the termination date or the date the participant would have become eligible for retirement; or (4) if we complete a transaction that is deemed a change in control, all retirement contributions vest immediately and may be paid out depending upon the original election of the participant. Messrs. Serianni, Stuart and Vander Ark and Ms. Ellingsen each received a contribution of $65,000 in each of 2018, 2019 and 2020. Mr. DelGhiaccio received a contribution of $55,000 in each of 2018 and 2019, and $65,000 in 2020.

Mr. Slager did not receive a DCSP Contribution in 2020. He is, however, entitled to a Supplemental Retirement Benefit, which was preserved in his employment agreement with Republic from previous agreements with the Company and which requires us to pay him a specified amount after termination of his employment for any reason. This payment is an amount equal to $2,287,972, increased at an annual rate of 6%, compounded annually from December 5, 2008 until his date of termination. In 2020, the Supplemental Retirement Benefit increased by $261,659. As of December 31, 2020, Mr. Slager’s Supplemental Retirement Benefit equaled $4,622,639.

The individual contributions of the participating NEOs, including earnings on those contributions and total account balances as of the end of 2020, are shown in the Nonqualified Deferred Compensation in 2020 table on page 76. Republic’s matching contributions and the DCSP contributions are shown in the All Other Compensation for 2020 table on page 69.

Modest Perquisites

With the exception of (1) certain gross-up payments pursuant to our relocation policy that is applicable to all eligible employees, (2) a stipend to cover a portion of monthly health club dues that is offered on the same terms to all employees at our corporate office, and (3) concierge medical services available to vice presidents, senior vice presidents, and executive vice presidents in our corporate office for a nominal charge paid by the Company, Republic generally does not offer perquisites or other personal benefits other than the aircraft usage discussed below. All associated relocation expenses, if any, are reported in the All Other Compensation for 2020 table on page 69. We also do not provide any additional cash compensation to any of the NEOs to reimburse them for income tax liability as a result of the receipt of any cash or equity compensation, benefit or perquisite.

Our CEO may use our airplane for personal travel. Other NEOs may use our airplane for personal use if the CEO is aboard. On a quarterly basis, the Audit Committee reviews the personal use of our airplane by our CEO and other NEOs for reasonableness. The amount reflected in the All Other Compensation for 2020 table as “Perquisites and Other Personal Benefits” includes the incremental cost of providing aircraft to an NEO for personal travel.

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Other Compensation Policies

Stock Ownership Guidelines

The Board recognizes the importance of equity ownership by our executives to further link their interests with shareholders’ interests. Accordingly, the Board maintains stock ownership guidelines for all senior management employees (defined as CEO, President, Chief Operating Officer, CFO, Chief Legal Officer, Executive Vice President, Senior Vice President, Vice President, Area President, and Market Vice President). The guidelines require that senior management employees achieve compliance with the ownership guidelines within five years of becoming a covered employee and maintain their ownership level thereafter. Shares included in the calculation to assess compliance with the ownership guidelines include shares owned outright, shares held in the 401(k) plan, and vested stock equivalents held in the DCP.

NAME	MULTIPLE OF SALARY REQUIRED	IN COMPLIANCE OR ON TRACK

Donald W. Slager	5x	Yes

Brian M. DelGhiaccio	3x	Yes

Catharine D. Ellingsen	3x	Yes

Charles F. Serianni	3x	Yes

Timothy E. Stuart	3x	Yes

Jon Vander Ark	4x	Yes

Securities Trades by Employees

Executive management and the Board take seriously their responsibilities and obligations to exhibit the highest standards of behavior relative to buying and selling Republic stock. All transactions by any director or NEO (“Insiders”) must be pre-cleared by the Chief Legal Officer. Further, Insiders generally are prohibited from trading any Republic stock during quarterly blackout periods or while in possession of material non-public information.

Additionally, our insider trading policy prohibits all Insiders, and members of their immediate family, from engaging in the following transactions relating to Republic securities or derivatives of Republic securities:

•	purchasing or selling puts or calls;
•	short sales;
•	placing standing orders, other than under approved 10b5-1 plans;
•	engaging in short-term or “in-and-out” trading;
•	holding Republic securities or derivatives of Republic securities in a margin account; and
•	pledging Republic securities or derivatives of Republic securities.

Compensation Recoupment (Clawback) Policy

Our Board has established a Clawback Policy to encourage sound financial reporting and increase individual accountability. As more fully described in the Clawback Policy, which was filed as an exhibit to the Form 8-K filed with the SEC on October 30, 2014:

•	the policy applies to Republic’s Section 16 officers (“Covered Officers”);
•	the policy applies to all cash and equity-based awards that are performance-based;
•	the policy is triggered by an accounting restatement we must make due to material noncompliance with any financial reporting requirement under the securities laws (a “Restatement”);
•	if a Restatement occurs, the Compensation Committee generally must seek to claw back both vested and unvested performance-based awards, including gains on equity, during the 3-year period preceding the Restatement date to the extent they exceed what would have been paid to the Covered Officer under the restated financial statements; and
•	this clawback applies if either (1) the applicable Covered Officer engaged in fraud or intentional misconduct that materially contributed to the need for the Restatement or (2) future SEC or NYSE rules require Republic to seek forfeiture.

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COMPENSATION PROCESS

Peer Group and Competitive Benchmarking

The Compensation Committee, in consultation with its independent compensation consultant, annually reviews the composition of the Peer Group used as a reference for executive compensation decisions to ensure that the companies included are comparable in terms of business mix and complexity, revenue, market capitalization, geographic footprint, assets and number of employees. The following table reflects the Peer Group used by the Compensation Committee to establish 2020 compensation.

Air Products and Chemicals, Inc.	Norfolk Southern Corporation

Canadian National Railway Company	Ryder System, Inc.

Canadian Pacific Railway Limited	Stericycle, Inc.

CSX Corporation	Sysco Corporation

FedEx Corporation	Waste Connections, Inc.

W.W. Grainger, Inc.	Waste Management, Inc.

J.B. Hunt Transport Services, Inc.

The Compensation Committee considers data and analyses prepared by its independent compensation consultant based on our current and prior performance, and the historical NEO pay and the appropriateness of that compensation compared to the NEO compensation in the Peer Group. The Compensation Committee also considers general compensation surveys compiled by external consulting firms and takes into account recommendations of our CEO for executives other than himself. The Compensation Committee uses the Peer Group and other surveys as a reference, but does not target a specified percentile of compensation to be paid. After taking into account all data, and factors such as Company performance and an individual’s contribution, experience and potential, the Compensation Committee makes compensation decisions. Based on the independent consultant’s analysis, our CEO’s 2020 Target TDC placed 5th out of 14 companies in the Peer Group and was at the 72nd percentile.

Evaluating Company and Executive Performance

The Compensation Committee has established a process for evaluating Republic’s performance, as well as the performance of each of the NEOs. Each year, the Compensation Committee approves strategic and financial objectives for the NEOs for the upcoming year and for the long term. It also reviews and evaluates the performance against these strategic and financial objectives for the prior year, and reviews the interim progress on all open three-year performance periods under the PSUs. Our CEO provides his assessment of the performance against the strategic objectives and on the individual contributions of the NEOs. The Compensation Committee considers all of these factors in reaching its compensation decisions. The Compensation Committee routinely meets in executive session without the presence of any management when considering compensation matters.

EVALUATING COMPANY AND EXECUTIVE PERFORMANCE

COMPENSATION COMMITTEE Approves strategic and financial objectives Reviews and evaluates performance from prior year Reviews interim progress on open 3-year performance periods under the PSUs CEO Provides assessment of NEO performance against strategic objectives and individual contributions COMPENSATION COMMITTEE Considers all factors when making compensation decisions Makes final compensation decisions

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Role of the Independent Compensation Consultant and Other Advisors

Since 2003, the Compensation Committee has retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) to assist with its review of compensation for the NEOs and other related matters. The Compensation Committee retains Pearl Meyer directly, supervises all work done by Pearl Meyer, and reviews and approves all work invoices. While Pearl Meyer provides data and analyses and makes recommendations on the form and amount of compensation, the Compensation Committee makes all decisions regarding the compensation of our NEOs.

During 2020, Pearl Meyer advised the Compensation Committee on a variety of subjects, including compensation plan design and trends, pay-for-performance analytics, Peer Group benchmarking and other related matters. Pearl Meyer reports directly to the Compensation Committee, participates in meetings as requested and communicates with the Compensation Committee chair between meetings, as necessary. Pearl Meyer also provides advice to the Governance Committee and its chair regarding director compensation. Pearl Meyer did not provide any other services during 2020 and is considered independent and free from conflict under the Dodd-Frank Wall Street Reform and Consumer Protection Act and associated standards set forth by the SEC and NYSE.

The Compensation Committee also may use market data provided by Equilar and Aon for benchmarking and other purposes. In 2020, management also engaged Semler Brossy Consulting to provide executive compensation advice and consulting services to management. None of these consulting firms made recommendations to the Compensation Committee or management on peer group composition or on the form, amount or design of executive or director compensation in 2020.

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OTHER CONSIDERATIONS

Employment Agreements and Executive Separation Policy

Except in limited circumstances, Republic does not enter into employment agreements. Mr. Slager has an employment agreement, which the Board and the Compensation Committee believe is in the best interest of Republic and its shareholders given, among other things, his importance to Republic and the fact that he had a legacy agreement with the Company before the Republic/Allied merger in December 2008. This agreement clarifies Mr. Slager’s employment rights and responsibilities, imposes certain post-employment limitations on his right to compete with us or solicit our customers or employees and has ensured Mr. Slager’s continued leadership over the years. Ms. Ellingsen and Messrs. DelGhiaccio, Serianni, Stuart and Vander Ark do not have employment agreements but instead are eligible to participate in the Executive Separation Policy. They also have non-competition and non-solicitation agreements with Republic. For more information regarding the employment agreements and Executive Separation Policy, see “Executive Compensation — Employment Agreements and Post-Employment Compensation.”

Annual Risk Assessment

Management conducted a risk assessment of Republic’s policies and programs relating to the compensation of employees, including those that apply to our executive officers. In particular, management considered the following factors of our compensation policies, practices and programs: the Compensation Committee’s robust governance controls; our balanced mix of long-term and short-term programs; our use of objective standards that are applied consistently from year to year; peer group benchmarking for stock performance; caps on PSU awards and annual incentives to limit windfalls; and clawback provisions designed to recoup compensation if earned based on inaccurate financial statements.

Management discussed the findings of the risk assessment with the Compensation Committee. Based on the assessment, we believe that our compensation policies and practices create an appropriate balance between our base salary compensation, short-term incentive compensation and long-term incentive compensation, thereby reducing the possibility of imprudent risk-taking and that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Republic.

Equity Usage (Burn Rate and Dilution)

Under our Amended and Restated 2007 Stock Incentive Plan, as approved by our shareholders in May 2013 (the “SIP”), the total number of shares of equity-based awards granted in 2020 was approximately 0.16% of the diluted weighted average number of shares outstanding for the year and within the limitations set by the SIP. As of December 31, 2020, the total number of shares that could be issued under the SIP, and all predecessor plans, was approximately 4.0% of the diluted weighted average number of shares outstanding for the year. Republic’s diluted EPS reflects all potentially dilutive shares. All shares available for issuance under the SIP were transferred to our 2021 Stock Incentive Plan, as approved by our shareholders in May 2020, which became effective on January 1, 2021.

Tax Considerations

Beginning in 2018, Section 162(m) of the Internal Revenue Code limited the federal income tax deduction for annual individual compensation to $1 million for the NEOs, subject to a transition rule for written binding contracts in effect on November 2, 2017 and not materially modified after that date. In the past, Section 162(m)’s deduction limit included an exception for “performance-based” compensation. Certain elements of the Company’s compensation programs were generally designed to qualify for this performance-based exception. To accomplish this, the Company previously asked shareholders to approve equity and incentive compensation plans that included limitations and provisions required to be included under Section 162(m). Now that the performance-based compensation exception is no longer available, the Company will no longer include Section 162(m)-related limitations or provisions or request shareholder approval for this purpose, and may not generally attempt to meet the requirements previously included in our plans related to the exception; however, the Company intends to comply with the transition rule for written binding contracts in effect on November 2, 2017 as long as the Compensation Committee determines that to be in the Company’s best interest. However, given the ambiguities and uncertainties as to the application of that rule, no assurances can be made that compensation, including compensation that was previously intended to satisfy the requirements for deductibility, would, in fact, be deductible.

Management Development & Compensation Committee Interlocks and Insider Participation

Messrs. Handley, Larson, Snee and Trani and Mses. Pegula and Weymouth served as members of the Compensation Committee during 2020. No member of the Compensation Committee is, or has ever been, an officer or employee of Republic. During 2020, none of our named executive officers served as a member of the Compensation Committee (or other board committee performing equivalent functions) or as a director of another entity where an executive officer of such entity served either on our Board or on our Compensation Committee.

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Management Development & Compensation Committee Report

The following statement made by the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act and shall not otherwise be deemed filed under either of these Acts.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that this CD&A be included in this Proxy Statement.

Submitted by the Compensation Committee as of April 6, 2021:

Thomas W. Handley (Chair)

Michael Larson

Kim S. Pegula

James P. Snee

Katharine B. Weymouth

Republic Services, Inc. 2021 Proxy Statement | 67

2020 Summary Compensation Table

The following Summary Compensation Table shows information about the compensation we paid to our CEO, CFO and other named executive officers during 2020, 2019 and 2018. We refer to the individuals shown in the table below as the NEOs. In addition, under SEC rules we are required to report the compensation received by Mr. Serianni, who was our CFO until June 1, 2020, when he gave the Company his notice of intent to retire from the Company effective June 1, 2021 and he transitioned to Special Adviser to the CEO.

NAME AND PRINCIPAL 2020 POSITIONS	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Options Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Donald W. Slager Chief Executive Officer	2020	1,204,058	—	9,159,438	—	2,033,438	540,229	12,937,163
	2019	1,169,192	—	8,652,410	—	2,211,300	584,392	12,617,294
	2018	1,134,327	—	8,319,389	—	1,915,313	477,720	11,846,749

Brian M. DelGhiaccio(5) Executive Vice President, Chief Financial Officer	2020	497,212	—	862,926	—	601,083	91,230	2,052,451
	2019	—	—	—	—	—	—	—
	2018	—	—	—	—	—	—	—

Catharine D. Ellingsen Executive Vice President, Chief Legal Officer, Chief Ethics & Compliance Officer and Corporate Secretary	2020	534,462	—	1,360,545	—	535,000	116,791	2,546,798
	2019	514,192	—	1,144,792	—	576,800	95,206	2,330,990
	2018	479,423	—	892,959	—	692,510	98,661	2,163,553

Charles F. Serianni Former Executive Vice President, Chief Financial Officer	2020	629,596	—	1,610,916	—	630,000	111,014	2,981,526
	2019	614,654	—	1,512,826	—	688,800	109,140	2,925,420
	2018	599,038	—	1,507,305	—	600,000	106,581	2,812,924

Timothy E. Stuart(6) Executive Vice President, Chief Operating Officer	2020	649,327	—	2,196,069	—	690,625	98,619	3,634,640
	2019	596,385		1,393,308		715,983	93,693	2,799,369
	2018	—	—	—	—	—	—	—

Jon Vander Ark(7) President	2020	799,327	—	2,555,906	—	950,000	113,890	4,419,123
	2019	746,731	—	2,088,516	—	1,326,517	105,813	4,267,577
	2018	623,077	—	1,808,044	—	982,730	103,185	3,517,036

(1)	Amounts reflect base salary paid in the year.
(2)

Included in the Stock Awards column are the grant date fair values of RSU and PSU awards granted in 2020, 2019 and 2018, determined in accordance with FASB ASC Topic 718. See Note 12 to our Consolidated Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2020 for a discussion of the relevant assumptions used in calculating grant date fair value. The amounts shown in the table above reflect grant date fair value and may not correspond to the actual value that will be realized by the NEOs. For purposes of calculating the grant date fair value of PSU awards, we have assumed that we will achieve target performance levels.

(3)

The amounts shown for each of the years reflect the annual cash incentive earned for the year and, if applicable, the three-year long-term cash incentive earned for the performance cycle that ended in that year. In connection with her promotion to Executive Vice President, Chief Legal Officer, Chief Ethics & Compliance Officer and Corporate Secretary in June 2016, Ms. Ellingsen was granted a long-term cash incentive (“Supplemental LTIP”) for the 2016-2018 performance period as if the award was granted under the Executive Incentive Plan and had the same performance measures as PSUs for the 2016-2018 performance period. At the time of his promotion to Executive Vice President, Chief Operating Officer in January 2018, Mr. Vander Ark was granted Supplemental LTIP awards for the 2016-2018 and 2017-2019 performance periods. In connection with Mr. Vander Ark’s promotion to President and Mr. Stuart’s promotion to Executive Vice President, Chief Operating Officer in May 2019, Mr. Vander Ark and Mr. Stuart were each granted an annual cash incentive award (“Supplemental Annual Incentive”) as if the award was granted under the Executive Incentive Plan and had the same performance measures as the 2019 annual cash incentive. The Supplemental LTIP and Supplemental Annual Incentive awards were granted in addition to their PSU and annual cash incentive awards for the applicable performance periods and increased their target awards for such periods to take into account their time in their new roles for a portion of the applicable performance periods. At the time of his promotion to Executive Vice President, Chief Financial Officer in June 2020, Mr. DelGhiaccio was granted Supplemental LTIP awards for the 2018-2020, 2019-2021, and 2020-2022 performance periods. The Supplemental LTIP award was granted in addition to his PSU and annual cash incentive awards for the applicable performance periods and increased his target awards for such periods to take into account his time in his new role for a portion of the applicable performance periods.

(4)

The amounts shown for each NEO for 2018 have been revised to reflect the incremental cost of providing Company-owned aircraft for personal travel and inclusion of perquisites and personal benefits received by a NEO, to the extent that the total value of such perquisites and personal benefits was at least $10,000, in a manner consistent with the current year. See “All Other Compensation for 2020” table for more information regarding amounts shown in this column for 2020.

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(5)	Mr. DelGhiaccio was named Executive Vice President, Chief Financial Officer on June 1, 2020. He was not an NEO for 2019 or 2018.
(6)	Mr. Stuart was named Chief Operating Officer, effective May 1, 2019. Mr. Stuart was not an NEO for 2018.
(7)	Mr. Vander Ark served as Chief Operating Officer from January 1, 2018 – April 30, 2019, and was named President, effective May 1, 2019.

The non-equity incentive plan compensation amounts earned by each of the NEOs for 2020 are shown below:

NAME	2020 ANNUAL CASH INCENTIVE ($)	2018 – 2020 SUPPLEMENTAL LTIP ($)

Donald W. Slager	2,033,438	–

Brian M. DelGhiaccio	502,083	99,000

Catharine D. Ellingsen	535,000	–

Charles F. Serianni	630,000	–

Timothy E. Stuart	690,625	–

Jon Vander Ark	950,000	–

All Other Compensation for 2020

NAME	Matching Contribution to 401(k) Plan ($)	Matching Contribution to Deferred Compensation Plan ($)	Retirement Contribution to Deferred Compensation Plan ($)		Value of Life Insurance Premiums ($)	Perquisites and Other Personal Benefits ($)(2)	Total ($)(3)

Donald W. Slager	11,400	158,684	261,659	(1)	676	107,810	540,229

Brian M. DelGhiaccio	11,400	14,362	65,000		468	—	91,230

Catharine D. Ellingsen	11,400	23,640	65,000		509	16,242	116,791

Charles F. Serianni	11,400	34,011	65,000		603	—	111,014

Timothy E. Stuart	11,400	21,606	65,000		613	—	98,619

Jon Vander Ark	11,400	36,817	65,000		673	—	113,890

(1)

Per the provisions of his employment agreement, Mr. Slager will receive a benefit, payable to him following the 6-month anniversary of his termination of employment for any reason. This contractual payment is $2,287,972, increased at an annual rate of 6% compounded annually, from December 5, 2008 until the date of his termination. The amount shown for him in this column reflects the annual increase to the payment.

(2)

Includes perquisites and personal benefits received by a NEO, to the extent that the total value of such perquisites and personal benefits was at least $10,000. The amount shown for Mr. Slager reflects the incremental cost of providing Company-owned aircraft for personal travel. This valuation differs from the valuation under applicable tax guidelines. Aggregate incremental cost includes the cost of in-flight catering, landing and ground handling fees, hangar or parking costs, and fuel costs based on the average annual cost of fuel per hour flown. Fixed costs that do not change based on usage are not included. The amount shown for Ms. Ellingsen reflects a grossed-up restorative payment to correct a 2020 administrative tax withholding error that the Company made associated with the vesting of contributions credited to Ms. Ellingsen’s DCP account. The error was unique to Ms. Ellingsen, and Ms. Ellingsen neither caused nor influenced the error or the correction.

(3)

NEOs and other executives are entitled to participate in a concierge medical services program at an estimated cost per participant of $162. The cost is paid by the Company on behalf of the participant and it is not included in the table shown above.

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Grants of Plan-Based Awards in 2020

The following table sets forth information concerning each grant of an award to an NEO during the year ended December 31, 2020 under the Executive Incentive Plan or the SIP. Information regarding our awards under these plans also is included in our Compensation Discussion and Analysis.

NAME	Award Type(1)	Grant Date	Estimated Future Payouts Under Non Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)(2)	Target ($)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)

Donald W. Slager	RSUs	2/14/2020							28,727	2,885,053
	PSUs	2/14/2020				3,025	60,490	90,735		6,274,385
	Annual Cash Incentive		40,669	1,626,750	3,253,500

Brian M. DelGhiaccio	RSUs	2/14/2020							2,589	260,013
	PSUs	2/14/2020				194	3,884	5,826		402,875
	RSUs(5)	6/1/2020							2,352	200,038
	Annual Cash Incentive		10,042	401,666	803,332
	2018-2020 Supp. LTIP(6)		5,000	100,000	150,000
	2019-2021 Supp. LTIP(6)		11,667	233,333	350,000
	2020-2022 Supp. LTIP(6)		17,646	352,917	529,376

Catharine D. Ellingsen	RSUs	2/14/2020							5,577	560,098
	PSUs	2/14/2020				386	7,717	11,576		800,447
	Annual Cash Incentive		10,700	428,000	856,000

Charles F. Serianni	RSUs	2/14/2020							6,373	640,040
	PSUs	2/14/2020				468	9,360	14,040		970,876
	Annual Cash Incentive		12,600	504,000	1,008,000

Timothy E. Stuart	RSUs	2/14/2020							7,468	750,011
	PSUs	2/14/2020				697	13,941	20,912		1,446,058
	Annual Cash Incentive		13,813	552,500	1,105,000

Jon Vander Ark	RSUs	2/14/2020							7,966	800,025
	PSUs	2/14/2020				846	16,928	25,392		1,755,881
	Annual Cash Incentive		19,000	760,000	1,520,000

(1)

All equity awards granted in 2020 were granted under the SIP. For all NEOs, the annual cash incentive award was granted under the Executive Incentive Plan. For further details regarding annual compensation, see “Executive Compensation — Components of Executive Compensation.” The RSU awards shown above are scheduled to vest in equal annual installments over four years, beginning on the first anniversary of the grant date. The PSU awards shown above are scheduled to vest at the end of the three-year performance period based on performance for the 2020-2022 period.

(2)

This column shows the annual cash incentive payouts that would have been earned if the minimum performance level were achieved. If at least the minimum level of performance was not achieved, no payout would be made.

(3)	If the maximum level of performance had been achieved under the annual cash incentive plan, the maximum payout would have been 200% of target.
(4)

Represents the potential number of shares earned based on achievement of performance criteria for PSU awards granted under our SIP. Except for Mr. DelGhiaccio, the earned number of shares is payable half in cash and half in shares

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for all NEOs. For Mr. DelGhiaccio, the earned number of shares is payable 100% in shares as he was granted performance shares prior to becoming an NEO. No exercise price or other consideration is paid by the NEOs with respect to PSU awards. The PSU award measurement period is the three-year period beginning January 1, 2020 and ending December 31, 2022. PSUs accrue dividend equivalents, which are paid out based on the number of shares actually earned, if any, at the end of the performance period. If at least the minimum level of performance is not achieved, no payout would be made. See “Executive Compensation — Components of Executive Compensation” for further details regarding PSUs.
(5)

In connection with his promotion to Executive Vice President, Chief Financial Officer in June 2020, Mr. DelGhiaccio was granted a one-time RSU award on June 1, 2020. For additional details, see “Executive Compensation – Employment Agreements and Post-Employment Compensation”.

(6)

In connection with his promotion to Executive Vice President, Chief Financial Officer in June 2020, Mr. DelGhiaccio was granted Supplemental LTIP awards for the 2018-2020, 2019-2021, and 2020-2022 performance periods to increase his target awards to account for his time in his new role for the applicable performance periods.

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Outstanding Equity Awards at Fiscal Year End

The following table reflects RSU and PSU awards granted to the NEOs that were outstanding as of December 31, 2020.

	STOCK AWARDS(1)(2)

NAME	Grant Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested ($)

Donald W. Slager	2/18/2017	11,520	1,109,376
	2/18/2018	21,856	2,104,733
	2/8/2019	28,297	2,725,001
	2/8/2019	79,498	7,655,657
	2/14/2020	29,149	2,807,049
	2/14/2020	61,378	5,910,701

Brian M. DelGhiaccio	2/18/2017	665	64,040
	2/18/2018	1,216	117,101
	2/8/2019	1,617	155,717
	2/8/2019	2,777	267,425
	7/26/2019	1,757	169,199
	2/14/2020	2,628	253,076
	2/14/2020	3,941	379,518
	6/1/2020	2,374	228,616

Catharine D. Ellingsen	2/18/2017	1,553	149,554
	2/18/2018	3,238	311,819
	2/8/2019	5,053	486,604
	2/8/2019	8,759	843,492
	2/14/2020	5,659	544,962
	2/14/2020	7,831	754,125

Charles F. Serianni	2/18/2017	2,437	234,683
	2/18/2018	5,020	483,426
	2/8/2019	6,265	603,320
	2/8/2019	12,126	1,167,734
	2/14/2020	6,467	622,772
	2/14/2020	9,500	914,850

Timothy E. Stuart	2/18/2017	2,327	224,090
	4/7/2017	51,150	4,925,745
	2/18/2018	4,249	409,179
	2/8/2019	5,661	545,154
	2/8/2019	11,319	1,090,020
	2/14/2020	7,577	729,665
	2/14/2020	14,147	1,362,356

Jon Vander Ark	2/18/2017	2,326	223,994
	4/7/2017	85,249	8,209,479
	2/18/2018	5,061	487,374
	2/8/2019	6,821	656,862
	2/8/2019	19,200	1,848,960
	2/14/2020	8,083	778,393
	2/14/2020	17,178	1,654,241

(1)	The values of the RSUs and PSUs are based on $96.30 per share, which was the closing price of Republic’s stock on December 31, 2020, the last trading day of our fiscal year.
(2)

Includes PSUs for the 2019-2021 and 2020-2022 performance periods. Subsequent to the end of a performance period, PSU payouts are generally made in February of the succeeding year after the Compensation Committee has determined the achievement of performance metrics. The PSUs for 2018-2020 performance period are not included in the table as they are considered vested as of December 31, 2020 for proxy statement disclosure purposes; instead, such PSUs are included in the “Option Exercises and Stock Vested In 2020” table.

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The vesting dates and number of shares vesting for the RSUs and PSUs are shown in the following table.

	RSUs		PSUs

NAME	Vesting Date	Shares Vesting	Vesting Date	Shares Vesting

Donald W. Slager	2/8/2021	9,432	12/31/2021	79,498
	2/14/2021	7,287	12/31/2022	61,378
	2/18/2021	11,520
	2/18/2021	10,928
	2/8/2022	9,432
	2/14/2022	7,287
	2/18/2022	10,928
	2/8/2023	9,433
	2/14/2023	7,287
	2/14/2024	7,288

Brian M. DelGhiaccio	2/8/2021	539	12/31/2021	4,534
	2/14/2021	657	12/31/2022	3,941
	2/18/2021	665
	2/18/2021	608
	6/1/2021	593
	2/8/2022	539
	2/14/2022	657
	2/18/2022	608
	6/1/2022	594
	2/8/2023	539
	2/14/2023	657
	6/1/2023	593
	2/14/2024	657
	6/1/2024	594

Catharine D. Ellingsen	2/8/2021	1,684	12/31/2021	8,759
	2/14/2021	1,414	12/31/2022	7,831
	2/18/2021	1,553
	2/18/2021	1,619
	2/8/2022	1,684
	2/14/2022	1,415
	2/18/2022	1,619
	2/8/2023	1,685
	2/14/2023	1,415
	2/14/2024	1,415

Charles F. Serianni	2/8/2021	2,088	12/31/2021	12,126
	2/14/2021	1,616	12/31/2022	9,500
	2/18/2021	2,437
	2/18/2021	2,510
	2/8/2022	2,088
	2/14/2022	1,617
	2/18/2022	2,510
	2/8/2023	2,089
	2/14/2023	1,617
	2/14/2024	1,617

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	RSUs		PSUs

NAME	Vesting Date	Shares Vesting	Vesting Date	Shares Vesting

Timothy E. Stuart	2/8/2021	1,887	12/31/2021	11,319
	2/14/2021	1,894	12/31/2022	14,147
	2/18/2021	2,327
	2/18/2021	2,124
	2/8/2022	1,887
	2/14/2022	1,894
	2/18/2022	2,125
	4/7/2022	51,150
	2/8/2023	1,887
	2/14/2023	1,894
	2/14/2024	1,895

Jon Vander Ark	2/8/2021	2,273	12/31/2021	19,200
	2/14/2021	2,020	12/31/2022	17,178
	2/18/2021	2,326
	2/18/2021	2,530
	2/8/2022	2,274
	2/14/2022	2,021
	2/18/2022	2,531
	4/7/2022	85,249
	2/8/2023	2,274
	2/14/2023	2,021
	2/14/2024	2,021

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Option Exercises and PSUs and RSUs Vested in 2020

The following table reflects stock options exercised and the vesting of previously granted RSUs and PSUs for each of the NEOs during the year ended December 31, 2020. The value realized upon exercise of the options and the shares represented by the vesting of the RSUs or PSUs is based on the closing price of our stock on the exercise date and the vesting date, respectively.

OPTION EXERCISES AND PSUs AND RSUs VESTED IN 2020

	OPTION AWARDS		STOCK AWARDS(1)

NAME	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)

Donald W. Slager	176,057	10,203,990	138,678	12,945,147

Brian M. DelGhiaccio	—	—	8,704	823,846

Catharine D. Ellingsen	—	—	13,870	1,296,811

Charles F. Serianni	18,685	1,156,932	24,550	2,308,179

Timothy E. Stuart	5,282	246,141	21,554	2,014,252

Jon Vander Ark	—	—	34,391	3,245,408

(1)

The amounts reflected in this table include the vesting in 2020 of PSUs granted for the 2018-2020 performance period. For Ms. Ellingsen and Messrs. Slager, Serianni and Vander Ark, upon vesting, 50% of the PSU awards settled in cash on February 11, 2021, and 50% of the PSU awards settled in shares on February 23, 2021. For Messrs. DelGhiaccio and Stuart, upon vesting, 100% of the PSU awards settled in shares on February 23, 2021.

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Nonqualified Deferred Compensation in 2020

The following table reflects information concerning the participation of our NEOs in our nonqualified Deferred Compensation Plan and Mr. Slager’s Supplemental Retirement Benefit for the year ended December 31, 2020. For a description of that plan and his benefit, see “Executive Compensation — Compensation Discussion and Analysis — Components of Executive Compensation — Fixed Compensation and Benefits — Deferred Compensation Plan and Deferred Compensation Savings Program Contributions.”

NAME	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)

Donald W. Slager	1,919,542	420,343	1,148,866	—	18,303,157

Brian M. DelGhiaccio	633,943	79,362	62,909	—	3,582,529

Catharine D. Ellingsen	117,362	88,640	333,723	—	2,877,342

Charles F. Serianni	1,022,319	99,011	671,227	—	11,213,576

Timothy E. Stuart	105,574	86,606	309,759	—	3,194,780

Jon Vander Ark	77,041	101,817	273,779	—	2,738,055

(1)

Executive contributions to DCP of base salary are included in the Salary column in the Summary Compensation Table, annual cash and long-term cash incentive compensation are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table, and RSUs and PSUs are included in the Stock Awards column of the Summary Compensation Table. The following contributions are rounded to the nearest whole dollar and approximate: (i) cash deferred ($1,919,542 for Mr. Slager, $92,400 for Mr. DelGhiaccio, $79,059 for Ms. Ellingsen, $338,993 for Mr. Serianni, $48,119 for Mr. Stuart and $77,041 for Mr. Vander Ark); (ii) RSUs deferred ($452,260 for Mr. DelGhiaccio, $38,303 for Ms. Ellingsen and $57,455 for Mr. Stuart); and (iii) stock-settled PSUs deferred ($89,282 for Mr. DelGhiaccio and $683,326 for Mr. Serianni).

(2)

This column includes retirement contributions of $65,000 for each of Ms. Ellingsen and Messrs. DelGhiaccio, Serianni, Stuart and Vander Ark that were made by Republic to the plan on behalf of the executive. These amounts vest in accordance with the terms of the plan described in the Compensation Discussion and Analysis. Per the provisions of his employment agreement, Mr. Slager will receive a benefit, payable to him following the 6-month anniversary of his termination of employment for any reason. This contractual payment is $2,287,972, increased at an annual rate of 6%, compounded annually from December 5, 2008 until the date of his termination. The amount set forth in the table above includes the annual increase to the payment. All other amounts in this column relate to matching contributions made by Republic during 2021 that are attributable to 2020 executive contributions.

(3)

For deferrals of RSUs and stock-settled PSUs, earnings are calculated based on the change in the price of our common stock during 2020. For cash deferrals, earnings are calculated based on the performance of the measurement funds selected by the participants.

(4)

Includes amounts reported in the 2020 Summary Compensation Table as compensation for 2020, 2019 or 2018: Mr. Slager: $456,465 in 2020, $898,316 in 2019, and $781,669 in 2018; Mr. DelGhiaccio: $79,362 in 2020; Ms. Ellingsen: $110,019 in 2020, $166,924 in 2019, and $159,186 in 2018; Mr. Serianni: $251,021 in 2020, $551,021 in 2019, and $544,791 in 2018; Mr. Stuart: $106,086 in 2020 and $128,502 in 2019; and Mr. Vander Ark: $125,797 in 2020, $169,452 in 2019 and $155,874 in 2018.

Employment Agreements and Post-Employment Compensation

Employment Agreements

We have an employment agreement with Mr. Slager that provides for, among other things, consideration to be paid to Mr. Slager upon termination of employment, as described below. This employment agreement contains post-termination restrictive covenants, including a covenant not to compete and not to solicit customers and employees, that lasts two years, except that if his employment is terminated by us without cause or if he has a termination for good reason within six months before or two years after a change in control, his restrictions last three years. The agreement provides for a minimum base salary and eligibility to participate in our performance-based annual and LTI plans. It also provides for accelerated vesting of equity-based awards and annual incentive awards in certain circumstances and continued coverage under certain welfare plans for a specified period of time. We do not have employment agreements with Ms. Ellingsen or Messrs. DelGhiaccio, Serianni, Stuart and Vander Ark.

Mr. Slager

Mr. Slager and Republic entered into an employment agreement on October 29, 2013, which was amended on December 23, 2014, by the First Amendment to the Employment Agreement (as so amended, the “Slager Agreement”). The Slager Agreement, together with the applicable plans and awards agreements, provide that Mr. Slager will be compensated as follows upon the occurrence of each respective scenario:

Death: Upon Mr. Slager’s death:

•	the Company will pay his base salary earned, but not yet paid, and unused vacation;
•	the Company will pay his Supplemental Retirement Benefit;
•	his annual cash incentive awards will vest and be payable at target, except that any awards determined to be earned prior to death will be payable following the end of the applicable performance period at the actual amount to be determined;
•	his vested but unexercised stock options will remain exercisable for the lesser of five years from the termination date or the remaining term of the option, all unvested stock options and RSUs are forfeited, and his earned PSUs will vest on a prorated schedule;

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•	all amounts credited or eligible to be credited under the Deferred Compensation Plan will vest; and
•	his family will receive continued coverage under certain welfare plans until eligible for benefits from another employer or the government.

Disability: If Mr. Slager’s employment is terminated due to disability:

•	he will receive his base salary earned, but not yet paid, and unused vacation;
•	he will receive his Supplemental Retirement Benefit;
•	his base salary will be continued for three years, mitigated to the extent payments are made to him pursuant to any disability insurance policies paid for by the Company;
•	his annual cash incentive awards will vest and be payable on a prorated basis in an amount determined by the Compensation Committee, based on actual Company performance, payable following the end of the performance period, except that any awards determined to be earned prior to any disability will be payable following the end of the applicable performance period at the actual amount to be determined;
•	his outstanding equity that would otherwise vest in the year of termination will vest immediately and his stock options will remain exercisable for the lesser of five years from the termination date or the remaining term of the option;
•	his earned PSUs will vest on a prorated schedule;
•	all amounts credited or eligible to be credited under the Deferred Compensation Plan will vest; and
•	he will continue to receive continued coverage under certain welfare plans until he becomes eligible for benefits from another employer or the government.

Without Cause by the Company or by Mr. Slager for Good Reason: If Mr. Slager’s employment is terminated without cause or by Mr. Slager for good reason (as such terms are defined in the Slager Agreement):

•	the Company will pay his base salary earned, but not yet paid, and unused vacation;
•	the Company will pay his Supplemental Retirement Benefit;
•	he will continue to receive his base salary for three years;
•	he will receive outplacement services for up to one year, with such benefit not to exceed $50,000;
•	his annual cash incentive awards will vest and be payable on a prorated basis in an amount determined by the Compensation Committee, based on actual Company performance, payable following the end of the performance period;
•	his outstanding equity that would otherwise vest in the year of termination will vest immediately, and his stock options will remain exercisable for the lesser of three years from the termination date or the remaining term of the option;
•	his earned PSUs will vest on a prorated schedule;
•	all amounts credited or eligible to be credited under the Deferred Compensation Plan will vest; and
•	he will receive continued coverage under certain welfare plans until Mr. Slager becomes eligible for benefits from another employer or the government.

Without Cause by the Company or by Mr. Slager for Good Reason – Change in Control: If Mr. Slager’s employment is terminated without cause or by Mr. Slager for good reason in connection with a change in control:

•	he will receive his base salary earned, but not yet paid, and unused vacation;
•	he will receive his Supplemental Retirement Benefit;
•	he will receive outplacement services for up to one year, with such benefit not to exceed $50,000;
•	he will receive a lump sum payment equal to three times the sum of his base salary and annual cash and long-term incentive awards, based on the target award amounts for the performance periods ending in the year prior to the year of termination, payable within six months following his termination of employment;
•	his outstanding equity will immediately vest and his vested options will continue to be exercisable for the lesser of three years from the termination date or the remaining term of the option, and all performance share awards outstanding as of his termination date will vest and become payable at target and without proration;
•	all amounts credited or eligible to be credited under the Deferred Compensation Plan will vest; and
•	he will receive continued coverage under certain welfare plans until he becomes eligible for benefits from another employer or the government.

For Cause by the Company or by Mr. Slager Without Good Reason: If Mr. Slager is terminated for cause or terminates his employment without good reason:

•	he will receive his base salary earned, but not yet paid, and unused vacation;
•	he will receive payment of his Supplemental Retirement Benefit; and
•	for termination other than for cause, he will receive continued coverage under certain welfare plans until he becomes eligible for benefits from another employer or the government.

In each circumstance above in which Mr. Slager is entitled to continued welfare coverage, the estimated value of the benefit was approximately $70,000 as of December 31, 2020. However, as noted above, the benefit continues only to the extent Mr. Slager does not become eligible for benefits from a third party. As a result, the actual benefit could be zero.

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Executive Separation Policy

The Compensation Committee adopted our Executive Separation Policy (the “Separation Policy”) in 2010 to ensure we are able to attract and retain the most qualified and capable professionals to serve in key executive positions to maximize the value of Republic for the benefit of our shareholders. The Separation Policy is in effect for the CEO, President, Chief Operating Officer, Chief Financial Officer, Chief Legal Officer, and each Executive Vice President, Senior Vice President, Vice President and Area President who do not have an employment agreement with us. The Compensation Committee may, in its discretion, make the Separation Policy applicable to other members of management.

Ms. Ellingsen and Messrs. DelGhiaccio, Serianni, Stuart and Vander Ark (collectively, the “Covered Executives”) are our NEOs that participate in our Separation Policy. Severance benefits under the Separation Policy are payable only if they: (1) sign an agreement containing non-solicitation, confidentiality and arbitration provisions and, if appropriate, a non-competition provision (which each has done); (2) execute a separation agreement containing a full release of legal claims; (3) refrain from disparaging Republic following their employment with us; and (4) provide reasonable cooperation and assistance concerning legal or business matters as requested by Republic following their employment.

Under the Separation Policy, together with the applicable plans and award agreements, the Covered Executive will receive the following compensation for each respective scenario:

Death: Upon the Covered Executive’s death:

•	the Company will pay all base salary earned, but not yet paid, and unused vacation;
•	the Company will pay the employer contributions to the DCP made on the Covered Executive’s behalf and earnings on those amounts;
•	the Covered Executive’s annual cash incentive awards will vest and be payable at target, except that any awards determined to be earned prior to death will be payable following the end of the applicable performance period at the actual amount to be determined;
•	the Covered Executive’s outstanding equity awards will immediately vest, and his or her stock options will remain exercisable for the lesser of five years from the termination date or the remaining term of the option;
•	the Covered Executive’s earned PSUs will vest on a prorated schedule;
•	for Mr. DelGhiaccio, the Supplemental LTIP award will vest on prorated schedule; and
•	the Covered Executive will receive continued coverage under certain welfare plans in accordance with our benefit continuation policy under COBRA.

Disability: If the Covered Executive’s employment is terminated due to disability:

•	the Company will pay all base salary earned, but not yet paid, and unused vacation;
•	the Company will pay the employer contributions to the DCP made on the Covered Executive’s behalf and earnings on those amounts;
•	the Covered Executive’s annual cash incentive awards will vest and be payable on a prorated basis in an amount determined by the Compensation Committee, based on actual Company performance, payable following the end of the performance period, except that any awards determined to be earned prior to any disability will be payable following the end of the applicable performance period at the actual amount to be determined;
•	the Covered Executive’s outstanding equity awards will immediately vest, and his or her stock options will remain exercisable for the lesser of five years from the termination date or the remaining term of the option;
•	the Covered Executive’s earned PSUs will vest on a prorated schedule;
•	for Mr. DelGhiaccio, the Supplemental LTIP award will vest on prorated schedule; and
•	the Covered Executive will receive continued coverage under certain welfare plans in accordance with our benefit continuation policy under COBRA.

Without Cause by the Company: If the Covered Executive’s employment is terminated without cause (as such term is defined in the Separation Policy):

•	the Company will pay all base salary earned, but not yet paid, and unused vacation;
•	the Company will pay the employer contributions to the DCP made on the Covered Executive’s behalf and earnings on those amounts;
•	the Covered Executive will receive continued base salary for two years;
•	all annual cash incentive awards will vest and be payable on a prorated basis in an amount determined by the Compensation Committee, based on actual Company performance, payable following the end of the performance period;
•	the Covered Executive’s outstanding equity awards will continue to vest for up to one year following termination, with the exception of Messrs. Stuart’s and Vander Ark’s retention RSU awards granted on April 7, 2017 that will vest on a prorated schedule, and his or her vested stock options will be exercisable for up to one year plus 90 days following termination, but not beyond the original term;
•	the Covered Executive’s earned PSUs will vest on a prorated schedule;
•	for Mr. DelGhiaccio, the Supplemental LTIP award will vest on prorated schedule; and
•	the Covered Executive will receive continued coverage under certain welfare plans for up to two years.

Without Cause by the Company or by the Covered Executive for Good Reason – Change in Control: If the Covered Executive’s employment is terminated without cause or by the Covered Executive for good reason (as such terms are defined in the Separation Policy) within one year after a change in control, then:

•	the Company will pay all base salary earned, but not yet paid, and unused vacation;
•	the Company will pay the employer contributions to the DCP made on the Covered Executive’s behalf and earnings on those amounts;

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•	the Covered Executive will receive a lump sum payment in the amount of two times the sum of the current base salary and the target annual cash incentive award for the year in which termination occurs, payable within six months following termination;
•	all annual cash awards outstanding as of the change in control will vest and become payable at target no later than ten days following the change in control;
•	all PSUs outstanding as of the termination date will vest and become payable at target and without proration;
•	the Covered Executive’s outstanding equity will immediately vest and his or her vested options will continue to be exercisable for up to one year following termination, but not beyond the original term;
•	for Mr. DelGhiaccio, the Supplemental LTIP award outstanding as of the termination date will vest and become payable at target and without proration; and
•	the Covered Executive will receive continued coverage under certain welfare plans for up to two years.

For Cause by the Company or if the Covered Employee Resigns Without Good Reason: If the Covered Executive is terminated for cause by Republic or resigns without good reason:

•	the Covered Executive will receive all base salary earned, but not yet paid, and unused vacation;
•	the Covered Executive will receive the employer contributions to the DCP made on the Covered Executive’s behalf and earnings on those amounts if the Covered Executive meets the definition of “retirement”, as defined by the DCP; and
•	the Covered Executive will receive continued coverage under certain welfare plans in accordance with our benefit continuation policy under COBRA.

The Compensation Committee may use its discretion to make post-termination payments to executive officers that may not be required pursuant to the terms of their employment agreements or the Separation Policy if such payments are determined to be in Republic’s best interests.

Retirement

Upon satisfying Republic’s definition of “retirement” and providing proper notice to the Company:

•	the NEO will receive all base salary earned, but not yet paid;
•	for Mr. Slager, his annual cash incentive awards will fully vest without proration and be payable in an amount determined by the Compensation Committee, based on actual Company performance, payable following the end of the performance period. For Covered Executives, all annual cash awards will vest and become payable on a pro rata basis in an amount determined by the Compensation Committee, based on actual Company performance, payable following the end of the performance period;
•	the NEO’s outstanding equity will immediately vest, and his or her stock options will remain exercisable for the lesser of three years from the retirement date or the remaining term of the option; and
•	the NEO’s earned PSUs will vest in full.

Additionally, for Mr. Slager, Republic will pay his Supplemental Retirement Benefit, and he will continue to receive coverage under certain welfare plans until he becomes eligible for benefits from another employer or the government. For Ms. Ellingsen and Messrs. DelGhiaccio, Serianni, Stuart and Vander Ark, Republic will pay the employer contributions to the DCP made on the executive’s behalf and earnings on those amounts if the executive meets the definition of “retirement”, as defined by the DCP, and will provide continued coverage under certain welfare plans in accordance with our benefit continuation policy under COBRA.

Potential Payments upon Termination

Described below is the post-employment consideration payable to Messrs. Slager, DelGhiaccio, Serianni, Stuart and Vander Ark, and Ms. Ellingsen under their respective agreements or policies, as applicable, in the event of a covered termination, and assuming the specified events occurred on December 31, 2020. We have not quantified the estimated welfare benefits payable because we do not believe any estimates would be meaningful.

We can terminate an NEO’s employment without cause at any time. In general, Mr. Slager can terminate his employment for good reason at any time if: (a) his duties and responsibilities are materially reduced; (b) we breach the employment agreement and do not timely cure the breach; (c) we terminate or reduce his participation in one or more Company-sponsored benefit plans and such termination or reduction does not apply to the other NEOs; (d) we relocate his office outside of Maricopa County, Arizona; (e) we terminate the continuation of his rolling employment period; or (f) he resigns from the Board or his term as a director expires, in either case only if such event occurs as a result of his failure to receive the required votes by our shareholders to be re-elected to the Board. Ms. Ellingsen and Messrs. DelGhiaccio, Serianni, Stuart and Vander Ark can terminate their employment for good reason during the one-year period following a change in control if we reduce their salary, incentive opportunity or title.

For purposes of the calculations in the following table related to our common stock, the value of RSUs and the value of PSUs for the 2019-2021 and 2020-2022 performance periods is based on a price of $96.30, the closing price of our stock on December 31, 2020, the last trading day of our 2020 fiscal year, and the value of stock options is based on the spread between that closing price and the exercise price of the options. Also, because actual payouts for the 2019-2021 and 2020-2022 PSUs performance periods have not yet been determined, calculations based on actual payouts of such performance periods assume that payouts will be at target. The balance of Company contributions to the DCP that were not previously vested will become vested and payable in accordance with the terms of the DCP. The following table does not include amounts contributed by the executives into their DCP accounts.

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POTENTIAL PAYMENTS UPON TERMINATION TABLE

NAME	DEATH		DISABILITY		COMPANY TERMINATION W/O CAUSE OR FOR GOOD REASON(6)		CHANGE IN CONTROL(10)		RETIREMENT(15)

Donald W. Slager

Severance	$—		$3,615,000	(4)	$3,615,000	(4)	$24,553,500	(11)	$—

Stock Awards	15,345,182	(1)	15,345,182	(1)	15,345,182	(7)	31,199,467	(12)	30,583,694	(16)

Non Equity Incentive Plan	1,626,750	(2)	2,033,438	(5)	2,033,438	(5)	—		2,033,438	(17)

Deferred Compensation	4,622,639	(3)	4,622,639	(3)	4,622,639	(3)	4,622,639	(3)	4,622,639	(3)

Other	—		—		50,000	(8)	50,000	(8)	—

TOTAL COMPENSATION PAYABLE	21,594,571		25,616,259		25,666,259		60,425,606		37,239,771

Brian M. DelGhiaccio

Severance	—		—		1,100,000	(9)	1,903,333	(14)	—

Stock Awards	1,607,693	(1)	1,607,693	(1)	1,084,013	(7)	2,063,516	(12)	—

Non Equity Incentive Plan	773,861	(2)	874,278	(5)	874,278	(5)	1,087,917	(13)	—

Deferred Compensation	548,041	(3)	548,041	(3)	548,041	(3)	548,041	(3)	—

TOTAL COMPENSATION PAYABLE	2,929,595		3,030,012		3,606,332		5,602,807		—

Catharine D. Ellingsen

Severance	—		—		1,070,000	(9)	1,926,000	(14)	—

Stock Awards	3,032,115	(1)	3,032,115	(1)	2,142,977	(7)	3,870,201	(12)	3,816,093	(16)

Non Equity Incentive Plan	428,000	(2)	535,000	(5)	535,000	(5)	428,000	(13)	535,000	(17)

Deferred Compensation	1,285,670	(3)	1,285,670	(3)	1,285,670	(3)	1,285,670	(3)	1,285,670	(3)

TOTAL COMPENSATION PAYABLE	4,745,785		4,852,785		5,033,647		7,509,871		5,636,763

Charles F. Serianni

Severance	—		—		1,260,000	(9)	2,268,000	(14)	—

Stock Awards	4,333,476	(1)	4,333,476	(1)	3,222,367	(7)	5,429,779	(12)	5,332,589	(16)

Non Equity Incentive Plan	504,000	(2)	630,000	(5)	630,000	(5)	504,000	(13)	630,000	(17)

Deferred Compensation	1,287,526	(3)	1,287,526	(3)	1,287,526	(3)	1,287,526	(3)	1,287,526	(3)

TOTAL COMPENSATION PAYABLE	6,125,002		6,251,002		6,399,893		9,489,305		7,250,115

Timothy E. Stuart

Severance	—		—		1,300,000	(9)	2,405,000	(14)	—

Stock Awards	9,124,885	(1)	9,124,885	(1)	4,889,900	(7)	10,494,678	(12)	—

Non Equity Incentive Plan	552,500	(2)	690,625	(5)	690,625	(5)	552,500	(13)	—

Deferred Compensation	694,103	(3)	694,103	(3)	694,103	(3)	694,103	(3)	—

TOTAL COMPENSATION PAYABLE	10,371,488		10,509,613		7,574,628		14,146,281		—

Jon Vander Ark

Severance	—		—		1,600,000	(9)	3,120,000	(14)	—

Stock Awards	13,881,409	(1)	13,881,409	(1)	7,416,501	(7)	15,730,220	(12)	—

Non Equity Incentive Plan	760,000	(2)	950,000	(5)	950,000	(5)	760,000	(13)	—

Deferred Compensation	816,579	(3)	816,579	(3)	816,579	(3)	816,579	(3)	—

TOTAL COMPENSATION PAYABLE	15,457,988		15,647,988		10,783,080		20,426,799		—

(1)

For Ms. Ellingsen and Messrs. Slager, DelGhiaccio, Serianni, Stuart and Vander Ark, amounts include the prorated vesting in a portion of earned PSUs for the 2019-2021 and 2020-2022 performance periods (calculated using target for purposes of the table

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above) and the vesting in the full number of earned PSUs for the 2018-2020 performance period (based on the closing prices of our stock of $91.29 on February 11, 2021 for cash-settled PSUs and $88.96 on February 23, 2021 for stock-settled PSUs). For Ms. Ellingsen and Messrs. DelGhiaccio, Serianni, Stuart and Vander Ark, amounts also include the immediate vesting of outstanding RSUs.
(2)

For Ms. Ellingsen and Messrs. Slager, Serianni, Stuart and Vander Ark, amounts reflect the target 2020 annual cash incentive award. For Mr. DelGhiaccio, amount reflects target 2020 annual cash incentive award, actual Supplemental LTIP award for the 2018-2020 performance period and actual prorated Supplemental LTIP awards for the 2019-2021 and 2020-2022 performance periods (calculated using target for purposes of the table above).

(3)

For Mr. Slager, this includes a specified amount that will be payable as a Supplemental Retirement Benefit. For Ms. Ellingsen and Messrs. DelGhiaccio, Serianni, Stuart and Vander Ark, this includes the employer contributions to the DCP made on the executive’s behalf and earnings on those amounts. The amount will be paid to the executive’s beneficiary upon the executive’s death. This amount does not include amounts that have been previously earned and deferred by the executive, nor does it include any unvested RSUs or PSUs that the executive has elected to defer (the early vesting of which is reflected in the “Stock Awards” row for each respective executive).

(4)	For Mr. Slager, this amount reflects continuation of his base salary for three years.
(5)

For Ms. Ellingsen and Messrs. Slager, Serianni, Stuart and Vander Ark, amounts include the actual 2020 annual cash incentive award. For Mr. DelGhiaccio, amount reflects actual 2020 annual cash incentive award, actual Supplemental LTIP award for the 2018-2020 performance period and actual prorated Supplemental LTIP awards for the 2019-2021 and 2020-2022 performance periods (calculated using target for purposes of the table above).

(6)

Absent a change in control, no NEO other than Mr. Slager may terminate for “good reason”, and the consideration described in this column would only be provided in the event of a termination by the Company without cause.

(7)

Under his employment agreement, Mr. Slager would receive immediate vesting of outstanding RSUs that would otherwise vest in the year of termination. Because his termination is deemed to have occurred on December 31, 2020, for purposes of this table, no outstanding RSUs would vest in connection with such termination. For Ms. Ellingsen and Messrs. DelGhiaccio, Serianni, Stuart and Vander Ark, the table includes outstanding RSUs that will continue to vest for up to one year following termination, except for Messrs. Stuart’s and Vander Ark’s retention RSU awards granted on April 7, 2017 that will vest on a prorated schedule. For each of the NEOs, Stock Awards include amounts for the prorated vesting in a portion of earned PSUs for the 2019-2021 and 2020-2022 performance periods (calculated using target for purposes of the table above) and the vesting in the full number of earned PSUs for the 2018-2020 performance period (based on the closing price of our stock of $91.29 on February 11, 2021 for cash-settled PSUs and $88.96 on February 23, 2021 for stock-settled PSUs).

(8)	The total compensation amount payable to Mr. Slager under this scenario includes $50,000 for outplacement services.
(9)	For Ms. Ellingsen and Messrs. DelGhiaccio, Serianni, Stuart and Vander Ark, the amounts reflect continued base salary for two years.
(10)	The payments set forth in this column assume a change in control and a termination without cause or a resignation for good reason occurring on December 31, 2020.
(11)

For Mr. Slager, the amount reflects a lump sum payment equal to three times the sum of his base salary and annual cash and long-term incentive awards, based on the target award amounts for the performance periods ending in the year prior to the year of termination, payable within six months following his termination of employment.

(12)	Amounts reflect target PSU awards for the 2018-2020, 2019-2021 and 2020-2022 performance periods and immediate vesting of outstanding RSU awards.
(13)

For Ms. Ellingsen and Messrs. Serianni, Stuart and Vander Ark, amounts reflect target 2020 annual cash incentive award. For Mr. DelGhiaccio, amount reflects target 2020 annual cash incentive award and target Supplemental LTIP awards for the 2018-2020, 2019-2021 and 2020-2022 performance periods.

(14)

Amounts reflect a lump sum payment in the amount of two times the sum of current base salary and target annual cash incentive award for the year in which termination occurs, payable within six months following termination.

(15)

As of December 31, 2020, Ms. Ellingsen and Messrs. Slager and Serianni have met the age and service requirements to be eligible for retirement, but have not yet met the notice requirement to be eligible for retirement. The payments set forth in the table above assume that Ms. Ellingsen and Messrs. Slager and Serianni have met the notice requirement as of December 31, 2020.

(16)

Amounts reflect vesting in the full number of earned PSUs for the 2018-2020 performance period (based on the closing price of our stock of $91.29 on February 11, 2021 for cash-settled PSUs and $88.96 on February 23, 2021 for stock-settled PSUs), vesting in the full number of earned PSUs for the 2019-2021 and 2020-2022 performance periods (calculated using target for purposes of the table above) and the immediate vesting of outstanding RSUs upon retirement.

(17)	Amounts reflect actual 2020 annual cash incentive award for Ms. Ellingsen and Messrs. Slager and Serianni.

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CEO Pay Ratio

We determined that the 2020 annual total compensation of the individual identified as our median compensated individual was $65,475; our CEO’s 2020 annual total compensation was $12,937,163, and the ratio of these amounts was 1-to-198.

To identify our median employee for purposes of this analysis in 2020, we made the following assumptions:

•	We included all individuals (excluding our CEO) employed on December 31, 2018;
•	Because we had an even number of employees for the calculation, our median employee fell between two employees. Of the two employees, we chose the employee who is most representative of our employee base; and
•	We utilized W-2, Box 5 payroll data for 2018 as our consistently applied compensation measure, annualizing pay for those individuals employed less than a full calendar year.

Absent significant changes in our employee population or compensation arrangements, SEC rules generally permit utilization of the same median employee for three years for purposes of the pay ratio analysis which we have done for 2020. However, the median identified employee in 2018 had a substantial change in compensation in 2020. As such, the rules permit us to replace the median employee with an employee whose compensation is substantially similar to that of the initially identified median employee in 2018. For our analysis in 2020, we chose a full-time employee whose compensation was substantially similar to that of the median-identified employee in 2018 and whose 2020 compensation is more representative of the median paid employee population.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Proposals

PROPOSALS TO BE VOTED ON AT THE MEETING

Proposal 1: Election of Directors

The Board has nominated 11 directors (the “Nominees”) based on the recommendation of the Board’s Governance Committee. If elected, each director will hold office until our next annual meeting or until his or her successor is elected and qualified to serve on the Board. Each Nominee has consented to be named in this Proxy Statement and has agreed to serve as a director if elected.

The Board recommends a vote “FOR” the election of the 11 Nominees listed below:

DIRECTOR NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION

Manuel Kadre (Chairman)	55	2014	CEO, MBB Auto, LLC

Tomago Collins	49	2013	Executive Vice President, Communications and Business Development, Kroenke Sports & Entertainment

Michael A. Duffy	51	2020	CEO, FleetPride, Inc.

Thomas W. Handley	66	2016	Chief Operating Officer for the investment operations of William H. Gates III

Jennifer M. Kirk	46	2016	Senior Vice President, Global Controller and Chief Accounting Officer, Medtronic

Michael Larson	61	2009	Chief Investment Officer to William H. Gates III

Kim S. Pegula	51	2017	President and CEO of Pegula Sports & Entertainment

James P. Snee	54	2018	Chairman, President and CEO, Hormel Foods Corporation

Brian S. Tyler	54	2021	CEO, McKesson Corporation

Sandra M. Volpe	53	2016	Senior Vice President, Strategic Planning, Communications and Business Development Solutions, FedEx Ground

Katharine B. Weymouth	54	2018	Senior Advisor, DineXpert

The nominees who receive a majority of the votes cast by the holders of our common stock represented at the Annual Meeting, without giving effect to abstentions, will be elected directors. According to our Bylaws, “majority of the votes cast” means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with abstentions and broker non-votes not counted as a vote cast either “for” or “against” that director’s election).

Under our Bylaws, the number of directors is fixed from time to time by Board resolution and shall be not more than 13 (the majority of whom must be independent of Republic for purposes of the NYSE rules). Our Board currently consists of 12 directors; however, since Mr. Slager is not standing for re-election, there are only 11 Nominees named above. The Board has adopted a resolution reducing the size of the Board to 11 directors effective upon the Annual Meeting date. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

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Proposal 2: Advisory Vote on Named Executive Officer Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related SEC rules, we are asking our shareholders to cast a vote to approve the compensation of our NEOs. This proposal, commonly referred to as a “say-on-pay” proposal, gives you the opportunity to approve, not approve, or abstain from voting on our NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation principles, policies, and practices described in this Proxy Statement. Section 14A requires that we submit a proposal to shareholders similar to this one at least every three years. Based on the recommendation of our shareholders, we intend to submit a proposal similar to this one to our shareholders every year.

In considering your vote, you should review with care the information regarding our NEOs’ compensation appearing under the caption “Executive Compensation” on pages 45 through 85, including the CD&A beginning on page 47.

We have designed our executive compensation program to attract and retain our executives and to motivate them to increase shareholder value on both an annual and long-term basis primarily by improving our earnings and return on invested capital and generating increasing levels of free cash flow. The Compensation Committee believes our executive compensation program reflects a strong pay-for-performance philosophy and drives the alignment of shareholder and management interests.

Accordingly, we are submitting the following resolution for shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of Republic approve, on an advisory basis, the compensation of Republic’s NEOs as disclosed in the proxy statement for the 2021 Annual Meeting under the heading “Executive Compensation,” including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other tables and narrative disclosures set forth thereunder.”

The affirmative vote of a majority of the holders represented at the Annual Meeting and entitled to vote is required to approve this proposal. Abstentions will have the effect of a vote against Proposal 2 and broker non-votes have no effect on the proposal. This vote is an advisory vote only, and the result will not be binding on us. Although the vote is non-binding, the Compensation Committee values shareholders’ opinions. Accordingly, the Compensation Committee will review the results of voting on this proposal, seek to determine the cause or causes of any significant negative voting results and consider those matters when making future NEO compensation decisions.

The Board recommends a vote “FOR” approval of the compensation of our NEOs.

                              86    |    Republic Services, Inc. 2021 Proxy Statement

Proposal 3: Ratification of Independent Registered Public Accounting Firm

Our Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. This selection will be presented to the shareholders for ratification at the Annual Meeting. You may vote for, vote against, or abstain from voting with respect to this proposal. The affirmative vote of a majority of the holders represented at the Annual Meeting and entitled to vote is required to ratify the appointment. Abstentions will have the effect of a vote against Proposal 3 and broker non-votes have no effect on the proposal. If the shareholders do not ratify the appointment of Ernst & Young LLP, our Audit Committee may reconsider the selection of our independent registered public accounting firm.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm retained to audit our financial statements. The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2021. Ernst & Young LLP has been retained as our independent registered public accounting firm continuously since June 2002. The Audit Committee is responsible for the audit fee negotiations associated with our retention of Ernst & Young LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and the chair of the Audit Committee are directly involved in the selection of Ernst & Young LLP’s new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as our independent registered public accounting firm is in the best interests of the Company and our shareholders. Representatives of Ernst & Young LLP are expected to be present at our Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021.

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Proposal 4: Shareholder Proposal Regarding the Integration of Environmental, Social and Governance (ESG) Metrics into Executive Compensation

We received the following proposal from the International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, NW, Washington, DC 20001, beneficial owner of 356 shares of our common stock. In accordance with SEC rules, we are reprinting the proposal and supporting statement (the “Teamsters Proposal”) in this Proxy Statement as they were submitted to us:

“Resolved: Shareholders of Republic Service, Inc. (“Republic Services”), urge the Board of Directors to report to shareholders, at reasonable cost and omitting proprietary information, if, and how, it plans to integrate environmental, social and governance (ESG) metrics into the performance measures of named executive officers under the Company’s compensation incentive plans. ESG is defined as the framework for understanding how ESG considerations, and related financial impacts, are integrated into corporate strategy over the long-term.

Supporting Statement:

Strong management of ESG risks has a positive effect on long-term shareholder value. Failure to adequately manage and disclose performance on ESG issues can pose regulatory, legal, reputational and financial risks to a company and its shareholders.

According to the 2019 UN Global Compact CEO Study, 84% of executives from the world’s largest companies cited a clear link between sustainability and business value and 66% of CEOs would agree to have their compensation linked to sustainability performance. A recent Mercer study found 30% of respondents use ESG metrics in their incentive compensation plans and 21% more are considering incorporating such metrics.

Effectively managing ESG issues offers positive opportunities for companies and should be a key metric by which executives are judged. By integrating ESG metrics into executive compensation, companies can reduce risks related to underperformance by incentivizing executives to meet sustainability goals, thereby achieving greater long-term value.

Unfortunately, at Republic Services there appears to be a disconnect between the prominence the Company gives to its ESG-related efforts, such as its “Our Blue Planet” initiative, and the Company’s senior executive compensation structure, which lacks any ESG-related metrics. The latter is despite the Company stating that “our sustainability goals and practices are core to our business…and support long-term value creation.” We certainly applaud the adoption and disclosure of greenhouse gas emission reductions, the Company’s charitable giving commitments, and its goals for increasing the recovery of key materials, but it is unclear how these long-term goals mesh with shorter-term profit-based metrics used in the executive compensation structure.

We are particularly concerned that Republic Services has demonstrated weak performance on health and safety practices tied to the Covid-19 pandemic, a critical human capital management practice. Various media outlets, including the Fast Company and Vice Magazine, have reported that company workers lack the necessary personal protection equipment. With Business Insider finding sanitation work to be the fifth most dangerous occupation in the country, and one of most dangerous jobs considered essential amid the pandemic, concerns over the Company’s pandemic response heighten the importance of creating a robust connection between executive compensation and Company’s health and safety practices.

Republic Services performance on material ESG issues can impact long-term value. Republic Services should explain if and how it plans to improve performance by integrating ESG metrics into executive compensation assessments.”

Board’s Statement Recommending a Vote AGAINST the Teamsters Proposal

The Board of Directors and its Management Development & Compensation Committee and Sustainability & Corporate Responsibility Committee have carefully reviewed and considered this proposal and, for the reasons discussed below, do not believe it is in the best interests of our shareholders because our current practices already hold management accountable to prioritizing sustainability in our business practices.

Discussion

Republic Services’ senior executives are committed to achieving the Company’s ambitious 2030 sustainability goals which are core to our business strategy and long-term financial targets. Sustainable business practices are part of our daily operations. They enhance our profitability and support long-term value creation for our stakeholders. As a result, there is already a direct line from our ESG initiatives to our business results, our culture and strategy and thus, to our performance-based executive compensation program.

Republic Services is an industry leader with a long history of sustainable business practices

Republic Services is committed to keeping communities clean in a safe and environmentally responsible way. We believe in the preservation of our Blue Planet... a cleaner, safer and healthier world where people thrive — not just for today, but for generations to come.

Republic Services first published a sustainability platform in 2014, identifying the five elements of sustainability that remain deeply ingrained within our business today – safety, people, operations, materials management and communities. At that time, we set three time-bound goals related to recycling commodities, energy and fleet and an ongoing safety goal. In 2017, we completed our first materiality assessment, surveying 20,000 stakeholders on the importance of, and performance on, our sustainability opportunities. In 2018, we achieved our time-bound goals, made progress on our safety goal and updated our materiality assessment. In 2019, we unveiled our new 2030 sustainability goals, designed to address critical global macro trends and our most relevant sustainability risks and opportunities.

                              88    |    Republic Services, Inc. 2021 Proxy Statement

These goals, which align with the United Nations’ Sustainable Development Goals and include an emissions target approved by the Science Based Targets initiative, are rigorous and ambitious. This past year, we reported our progress against the goals, providing detail on our safety performance, employee engagement, emissions reductions targets, materials management and charitable giving. We are, and will continue to be, transparent about, and accountable for, our progress against these goals in the years ahead. We are proud that our sustainability efforts have been recognized by trusted third parties, including being named to the North American and World Dow Jones Sustainability Indices for a fifth consecutive year, as well as receiving the CDP Climate Leadership score. Additional information about our sustainable business practices can be found at https://www.republicservices.com/sustainability.

Our Board of Directors and Sustainability & Corporate Responsibility Committee provide strong oversight of our sustainability initiatives

Republic follows the corporate governance principles for U.S. listed companies set forth by the Investor Stewardship Group and reports along the GRI and SASB frameworks. Our Board, through its Sustainability & Corporate Responsibility Committee, is responsible for overseeing our management’s handling of environmental, social and enterprise risks, including environmental and corporate sustainability risks and opportunities. The Committee assists the Board in fulfilling its oversight responsibility and acts in an advisory capacity to management on topics including safety, environmental responsibility, sustainable performance, inclusion and diversity, charitable giving and enterprise risks such as cyber security, reputational risks, employee wellness, crisis preparedness and business continuity.

Our Board believes that sustainability performance drives our financial success, creating a direct line from our ESG initiatives and strategic direction to our executive compensation program and business success

Our Management Development & Compensation Committee is committed to a performance-based executive compensation program that drives financial success and sustained shareholder value creation. Our Board believes that this Committee is best positioned to design and implement our executive compensation program. The Committee annually reviews all aspects of the Company’s incentive compensation programs, including the strategic and financial objectives for the upcoming year and long-term appropriate metrics and challenging targets, while taking into account the views of shareholders through our annual shareholder engagement program.

Republic creates long-term value for our shareholders by generating consistent earnings and cash flow growth and continually improving our return on invested capital. These performance metrics are used in Republic’s short-term and long-term incentive compensation programs for management.

We take a bottom up approach, from our field managers all the way to our executives, when we determine our compensation goals to ensure they reflect management’s strategic initiatives, including sustainability, and the impact of anticipated external factors. We believe that this structure incentivizes our executives to drive long-term value creation and benefits our shareholders in the form of stock price appreciation and shareholder returns. Since 2017, we’ve grown adjusted earnings per share an average of 14% annually, and adjusted free cash flow an average of 10% annually. Additionally, we’ve returned over $2.6 billion dollars to shareholders through dividends and share repurchases.

Sustainability is a core part of our culture and our strategy, and, as such, sustainability goals are embedded in our three-year plan. The performance metrics noted above measure performance against such plan, creating a direct line from our ESG initiatives to our business results. Our performance-based executive compensation program rewards the achievement of our business results, thereby holding management accountable for achievement of sustainability initiatives. For example, one of our sustainability goals is to reduce our OSHA total recordable incident rate to 2.0 or less by 2030. The reduced safety expense related to achieving this goal is reflected in our three-year plan. Similarly, our regenerative landfills goal is to increase biogas sent to beneficial reuse by 50% by 2030. The incremental profit associated with additional landfill-gas-to-energy projects is also embedded in our three-year plan.

We drive value when we limit costs, create profitable growth and effectively manage risk. There’s a direct line from achieving those goals to our overall business strategy, into which sustainability has been fully incorporated. We know that driving long-term value is directly related to sustainable operations.

Our ESG commitments and business priorities shaped our pandemic response

The COVID-19 pandemic pressure tested the resiliency of our business model. At the onset of the pandemic, we took quick action to ensure we prioritized the health and safety of our workforce. Throughout this time, we have been able to provide consistent and reliable service to our customers and communities while maintaining high levels of engagement across our workforce.

For example, we provided employees with an extra ten days of paid time off if they (or a household member) were diagnosed with or required to quarantine due to exposure to COVID-19. We waived insurance copayments and deductibles related to COVID-19 expenses and limited on-site work to critical roles only to protect all employees. We spent millions of dollars on additional PPE (personal protective equipment) including masks, sanitizer, and cleaning supplies, across all facilities, deep cleaned our fleet and facilities, implemented social distancing guidelines and provided educational resources on virus prevention. At the height of the pandemic, we provided a minimum hour guarantee for eligible employees to maintain their employment, and we launched our Committed to Serve Initiative. Through Committed to Serve, we directed $20 million to recognize the contributions of our 28,000 frontline employees, including $3 million donated to the Republic Services Charitable Foundation, more than $11 million in gift cards given to employees to support them and the local economy and $6 million spent at local restaurants to provide two weekly meals for employees and their families.

Our commitment to sustainability is embedded in our Company strategy, our three-year plans, and tied to performance expectations of management. We are confident that this approach adequately holds management accountable to prioritizing sustainability in our business practices.

The Board recommends a vote “AGAINST” the Shareholder Proposal to integrate ESG metrics into executive compensation.

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Meeting Information

INFORMATION ABOUT THE MEETING

Questions and Answers About the Annual Meeting

What is the record date and who may vote at the Annual Meeting?

Our only voting stock currently outstanding is our common stock. You may vote if you were a holder of record of Republic common stock as of the close of business on March 22, 2021 (the “Record Date”).

The trustee of our 401(k) Plan will vote shares held in each participant’s account in accordance with instructions provided by the participant on a completed proxy card. If a participant does not provide a completed proxy card, the trustee of the 401(k) Plan will vote the shares in a participant’s account in the same proportion that it votes shares for which it received valid and timely proxy cards from other participants or as otherwise required by applicable law.

How do I participate in the Annual Meeting?

This year’s Annual Meeting will be held in a virtual format through a live webcast.

You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on the Record Date or hold a valid proxy for the meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/RSG2021 you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial shareholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number.

We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately fifteen minutes before the meeting on May 21, 2021. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted on the Virtual Shareholder Meeting page.

What will I be voting on?

The following proposals will be considered at the Annual Meeting:

•	election of directors (Proposal 1);
•	advisory vote to approve our named executive officer compensation (Proposal 2);
•	ratification of the appointment of our independent registered public accounting firm for 2021 (Proposal 3); and
•	consideration of the shareholder proposal regarding integration of ESG metrics into executive compensation, if properly presented at the Annual Meeting (Proposal 4).

How many votes do I have?

You will have one vote for every share of our common stock you owned as of the close of business on March 22, 2021.

What constitutes a quorum for the Annual Meeting?

As of the Record Date, 318,998,900 shares of our common stock were outstanding and entitled to vote. A quorum is at least a majority of the voting power represented by the shares of our common stock, or 159,499,451 shares. Abstentions and broker shares, which are shares held in street name, that are voted as to any matter presented at the meeting will be included in determining the number of shares present or represented at the Annual Meeting. Broker shares that are not voted on any matter at the Annual Meeting will not be included in determining the number of shares present or represented. A quorum must be present or represented at the Annual Meeting for any action to be taken. If a quorum is not present or represented, the holders of a majority of the shares entitled to vote who are present or represented at the Annual Meeting, or the chairman of the meeting, may adjourn the Annual Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given.

How many votes are required to approve the proposals, assuming a quorum?

The affirmative vote of the majority of votes cast with respect to that director’s election at the Annual Meeting is required for the election of each director (Proposal 1). The affirmative vote of the holders of a majority of the voting power of the shares of common stock present or represented by proxy and entitled to vote is required for approval of Proposals 2, 3, and 4.

How do I vote?

VOTE ELECTRONICALLY IN ADVANCE OF THE MEETING Via the internet or by telephone-to do so, please follow the instructions shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card; to shareholders of record and beneficial owners who hold their shares in street name and who have obtained a valid proxy from their broker, bank or other nominee. VOTE BY MAIL IN ADVANCE OF THE MEETING If you received a paper proxy card or voting instruction card by mail, simply complete, sign, date, and return it in the envelope provided so that it is received before the Annual Meeting. VOTE ONLINE DURING THE MEETING To vote during the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

                              92    |    Republic Services, Inc. 2021 Proxy Statement

The internet and telephone voting procedures have been designed to verify shareholders’ identities and allow shareholders to confirm their voting instructions have been properly recorded. Shareholders whose shares are held for them by brokers, banks or other nominees should follow the instructions provided by the nominees.

Submitting your proxy or voting instructions before the Annual Meeting will not affect your right to vote in person if you decide to attend the Annual Meeting. If, however, you hold your shares in street name, you must request a valid proxy from your broker, bank or other nominee to vote in person at the Annual Meeting.

Your vote is very important. Regardless of whether you plan to attend the Annual Meeting, please ensure that your vote is counted.

What if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you return a signed proxy card but do not indicate how you wish to vote on a particular matter, your shares will be voted in accordance with the Board’s recommendations on all matters presented in this Proxy Statement. Your shares will be voted as the proxy holders determine in their discretion regarding any matters not presented in this Proxy Statement that are properly presented for a vote at the Annual Meeting.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide your broker, bank or other nominee with voting instructions, the nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on “routine” matters, but do not have discretion to vote on “non-routine” matters. The ratification of the appointment of our independent registered public accounting firm for 2021 (Proposal 3) is a matter considered “routine” under applicable rules. The election of directors (Proposal 1), the advisory vote to approve named executive officer compensation (Proposal 2), and the consideration of the shareholder proposal (Proposal 4) are matters considered “non-routine” under applicable rules. Thus, there will likely be broker non-votes on Proposals 1, 2, and 4.

401(k) Plan Participants. If you are a participant in our 401(k) Plan and do not provide the trustee with voting instructions, the trustee will vote the shares in your account in the same proportion that it votes shares for which it received valid and timely proxy cards from other participants or as otherwise required by applicable law.

What are broker non-votes?

The NYSE permits brokers to vote their customers’ shares on “routine” matters when the brokers have not received voting instructions from their customers. Brokers may not vote their customers’ shares on “non-routine” matters unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are referred to as broker non-votes.

How are broker non-votes and abstentions counted?

Abstentions and broker non-votes will have no effect on Proposal 1, as the election is determined by counting the votes actually cast where abstentions and broker non-votes are not treated as votes cast. Abstentions will have the effect of a vote against Proposals 2, 3, and 4, as the standard for the approval of these proposals is a majority of shares present and entitled to vote, and broker non-votes have no effect on these proposals.

Can I change my vote?

Yes. If you have submitted your proxy, you may revoke your proxy at any time until it is voted at the Annual Meeting. If you are a shareholder of record, you may do this in one of three ways: (1) you can send us a written notice stating that you would like to revoke your proxy; (2) you can complete and submit a new proxy card, or cast a new vote by telephone or internet; or (3) you can attend the Annual Meeting and vote in person. Your attendance alone, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change these instructions.

Do I need to attend the Annual Meeting?

No. Although you are welcome to attend virtually, it is not necessary for you to log on to the Annual Meeting to vote your shares.

How does the Board recommend I vote on the proposals?

The Board recommends you vote:

FOR FOR the election of the 11 nominees to the Board (Proposal 1)	FOR FOR approval of our named executive officer compensation (Proposal 2)	FOR FOR the ratification of the appointment of our independent registered public accounting firm for 2021 (Proposal 3)	AGAINST AGAINST the approval of the shareholder proposal regarding the integration of ESG metrics into executive compensation (Proposal 4)

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Where can I find more information about Republic?

We file reports and other information with the SEC. This information is also available at our website at www.RepublicServices.com (click on “Investors”) and at the SEC’s website at www.sec.gov.

The information contained on, or that may be accessed through, our website is not a part of, or incorporated by reference in this Proxy Statement.

Who can help answer my questions?

If you have questions about the Annual Meeting or the proposals, or need help voting your shares, you can call Georgeson LLC, which is the firm assisting us with our proxy solicitation, toll-free at (800) 248-3170.

Expenses of Solicitations

Republic will bear the cost of soliciting proxies. In addition to solicitations by mail, our regular employees may solicit proxies in person or by telephone without additional compensation. We will pay all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals. Also, we have engaged Georgeson LLC to help in the solicitation of proxies for a fee of approximately $11,000 plus associated costs and expenses.

Proxy Statement Mailing Information and Householding

The SEC allows us to deliver a single Notice of Internet Availability of Proxy Materials to one address shared by two or more shareholders. This delivery method is referred to as “householding” and can result in cost savings for us. We deliver a single package containing Notices of Internet Availability of Proxy Materials to multiple shareholders who share an address. If you prefer to receive separate packages containing the Notices of Internet Availability of Proxy Materials, or if you currently are a shareholder sharing an address with another shareholder and wish to receive only one package containing future Notices of Internet Availability of Proxy Materials for your household, please contact Broadridge, toll free at 1-866-540-7095. You may also write to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

As permitted by SEC rules, we are making our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020 available in digital form online. On or about April 9, 2021, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K and how to vote online. Shareholders who receive the notice will not receive a printed copy of the proxy materials in the mail. If you would like to receive a printed copy, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Submission of Shareholder Proposals for Our 2022 Annual Meeting

Any shareholder who wishes to present a proposal for action at our next annual meeting of shareholders, presently scheduled for May 2022, or who wishes to nominate a candidate for our Board, must submit such proposal or nomination in writing to: Attention: Office of the Corporate Secretary, Republic Services, Inc., 18500 North Allied Way, Phoenix, Arizona 85054. The proposal or nomination should comply with the time period and information requirements as set forth in our Bylaws relating to shareholder business or shareholder nominations, as applicable. Shareholders interested in submitting a proposal for inclusion in the proxy statement for the 2022 annual meeting of shareholders may do so by following the procedures prescribed in our Bylaws and in accordance with the applicable rules under the Exchange Act. Shareholder proposals must be received by our Corporate Secretary:

•	no later than December 7, 2021, if the proposal is submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act;
•	between January 21, 2022 and February 20, 2022, if the proposal is submitted under our bylaws, in which case we are not required to include the proposal in our proxy materials; or
•	between November 7, 2021 and December 7, 2021, if the proposal is submitted pursuant to our proxy access bylaw provision.

Miscellaneous Matters

Our Annual Report on Form 10-K covering the fiscal year ended December 31, 2020 is available electronically with this Proxy Statement. It contains financial and other information about us, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Compensation Committee Report” and the “Audit Committee Report” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will mail upon written request, without charge, to each shareholder of record as of the Record Date, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to Attention: Office of the Corporate Secretary, Republic Services, Inc., 18500 North Allied Way, Phoenix, Arizona 85054. Our Annual Report on Form 10-K and exhibits thereto also are available on our website at www.RepublicServices.com or at the SEC’s website at www.sec.gov.

You are again invited to attend the Annual Meeting. We will hold the virtual Annual Meeting at 10:30 a.m., Pacific Time, on Friday, May 21, 2021 online at www.virtualshareholdermeeting.com/RSG2021.

Other than the items described herein, management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, the persons named in the proxy shall vote the proxies in their discretion in the manner they believe to be in our best interest. We have prepared the accompanying form of proxy at the Board’s direction and provide it to you at the Board’s request. Your Board has designated the proxies named therein.

                              94    |    Republic Services, Inc. 2021 Proxy Statement

Annex

Annex—CD&A APPENDIX

Reconciliation of GAAP to Non-GAAP Financial Measures

ADJUSTED DILUTED EARNINGS PER SHARE	FY 2018(1)	FY 2019(1)	FY 2020

Diluted earnings per share—as reported	$3.16	$3.33	$3.02

Loss on extinguishment of debt and other related costs	—	—	0.23

Bridgeton insurance recovery, net	(0.09)	(0.06)	(0.03)

Restructuring charges	0.06	0.04	0.05

Loss (gain) on business divestitures and asset impairments, net	(0.08)	(0.03)	0.21

Withdrawal costs—multiemployer pension funds	—	—	0.08

Acquisition integration and deal costs	—	—	—

Fire damage related costs	—	0.02	—

Incremental contract startup costs—large municipal contract	0.01	—	—

Diluted earnings per share—as adjusted	$3.06	$3.30	$3.56

(1)	For comparative purposes, prior year amounts have been reclassified to conform to current year presentation.

ADJUSTED CASH FLOW (IN MILLIONS)	FY 2018(1)	FY 2019(1)	FY 2020

Cash provided by operating activities	$2,242.8	$2,352.1	$2,471.6

Property and equipment received	(1,157.7)	(1,215.8)	(1,240.6)

Proceeds from sales of property and equipment	31.6	21.7	30.1

Divestiture related tax payments (benefits)	20.2	7.8	(9.7)

Cash tax benefit for debt extinguishment and other related costs	—	—	(26.0)

MEPP withdrawal liability payments, net of tax	—	—	25.4

Restructuring payments, net of tax	18.2	7.8	11.5

Bridgeton insurance recovery, net of tax	(30.5)	—	(26.4)

Adjusted free cash flow	$1,124.6	$1,173.6	$1,235.9

(1)	For comparative purposes, prior year amounts have been reclassified to conform to current year presentation.

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ADJUSTED EBITDA (IN MILLIONS)	FY 2018(1)	FY 2019(1)	FY 2020

Net Income attributable to Republic Services, Inc.	$1,036.9	$1,073.3	$967.2

Net income attributable to non-controlling interests	0.7	0.5	2.4

Provision for income taxes	283.3	222.0	173.1

Other income, net	(3.4)	(6.4)	(4.1)

Interest income	(1.6)	(6.4)	(5.2)

Interest expense	383.8	392.0	355.6

Depreciation, amortization and depletion	1,033.4	1,040.5	1,075.9

Accretion	80.7	81.9	82.9

Loss from unconsolidated equity method investment	35.8	112.2	118.2

Loss on extinguishment of debt and other related costs	0.3	—	101.9

Restructuring charges	26.4	14.2	20.0

Loss (gain) on business divestitures and impairments, net	(44.9)	(14.7)	77.7

Incremental contract startup costs—large municipal contract	5.8	0.7	—

Fire-damage related costs	—	7.7	—

Withdrawal costs—multiemployer pension	—	—	34.5

Bridgeton insurance recovery	(40.0)	(24.0)	(10.8)

Adjusted EBITDA	$2,797.2	$2,893.5	$2,989.3

(1)	For comparative purposes, prior year amounts have been reclassified to conform to current year presentation.

Calculation of Actual Results for Annual Incentive Performance Measures and GAAP Reconciliation

EARNINGS PER SHARE MEASURE	FY 2018	FY 2019	FY 2020

Diluted earnings per share—as reported	$3.16	$3.33	$3.02

Loss on extinguishment of debt and other related costs	—	—	0.23

Restructuring charges	0.05	0.03	0.05

Withdrawal costs—multiemployer pension funds	—	—	0.08

Loss (gain) on business divestitures and asset impairments, net	(0.08)	(0.03)	0.20

Earnings per share measure	$3.13	$3.33	$3.58

FREE CASH FLOW MEASURE (IN MILLIONS)	FY 2018	FY 2019	FY 2020

Cash provided by operating activities	$2,242.8	$2,352.1	$2,471.6

Property and equipment received	(1,157.7)	(1,215.8)	(1,240.6)

Proceeds from sales of property and equipment	31.6	21.7	30.1

Divestiture related tax payments	20.2	7.8	(9.7)

Cash tax benefit for debt extinguishment	—	—	(26.0)

MEPP withdrawal liability payments, net of tax	—	—	25.4

Restructuring payments, net of tax	15.3	7.0	10.8

Free cash flow measure	$1,152.2	$1,172.8	$1,261.6

                              98    |    Republic Services, Inc. 2021 Proxy Statement

Calculation of Actual Results for 2018-2020 PSU Performance Measures*

THREE YEAR CASH FLOW VALUE CREATION MEASURE (IN MILLIONS)	FY 2018	FY 2019	FY 2020

Net Income per LTI definition	$1,013	$1,065	$1,131

Add: after tax interest expense per LTI definition	303	320	296

Add: DD&A and accretion	1,114	1,122	1,159

Operating cash flow	2,430	2,507	2,586

Less: capital charge	(1,282)	(1,307)	(1,356)

Cash flow value creation	$1,148	$1,200	$1,230

Three year cash flow value creation measure			$3,578

THREE YEAR RETURN ON INVESTED CAPITAL MEASURE (IN MILLIONS EXCEPT WHERE NOTED AS A PERCENTAGE)	FY 2018	FY 2019	FY 2020

Net Income per LTI definition	$1,013	$1,065	$1,131

Add: after tax interest expense per LTI definition	303	320	296

Adjusted net income	1,316	1,385	$1,427

Average net assets per LTI definition	$16,019	$16,348	$16,950

Return on Invested Capital	8.2%	8.5%	8.4%

Sum of three year adjusted net income			$4,128

Sum of three year average net assets			$49,317

Three year return on invested capital			8.4%

*

CFVC and ROIC are adjusted to exclude net gains or losses on divestitures and impairments, losses recorded on the extinguishment of debt instruments, and costs associated with withdrawal from or termination of multi-employer pension plans.

Republic Services, Inc. 2021 Proxy Statement | 99

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REPUBLIC SERVICES

We'll handle it from here.®

REPUBLIC(R) SERVICES We'll handle it from here.(R) 18500 N. Allied Way Phoenix, Arizona 85054 480-627-2700 RepublicServices.com

REPUBLIC® SERVICES, INC. ATTN: INVESTOR RELATIONS 18500 NORTH ALLIED WAY PHOENIX, AZ 85054 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 20, 2021 for shares held directly and by 11:59 P.M. Eastern Time on May 18, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RSG2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 20, 2021 for shares held directly and by 11:59 P.M. Eastern Time on May 18, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D42605-P50905 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. REPUBLIC SERVICES, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain 1a. Manuel Kadre [    ] [    ] [    ] 1b. Tomago Collins [    ] [    ] [    ] 1c. Michael A. Duffy [    ] [    ] [    ] 1d. Thomas W. Handley [    ] [    ] [    ] 1e. Jennifer M. Kirk [    ] [    ] [    ] 1f. Michael Larson [    ] [    ] [    ] 1g. Kim S. Pegula [    ] [    ] [    ] 1h. James P. Snee [    ] [    ] [    ] 1i. Brian S. Tyler [    ] [    ] [    ] 1j. Sandra M. Volpe [    ] [    ] [    ] 1k. Katharine B. Weymouth [    ] [    ] [    ] The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Advisory vote to approve our named executive officer compensation. [    ] [    ] [    ] 3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021. [    ] [    ] [    ] The Board of Directors recommends you vote AGAINST the following proposal: 4. Shareholder Proposal to incorporate ESG metrics into executive compensation. [    ] [    ] [    ] NOTE: In the discretion of the Proxies named herein, the Proxies are authorized to vote upon such other matters as may properly come before the meeting (or any adjournment or postponement thereof). Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D42606-P50905 PROXY REPUBLIC SERVICES, INC. This proxy is solicited on behalf of the Board of Directors Donald W. Slager and Catharine D. Ellingsen, or either of them, with the power of substitution, are hereby authorized to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the virtual Annual Meeting of Shareholders of Republic Services, Inc. to be held at 10:30 a.m., Pacific Time, on May 21, 2021 via webcast at www.virtualshareholdermeeting.com/RSG2021 or any postponements or adjournments of the meeting, as indicated hereon. This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is given, this proxy will be voted FOR each of the nominees for director listed herein; FOR approval of the compensation of our named executive officers; FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021; and AGAINST the shareholder proposal to incorporate ESG metrics into executive compensation. As to any other matters, the Proxies shall vote in accordance with their discretion. The undersigned hereby acknowledges receipt of the Notice of the 2021 Annual Meeting of Shareholders, the Proxy Statement, and the Annual Report. PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. Continued on reverse side